n
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
FARMER BROS. CO.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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 FARMER BROS. CO.
13601 North Freeway, Suite 200
Fort Worth, Texas 76177

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 3, 2015

TO THE STOCKHOLDERS OF FARMER BROS. CO.:
NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Farmer Bros. Co., a Delaware corporation (the “Company” or “Farmer Bros.”), will be held at the Hilton Garden Inn, 2600 Westport Parkway, Fort Worth, Texas 76177, on Thursday, December 3, 2015, at 10:00 a.m., Central Standard Time, for the following purposes:

1.
To elect two Class III directors to the Board of Directors of the Company for a three-year term of office expiring at the 2018 Annual Meeting of Stockholders and until their successors are elected and duly qualified;

2.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016;

3.	To hold an advisory (non-binding) vote to approve the Company’s executive compensation; and

4.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.
The Board of Directors has fixed the close of business on October 16, 2015 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any continuation, postponement or adjournment thereof.
By Order of the Board of Directors
TERI L. WITTEMAN
Secretary
Fort Worth, Texas
October 28, 2015
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 3, 2015

This Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement, the Company’s
2015 Annual Report on Form 10-K and form proxy card are available at: http://proxy.farmerbros.com.
PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER NOMINEE. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM SUCH BROKER, BANK OR OTHER NOMINEE. ESOP PARTICIPANTS SHOULD FOLLOW THE INSTRUCTIONS PROVIDED BY THE ESOP TRUSTEE, GREATBANC TRUST COMPANY.
YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT YOUR PROXY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

FARMER BROS. CO.
13601 North Freeway, Suite 200
Fort Worth, Texas 76177

PROXY STATEMENT
INFORMATION CONCERNING VOTING AND SOLICITATION
General
The enclosed proxy is solicited on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Farmer Bros. Co., a Delaware corporation (the “Company,” “we,” “our” or “Farmer Bros.”), for use at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, December 3, 2015, at 10:00 a.m., Central Standard Time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders, and any business properly brought before the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The Company intends to mail this Proxy Statement, the accompanying proxy card and the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2015 ("2015 Form 10-K") on or about November 3, 2015 to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Meeting will be held at the Hilton Garden Inn, 2600 Westport Parkway, Fort Worth, Texas 76177. If you plan to attend the Annual Meeting in person, you should review the details below under “Attending the Annual Meeting.”
Solicitation of Proxies
The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the accompanying proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of Farmer Bros. common stock (“Common Stock”) in their names that are beneficially owned by others to forward to those beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the principal executive offices of the Company located at 13601 North Freeway, Suite 200, Fort Worth, Texas 76177 for the ten days prior to the Annual Meeting and also at the Annual Meeting.
What Am I Voting On?
You will be entitled to vote on the following proposals at the Annual Meeting:

•
The election of two Class III directors to serve on our Board for a three-year term of office expiring at the 2018 Annual Meeting of Stockholders and until their successors are elected and duly qualified;

•	The ratification of the selection of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending June 30, 2016;

•	An advisory (non-binding) vote to approve our executive compensation; and

•	Any other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

Who Can Vote?
The Board has set October 16, 2015 as the record date for the Annual Meeting. You are entitled to notice and to vote if you were a holder of record of Common Stock as of the close of business on October 16, 2015. Your shares may be voted at the Annual Meeting only if you are present in person or your shares are represented by a valid proxy.
Shares Outstanding and Quorum
At the close of business on October 16, 2015, 16,679,199 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting. The Company has no other class of securities outstanding.
A majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum at the Annual Meeting, which quorum is required to hold the Annual Meeting and conduct business thereat. Your shares are counted as present at the Annual Meeting if: (i) you are present in person at the Annual Meeting; or (ii) your shares are represented by a properly submitted proxy card. If you are a record holder and you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your broker, bank or other nominee submits a proxy covering your shares. Your broker, bank or other nominee is entitled to submit a proxy covering your shares as to certain “routine” matters, even if you have not instructed your broker, bank or other nominee on how to vote on such matters. In the absence of a quorum, the Annual Meeting may be adjourned, from time to time, by vote of the holders of a majority of the total number of shares of Common Stock represented and entitled to vote at the Annual Meeting.
Voting of Shares
Stockholders of record as of the close of business on October 16, 2015 are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the Annual Meeting. There is no cumulative voting in the election of our directors. You may vote by attending the Annual Meeting and voting in person. If you hold your shares of Common Stock as a record holder, you may also vote by completing, dating and signing the enclosed proxy card and promptly returning it in the pre-addressed, postage-paid envelope provided to you. If you hold your shares of Common Stock in street name, you will receive a notice from your bank, broker or other nominee that includes instructions on how to vote your shares. Your broker, bank or other nominee may allow you to deliver your voting instructions over the Internet and may also permit you to submit your voting instructions by telephone. If you are a record holder and plan to attend the Annual Meeting and wish to vote in person, you may request a ballot at the Annual Meeting. If your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your broker, bank or other nominee). All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. Participants in the Farmer Bros. Co. Employee Stock Ownership Plan (the “ESOP”) should follow the instructions provided by the ESOP trustee, GreatBanc Trust Company (the “ESOP Trustee”).
YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT YOUR PROXY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.
Voting Instructions by ESOP Participants
The ESOP owns approximately 14.2% of the outstanding Common Stock. Each ESOP participant has the right to direct the ESOP Trustee on how to vote the shares of Common Stock allocated to his or her account under the ESOP. The ESOP Trustee will vote all of the unallocated ESOP shares (i.e., shares of Common Stock held in the ESOP, but not allocated to any participant’s account) and allocated shares for which no voting directions are timely received by the ESOP Trustee in the same proportion as the voted allocated shares with respect to each item.

Counting of Votes
Tabulation; Broker Non-Votes. All votes will be tabulated as required by Delaware law by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and “broker non-votes.” A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your bank, broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your bank, broker or other nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. Brokers generally have discretionary authority to vote on the ratification of the selection of Deloitte as our independent registered public accounting firm. Brokers, however, do not have discretionary authority to vote on the election of directors to serve on our Board or the advisory vote to approve our executive compensation.
Election of Directors. Directors are elected by a plurality of the votes cast. This means that the two individuals nominated for election to the Board at the Annual Meeting who receive the largest number of properly cast “FOR” votes (among votes properly cast in person or by proxy) will be elected as directors. In director elections, stockholders may either vote “FOR” or withhold voting authority with respect to director nominees. Shares voting “withhold” are counted for purposes of determining a quorum. However, if you withhold authority to vote with respect to the election of either or both of the nominees, your shares will not be voted with respect to those nominees indicated. Therefore, “withhold” votes will not affect the outcome of the election of directors. Brokers do not have discretionary authority to vote on the election of directors. Broker non-votes and abstentions will have no effect on the election of directors.
Ratification of Accountants. The ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending June 30, 2016 requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes “against” the ratification. Because brokers have discretionary authority to vote on the ratification, we do not expect any broker non-votes in connection with the ratification.
Advisory Vote on Executive Compensation. The approval of the advisory vote on our executive compensation requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes “against” the proposal. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes, however, will have no effect on the proposal as brokers are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.
If You Receive More Than One Proxy Card or Notice
If you receive more than one proxy card or notice from your bank, broker or other nominee, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card.
Proxy Card and Revocation of Proxy
You may vote by completing and mailing the enclosed proxy card. As a stockholder of record, if you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy as follows:

•
FOR the election of the two nominees named herein to serve on our Board as Class III directors for a three-year term of office expiring at the 2018 Annual Meeting of Stockholders and until their successors are elected and duly qualified;

•	FOR the ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending June 30, 2016; and

•	FOR the advisory vote to approve our executive compensation.

In their discretion, the proxy holders named in the enclosed proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board of Directors knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. In addition, no stockholder proposal or nomination was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.
If you vote by proxy, you may revoke that proxy or change your vote at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy or change their vote prior to the Annual Meeting by sending to the Company’s Secretary, at the Company’s principal executive offices at 13601 North Freeway, Suite 200, Fort Worth, Texas 76177, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting in person and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.
If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee). ESOP participants must contact the ESOP Trustee directly to revoke any prior voting instructions.
Voting Results
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be reported in a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission (“SEC”) within four business days after the meeting. If our final voting results are not available within four business days after the meeting, we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.
Interest of Certain Persons in Matters to be Acted Upon
No director or executive officer of the Company who has served at any time since the beginning of fiscal 2015, and no nominee for election as a director of the Company, or any of their respective associates, has any substantial interest, direct or indirect, in any matter to be acted upon at the Annual Meeting other than Proposal No. 1, Election of Directors. No director has informed the Company in writing that he or she intends to oppose any action intended to be taken by the Company at the Annual Meeting.
Attending the Annual Meeting
Admission to the Annual Meeting is limited to stockholders as of the close of business on October 16, 2015 with proof of ownership of the Company’s Common Stock, as well as valid government-issued photo identification, such as a valid driver’s license or passport. If your shares are held in the name of a broker, bank or other nominee and you plan to attend the Annual Meeting, you must present proof of your ownership of stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting. If you are a participant in the ESOP, although you may attend the Annual Meeting in person, you will not be able to cast a vote at the meeting.
If you plan to attend the Annual Meeting, you can obtain directions at http://proxy.farmerbros.com.

PROPOSAL NO. 1

ELECTION OF DIRECTORS
General
Under the Company’s Certificate of Incorporation and Amended and Restated By-Laws (“By-Laws”), the Board of Directors is divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with members of each class serving for a three-year term. Each year only one class of directors is subject to a stockholder vote. Class III consists of two directors whose term of office expires at the Annual Meeting and whose successors will be elected at the Annual Meeting to serve until the 2018 Annual Meeting of Stockholders. Class I consists of three directors, continuing in office until the 2016 Annual Meeting of Stockholders. Class II consists of two directors, continuing in office until the 2017 Annual Meeting of Stockholders.
The authorized number of directors is set forth in the Company’s Certificate of Incorporation and shall consist of not less than five or more than seven members, the exact number of which shall be fixed from time to time by resolution of the Board. The authorized number of directors is currently seven. If the number of directors is changed, any increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by the sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class will hold office for a term that will coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors will have the same remaining term as that of his or her predecessor.
Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Randy E. Clark and Jeanne Farmer Grossman for re-election to the Board as Class III directors. If re-elected at the Annual Meeting, each would serve until the 2018 Annual Meeting of Stockholders and until his or her successor is elected and duly qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Mr. Clark and Ms. Grossman each currently serves as a director. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve if elected.
All of the present directors were elected to their current terms by the stockholders. There are no family relationships among any directors, nominees for director or executive officers of the Company. Except as disclosed below, none of the continuing directors or nominees is a director of any other publicly-held company.
Vote Required
Each share of Common Stock is entitled to one vote for each of the two director nominees and will be given the option of voting “FOR” or withholding authority to vote for each nominee. Cumulative voting is not permitted. It is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them FOR the election of the two nominees named below unless the proxies direct otherwise. If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by the Board, the proxies will be voted for the election of a substitute nominee or nominees proposed by the Board of Directors.
Directors are elected by a plurality of the votes cast. This means that the two individuals nominated for election to the Board at the Annual Meeting who receive the largest number of properly cast “FOR” votes (among votes properly cast in person or by proxy) will be elected as directors. In director elections, stockholders may either vote “FOR” or withhold voting authority with respect to director nominees. Shares voting “withhold” are counted for purposes of determining a quorum.

However, if you withhold authority to vote with respect to the election of either or both of the nominees, your shares will not be voted with respect to those nominees indicated. Therefore, “withhold” votes will not affect the outcome of the election of directors. Brokers do not have discretionary authority to vote on the election of directors. Broker non-votes and abstentions will have no effect on the election of directors.
Nominees for Election as Directors
Set forth below is biographical information for each nominee for election as a Class III director at the Annual Meeting, including a summary of the specific experience, qualifications, attributes and skills which led our Board to conclude that the individual should serve on the Board at this time, in light of the Company’s business and structure.

Name	Age	Director Since	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Randy Clark	63	2012	X	Chair
Jeanne Farmer Grossman	65	2009		X	X
Randy E. Clark is a retired foodservice executive and CPA. He has consulted for equity groups in the food industry since 2009 and has served on the Board of Trustees for Whitworth University since 2012. He served as President and Chief Executive Officer of Border Foods, Inc., the largest producer of green chile in the world and one of the largest producers of jalapeños in the United States, from 2008 to 2011. Mr. Clark’s earlier experience includes serving as Chief Executive Officer of Fruit Patch, Inc., one of the largest distributors of stone fruits in the United States; President and Chief Executive Officer of Mike Yurosek & Son, LLC, a produce grower and processor; and Vice President, Sales, Marketing and Production with William Bolthouse Farms, a produce grower and processor. Mr. Clark was a Professor of Accounting and Marketing at the Master's College in Santa Clarita, California, from 1999 to 2003. Mr. Clark received his undergraduate degree from Cedarville College, an M.S. in Accounting from Kent State University, and a Doctorate in Organizational Leadership from Pepperdine University. We believe Mr. Clark’s qualifications to sit on our Board include his leadership as a former CEO, extensive background and experience in the foodservice business, IT, manufacturing and supply chain experience, involvement in sustainability and corporate responsibility, executive compensation experience, and his accounting and financial expertise.
Jeanne Farmer Grossman is a retired teacher and a homemaker. She is the sister of Carol Farmer Waite, a former director, and the late Roy E. Farmer, who served as Chairman of the Board from 2004 to 2005, Chief Executive Officer from 2003 to 2005, and President from 1993 to 2005, and the daughter of the late Roy F. Farmer, who served as Chairman of the Board from 1951 to 2004 and Chief Executive Officer from 1951 to 2003. Ms. Grossman received her undergraduate degree and teaching credentials from the University of California, Los Angeles. We believe Ms. Grossman’s qualifications to sit on our Board include her extensive knowledge of the Company’s culture and sensitivity for Company core values, knowledge of the coffee and foodservice industries, executive compensation experience, extensive training in program creation and development, curriculum development, the development and evaluation of measurable objective protocol and individual/group task evaluation, as well as committee work in various areas including fundraising, staffing and outreach.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE.

Directors Continuing in Office
Set forth below is biographical information for each director continuing in office and a summary of the specific experience, qualifications, attributes and skills which led our Board to conclude that the individual should serve on the Board at this time, in light of the Company’s business and structure.

Name	Age	Director Since	Class	Term Expiration	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Hamideh Assadi	70	2011	II	2017	X	X
Guenter W. Berger	78	1980	II	2017
Michael H. Keown	53	2012	I	2016
Charles F. Marcy	65	2013	I	2016		X	Chair
Christopher P. Mottern	71	2013	I	2016	Chair		X
Hamideh Assadi is an independent tax consultant. She was an Associate with Chiurazzi & Associates, Seal Beach, California, from March 2007 to March 2012, where she provided tax and business consulting services for multi-state and multi-national businesses in the retail, distribution, manufacturing, real estate and service sectors. Ms. Assadi retired from the Company in January 2007 after more than 23 years of service. Prior to retirement, Ms. Assadi served in a number of roles at the Company. She served as Tax Manager from 1995 to 2006, Cost Accounting Manager from 1990 to 1995, Assistant to Corporate Secretary from 1985 to 1990, and in Production and Inventory Control from 1983 to 1985. Ms. Assadi received her B.S. in Business Administration with an emphasis in Accounting from the College of Business in Tehran, Iran, and a Master’s degree in International Law and International Organizations from the School of Law at the University of Tehran, Iran. She also received a Certificate for Professionals in Taxation from the University of California, Los Angeles, and a Certificate of Enrollment to practice before the Internal Revenue Service. We believe Ms. Assadi’s qualifications to sit on our Board include her deep knowledge of, and extensive experience as a former employee of, the Company, executive compensation experience, and her credentials and extensive experience in the fields of taxation and accounting.
Guenter W. Berger currently serves as Chairman of the Board. He retired in December 2007 as Chief Executive Officer of the Company after more than 47 years of service in various capacities. Mr. Berger served as Chief Executive Officer of the Company from 2005 to 2007, President from August 2005 through July 2006, and Interim President and Chief Executive Officer from January 2005 to August 2005. For more than 25 years, from 1980 to 2005, Mr. Berger served as Vice President of Torrance inventory, production, coffee roasting and distribution operations. We believe Mr. Berger’s qualifications to sit on our Board include his longstanding tenure with the Company resulting in a deep understanding of our operations and extensive knowledge of the foodservice industry, global sourcing and the production and distribution processes related to coffee, tea and culinary products.
Michael H. Keown joined the Company as President and Chief Executive Officer on March 23, 2012. Prior to joining the Company, Mr. Keown served in various executive capacities at Dean Foods Company, a food and beverage company, from 2003 to March 2012. He was at WhiteWave Foods Company, a subsidiary of Dean Foods, from 2004 to March 2012, including as President, Indulgent Brands from 2006 to March 2012. He was also responsible for WhiteWave’s alternative channel business comprised largely of foodservice. Mr. Keown served as President of the Dean Branded Products Group of Dean Foods from 2003 to 2004. Mr. Keown joined Dean Foods from The Coca-Cola Company, where he served as Vice President and General Manager of the Shelf Stable Division of The Minute Maid Company. Mr. Keown has over 25 years of experience in the Consumer Goods business, having held various positions with E.&J. Gallo Winery and The Procter & Gamble Company. He has served on the Board of Directors and Audit Committee of Welch Foods Inc., a wholly-owned subsidiary of the National Grape Cooperative Association, Inc., since June 2015. Mr. Keown received his undergraduate degree in Economics from Northwestern University. We believe Mr. Keown’s qualifications to sit on our Board include his in-depth knowledge of food manufacturing, food processing and the foodservice business, marketing and consumer branding experience, expertise in global sourcing, sustainability and corporate responsibility, and his ability to provide a critical link between management and the Board of Directors thereby enabling the Board to provide its oversight function with the benefit of management’s perspective of the business.
Charles F. Marcy is an independent business consultant. He served as Interim CEO of Turtle Mountain, LLC, a privately held natural foods company, and the maker of the So Delicious brand of dairy free products from May 2013 until April 2015. Prior to this, he was a principal with Marcy & Partners, Inc., providing strategic planning and acquisition consulting to consumer products companies. Mr. Marcy served as President and Chief Executive Officer and a member of the Board of Directors of Healthy Food Holdings, a holding company for branded “better-for-you” foods and the maker of YoCrunch Yogurt and Van's Frozen Waffles from 2005 through April 2010. Previously, Mr. Marcy served as President, Chief Executive Officer and a Director of Horizon Organic Holdings, then a publicly traded company listed on Nasdaq with a leading market position in the organic food business in the United States and the United Kingdom, from 1999 to 2005. Mr. Marcy also previously served as President and Chief Executive Officer and a member of the Board of Directors of the Sealright Corporation, a manufacturer of food and beverage packaging and packaging systems, from 1995 to 1998. From 1993 to 1995, Mr. Marcy was President of the Golden Grain Company, a subsidiary of Quaker Oats Company and maker of the Near East brand of all-natural grain-based food products. From 1991 to 1993, Mr. Marcy was President of National Dairy Products Corp., the dairy division of Kraft General Foods. From 1974 to 1991, Mr. Marcy held various senior marketing and strategic planning roles with Sara Lee Corporation and Kraft General Foods. Mr. Marcy served as the Chairman of the Finance Committee on the Board of Trustees of Washington and Jefferson College for eleven years until 2014 and has served on the Board of Directors of B&G, Foods, Inc. (“B&G”), a manufacturer and distributor of shelf-stable food and household products across the United States, Canada and Puerto Rico and a publicly traded company listed on the New York Stock Exchange, since 2010. Mr. Marcy currently serves on the Strategy Committee and is a member and Chairman of the Audit Committee of the Board of Directors of B&G. Mr. Marcy received his undergraduate degree in Mathematics and Economics from Washington and Jefferson College, and his MBA from Harvard Business School. We believe Mr. Marcy’s qualifications to sit on our Board include his leadership as a former CEO, extensive experience in the food industry, including foodservice, manufacturing, supply chain, marketing and regulatory experience, as well as his corporate governance and public company board and executive compensation experience.
Christopher P. Mottern is an independent business consultant. He served as President and Chief Executive Officer of Peet’s Coffee & Tea, Inc., a specialty coffee and tea company, from 1997 to 2002 and a director of Peet's Coffee & Tea, Inc., from 1997 through 2004. From 1992 to 1996, Mr. Mottern served as President of The Heublein Wines Group, a manufacturer and marketer of wines, now part of Diageo plc, a multinational alcoholic beverage company. From 1986 through 1991, he served as President and Chief Executive Officer of Capri Sun, Inc., one of the largest single-service juice drink manufacturers in the United States. He has served as a director, including lead director, and member of the finance committee, of a number of private companies. Mr. Mottern received his undergraduate degree in Accounting from the University of Connecticut. Mr. Mottern is a Certified Public Accountant. We believe Mr. Mottern’s qualifications to sit on our Board include his leadership as a former CEO, coffee industry, foodservice, manufacturing, supply chain and consumer branding experience, risk oversight experience, as well as the requisite financial and accounting experience to serve on the Audit Committee, including as an audit committee financial expert under applicable SEC rules.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending June 30, 2016, and has further directed that management submit this selection for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP (“EY”) served as the Company’s independent registered public accounting firm and provided tax services in fiscal 2013 and for part of fiscal 2014, until December 23, 2013, when the Company engaged Deloitte as its independent registered public accounting firm. Prior to Deloitte’s engagement as the Company’s independent registered public accounting firm, certain affiliates of Deloitte provided tax services and consulting services to the Company in fiscal 2014 and 2013. A representative of Deloitte is expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Stockholder ratification of the selection of Deloitte as the Company’s independent registered public accounting firm is not required by the By-Laws or otherwise. However, the Board is submitting the selection of Deloitte to stockholders for ratification because the Company believes it is a matter of good corporate governance practice. If the Company’s stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte but still may retain them. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interest and that of our stockholders.
Change in Independent Registered Public Accounting Firm
On December 23, 2013, the Audit Committee dismissed EY as the Company’s independent registered public accounting firm. Also on that date, the Audit Committee approved the engagement of Deloitte as the Company’s independent registered public accounting firm effective as of such date.
During the fiscal years ended June 30, 2012 and 2013, and in the subsequent interim period through December 23, 2013, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter of the disagreement in connection with its report.
During the fiscal years ended June 30, 2012 and 2013, and in the subsequent interim period through December 23, 2013, there was one reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K) related to a material weakness in the Company’s internal control over financial reporting, as disclosed in the Company’s Annual Report on Form 10-K for the year ended June 30, 2013 (the “2013 Form 10-K”). The Company’s management concluded that as of June 30, 2013 the Company’s internal control over financial reporting was not effective because of the existence of a material weakness related to the Company’s controls over its accounting for and reporting of other postretirement benefit obligations, as described in Item 9A of the 2013 Form 10-K, which description is incorporated herein by reference. EY’s audit report dated October 9, 2013 with respect to the Company’s internal control over financial reporting as of June 30, 2013 (the “EY Internal Control Report”) opined that the Company did not maintain effective internal control over financial reporting as of June 30, 2013 because of this material weakness, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (1992 framework) (the “1992 COSO Criteria”). The

Audit Committee has discussed the subject matter of this material weakness with EY and has authorized EY to respond fully to the inquiries of any successor accountant concerning this material weakness.
The audit report of EY on the consolidated financial statements of the Company and its subsidiaries for the fiscal years ended June 30, 2013 and 2012 (the “EY Audit Report”) did not contain an adverse opinion or a disclaimer of opinion, and the EY Audit Report was not qualified or modified as to uncertainty, audit scope or accounting principles. The EY Audit Report states that “the June 30, 2012 and 2011 consolidated financial statements have been restated to correct errors for the improper accounting for other postretirement benefit obligations.” The EY Audit Report references the EY Internal Control Report’s adverse opinion on the Company’s internal control over financial reporting, based on the 1992 COSO Criteria.
The Company provided EY with a copy of the above disclosures and requested that EY furnish a letter addressed to the SEC stating whether it agrees with the foregoing statements. A copy of the letter dated December 30, 2013 furnished by EY in response to this request was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 30, 2013.
During the fiscal years ended June 30, 2013 and 2012, and in the subsequent interim period through December 23, 2013, neither the Company nor anyone on its behalf consulted with Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).
Vote Required
The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the selection of Deloitte.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF
THE SELECTION OF DELOITTE & TOUCHE LLP AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
The following table sets forth certain information regarding the beneficial ownership of Common Stock as of October 16, 2015, by all persons (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) known by the Company to be the beneficial owner of more than five percent (5%) of the Common Stock as of such date, except as noted in the footnotes below:

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
Farmer Group	6,075,857 shares(4)	36.4%
Farmer Bros. Co. Employee Stock Ownership Plan	2,364,971 shares(5)	14.2%
 __________

(1)	The address for the Farmer Group and the ESOP is c/o Farmer Bros. Co., 13601 North Freeway, Suite 200, Fort Worth, Texas 76177.

(2)
For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Information in this table regarding beneficial owners of more than five percent (5%) of the Common Stock is based on information provided by them or obtained from filings under the Exchange Act. Unless otherwise indicated in the footnotes, each of the beneficial owners of more than five percent (5%) of the Common Stock has sole voting and/or investment power with respect to such shares.

(3)
The “Percent of Class” reported in this column has been calculated based upon the number of shares of Common Stock outstanding as of October 16, 2015 and may differ from the “Percent of Class” reported in statements of beneficial ownership filed with the SEC.

(4)    Total beneficial ownership as reflected in a Form 4 filed with the SEC on December 28, 2012 by Carol Farmer Waite, Richard F. Farmer and Jeanne Farmer Grossman and Form 4's filed with the SEC on December 9, 2013 and February 11, 2015 by Jeanne Farmer Grossman. Pursuant to a Schedule 13D/A filed with the SEC on September 21, 2006, for purposes of Section 13 of the Exchange Act, Carol Farmer Waite, Richard F. Farmer and Jeanne Farmer Grossman comprise a group (the “Farmer Group”), which is deemed to be the beneficial owner of all shares beneficially owned by its members with shared power to vote and dispose of such shares. Based solely on information provided by the Farmer Group, each member of the Farmer Group is the beneficial owner of the following shares, including certain shares held in a subtrust for which a corporate trustee has voting and/or investment power (in accordance with the beneficial ownership regulations, in certain cases the same shares of Common Stock are shown as beneficially owned by more than one individual or entity):

Name of Beneficial Owner	Total Shares Beneficially Owned	Percent of Class	Shares Disclaimed	Sole Voting and Investment Power	Shared Voting and Investment Power
Carol Farmer Waite	3,725,984	22.3%	106,996	1,355,252	2,477,728
Richard F. Farmer	3,349,679	20.1%	178,675	1,276,363	2,251,991
Jeanne Farmer Grossman	1,198,341	7.2%	6,030	883,063	321,308

(5)
Pursuant to a Schedule 13G/A filed with the SEC on February 12, 2015. Includes 1,974,443 allocated shares and 390,528 shares as yet unallocated to plan participants as of December 31, 2014. The ESOP Trustee votes the shares held by the ESOP that are allocated to participant accounts as directed by the participants or beneficiaries of the ESOP. Under the terms of the ESOP, the ESOP Trustee will vote all of the unallocated ESOP shares (i.e., shares of Common Stock held in the ESOP, but not allocated to any participant’s account) and allocated shares for which no voting directions are timely received by the ESOP Trustee in the same proportion as the voted allocated shares with respect to each item. The present members of the Administrative Committee of the Farmer Bros. Co. Qualified Employee Retirement Plans (the “Management Administrative Committee”), which administers the ESOP, are Michael H. Keown, Isaac N. Johnston, Jr., Thomas J. Mattei, Jr., Marti Gonzalez and Rene E. Peth. Each member of the Management Administrative Committee disclaims beneficial ownership of the securities held by the ESOP except for those, if any, that have been allocated to the member as a participant in the ESOP.

Security Ownership of Directors and Executive Officers
The following table sets forth certain information regarding the beneficial ownership of Common Stock as of October 16, 2015, by: (i) each current director; (ii) all individuals serving as the Company’s principal executive officer or acting in a similar capacity during fiscal 2015, all individuals serving as the Company’s principal financial officer or acting in a similar capacity during fiscal 2015,  the Company’s three most highly compensated executive officers (other than the principal executive officer and principal financial officer) who were serving as executive officers at the end of fiscal 2015, and two additional individuals for whom disclosure would have been provided but for the fact that they were not serving as executive officers of the Company at the end of fiscal 2015 (collectively, the “Named Executive Officers”); and (iii) all directors and executive officers of the Company as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Class
Non-Employee Directors:
Hamideh Assadi	10,743	(3)	*
Guenter W. Berger	32,519	(4)	*
Randy E. Clark	11,728	(5)	*
Jeanne Farmer Grossman	1,198,341	(6)	7.2%
Charles F. Marcy	7,239	(7)	*
Christopher P. Mottern	11,739	(8)	*
Named Executive Officers(9):
Michael H. Keown	206,060	(10)	1.2%
Mark J. Nelson	32,879	(11)	*
Scott W. Bixby	2,732	(12)	*
Barry C. Fischetto	2,844	(13)	*
Thomas J. Mattei, Jr.	4,803	(14)	*
Thomas W. Mortensen	38,976	(15)	*
Mark A. Harding	—	(16)	*
All directors and executive officers as a group (15 individuals)(17)	6,438,119		38.1%
__________
*    Less than 1%

(1)
For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Information in this table is based on the Company’s records and information provided by directors, nominees, executive officers and in public filings. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the directors, nominees and executive officers has sole voting and/or investment power with respect to such shares, including shares held in trust.

(2)
Includes (i) shares of restricted stock which have not yet vested as of October 16, 2015, awarded under the Farmer Bros. Co. Amended and Restated 2007 Long-Term Incentive Plan, including the Addendum thereto effective December 5, 2014, and its predecessor plan, the Farmer Bros. Co. 2007 Omnibus Plan (the "Omnibus Plan") (hereinafter collectively referred to as the “Amended Equity Plan” unless the context otherwise requires), over which the individuals shown have voting power but no investment power; and (ii) shares which the individuals shown have the right to acquire upon the exercise of vested options as of October 16, 2015 or within 60 days thereafter as set forth in the table below. Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person.

Name	Vested Options (#)	Right to Acquire Under Vested Options Within 60 Days (#)	Restricted Stock (#)
Non-Employee Directors:
Hamideh Assadi	—	—	3,100
Guenter W. Berger	—	—	3,100
Randy E. Clark	—	—	3,100
Jeanne Farmer Grossman	—	—	3,100
Charles F. Marcy	—	—	2,253
Christopher P. Mottern	—	—	2,253
Named Executive Officers:
Michael H. Keown	131,822	23,334	8,840
Mark J. Nelson(a)	25,895	—	5,947
Scott W. Bixby	—	—	2,732
Barry C. Fischetto	—	—	2,844
Thomas J. Mattei, Jr.	3,066	—	428
Thomas W. Mortensen(b)	20,555	—	—
Mark A. Harding(c)	—	—	—
 __________

(a)
Mr. Nelson stepped down from the position of Treasurer and Chief Financial Officer effective October 1, 2015. Mr. Nelson is expected to continue as an employee of the Company under the terms of his existing employment agreement to allow for an effective transition of his duties and responsibilities, following which he will resign. Under the terms of the applicable award agreements, effective upon Mr. Nelson’s resignation of employment, (i) all then unvested stock options will be cancelled; (ii) all then remaining restricted stock will be immediately forfeited; and (iii) Mr. Nelson will have three (3) months following termination of employment to exercise any vested stock options.

(b)
Excludes 1,627 shares of restricted stock which were forfeited, and 3,546 unvested NQOs and 14,421 unvested and unearned PNQs which were cancelled, upon Mr. Mortensen’s retirement from the Company effective July 1, 2015. Reflects the exercise and sale of 3,000 vested NQOs on October 1, 2015. Under the terms of the applicable award agreements, Mr. Mortensen will have one (1) year following his retirement to exercise any vested stock options.

(c)
Excludes 8,527 shares of restricted stock which were forfeited, and 18,657 shares subject to unvested stock options which were cancelled, upon Mr. Harding's separation from employment with the Company effective July 31, 2014.

(3)	Includes 7,643 shares owned outright.

(4)
Includes 14,735 shares owned outright, 8,060 shares held in trust with voting and investment power shared by Mr. Berger and his wife, and 6,624 shares previously allocated to Mr. Berger under the ESOP which have been distributed to Mr. Berger and are now owned outright.

(5)	Includes 8,628 shares owned outright.

(6)
Includes shares held in various family trusts of which Ms. Grossman is the sole trustee, co-trustee, beneficiary and/or settlor. Ms. Grossman is the beneficial owner of: (i) 9,550 shares of Common Stock as a successor trustee of a trust for the benefit of her daughter over which she has sole voting and dispositive power; (ii) 858,378 shares of Common Stock as sole trustee of the Jeanne F. Grossman Trust, dated August 22, 1997; (iii) 315,278 shares of Common Stock as successor co-trustee of various trusts, for the benefit of herself and family members, and over which she has shared voting and dispositive power with Richard F. Farmer or Carol Farmer Waite; (iv) 12,035 shares owned outright; and (v) 3,100 shares of restricted stock. Ms. Grossman disclaims beneficial ownership of 6,030 shares held in a trust for the benefit of her nephew. Total beneficial ownership of the Farmer Group, which includes Ms. Grossman, is 6,075,857 shares, as shown in the table above under the heading “Security Ownership of Certain Beneficial Owners.”

(7)	Includes 4,986 shares owned outright.

(8)	Includes 486 shares owned outright and 9,000 shares indirectly owned by Mr. Mottern as co-trustee for a family trust.

(9)	Excludes Isaac N. Johnston, Jr., the Company’s current Treasurer and Chief Financial Officer, whose employment with the Company commenced effective October 1, 2015.

(10)	Includes 40,438 shares owned outright and 1,626 shares beneficially owned by Mr. Keown through the ESOP, rounded to the nearest whole share.

(11)
Includes 1,037 shares beneficially owned by Mr. Nelson through the ESOP, rounded to the nearest whole share. Mr. Nelson stepped down from the position of Treasurer and Chief Financial Officer effective October 1, 2015. The ESOP shares included in the table above are expected to vest under the terms of the ESOP, as amended in connection with the Company’s corporate relocation plan pursuant to which the Company will close its Torrance, California facility and relocate its operations to a new state-of-the-art facility housing its manufacturing, distribution, coffee lab and corporate headquarters in Northlake, Texas (the “Corporate Relocation Plan”).

(12)	Mr. Bixby joined the Company as Senior Vice President, General Manager Direct Store Delivery effective May 27, 2015.

(13)	Mr. Fischetto joined the Company as Senior Vice President of Operations effective December 2, 2014.

(14)
Includes 300 shares owned outright and 1,009 shares beneficially owned by Mr. Mattei through the ESOP, rounded to the nearest whole share. Mr. Mattei was appointed as the Company’s General Counsel effective December 4, 2014 and Assistant Secretary effective August 6, 2015.

(15)
Includes 9,848 shares owned outright and 8,573 shares beneficially owned by Mr. Mortensen through the ESOP, rounded to the nearest whole share. Mr. Mortensen retired from the Company effective July 1, 2015.

(16)
Excludes 8,351 shares previously owned outright and 3,519 shares previously allocated to Mr. Harding under the ESOP which were distributed to Mr. Harding, all of which shares have been sold. Mr. Harding separated from employment with the Company effective July 31, 2014.

(17)	Includes 6,075,857 shares of Common Stock beneficially owned by the Farmer Group, including the 1,198,341 shares beneficially owned by Ms. Grossman.

CORPORATE GOVERNANCE
Director Independence
At least annually and in connection with any individuals being nominated to serve on the Board, the Board reviews the independence of each director or nominee and affirmatively determines whether each director or nominee qualifies as independent. The Board believes that stockholder interests are best served by having a number of objective, independent representatives on the Board. For this purpose, a director or nominee will be considered to be “independent” only if the Board affirmatively determines that the director or nominee has no relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In making its independence determinations, the Board reviewed transactions, relationships and arrangements between each director and nominee, or any member of his or her immediate family, and us or our subsidiaries based on information provided by the director or nominee, our records and publicly available information. The Board made the following independence determinations (the transactions, relationships and arrangements reviewed by the Board in making such determinations are set forth in the footnotes below):

Director	Status
Hamideh Assadi	Independent(1)
Guenter W. Berger	Independent(2)
Randy E. Clark	Independent
Jeanne Farmer Grossman	Independent(3)
Michael H. Keown	Not Independent(4)
Charles F. Marcy	Independent(5)
Christopher P. Mottern	Independent
__________

(1)
Ms. Assadi was an employee of Farmer Bros. from 1983 to 2006, including serving as Tax Manager from 1995 to 2006, Cost Accounting Manager from 1990 to 1995, Assistant to Corporate Secretary from 1985 to 1990, and Production and Inventory Control from 1983 to 1985. Ms. Assadi is entitled to certain retiree benefits generally available to Company retirees and is entitled to a death benefit provided by the Company to certain of its retirees and employees.

(2)
Mr. Berger is the current Chairman of the Board and former Chief Executive Officer of the Company. Mr. Berger is entitled to certain retiree benefits generally available to Company retirees and is entitled to a death benefit provided by the Company to certain of its retirees and employees.

(3)
Ms. Grossman is the sister of Carol Farmer Waite, a former director, and the sister of the late Roy E. Farmer and daughter of the late Roy F. Farmer, both of whom were executive officers of the Company more than three years ago. The Farmer Group beneficially owns approximately 36.4% of the outstanding Common Stock.

(4)	Mr. Keown is the Company’s President and Chief Executive Officer.

(5)	Mr. Marcy served on the Board of Directors of Community Food Share, a nonprofit corporation, with Mr. Keown for a period ending in 2008.
Board Meetings and Attendance
The Board held fourteen meetings during fiscal 2015, including four regular and ten special meetings. During fiscal 2015, each director attended at least 75% of the total number of meetings of the Board of Directors (held during the period for which he or she served as a director) and committees of the Board on which he or she served (during the periods that he or she served). The independent directors generally meet in executive session in connection with each regularly scheduled Board meeting. Under the Company’s Corporate Governance Guidelines, continuing directors are expected to attend the Company’s annual meeting of stockholders absent a valid reason. All directors who were then serving were present at the 2014 Annual Meeting of Stockholders held on December 4, 2014.

Charters; Code of Conduct and Ethics; Corporate Governance Guidelines
The Board maintains charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. In addition, the Board has adopted a written Code of Conduct and Ethics for all employees, officers and directors. During fiscal 2015, the Board adopted Corporate Governance Guidelines as a framework to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should perform its functions. Current committee charters, the Code of Conduct and Ethics and the Corporate Governance Guidelines are available on the Company’s website at www.farmerbros.com. Information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement.
Board Committees
The Board of Directors has three standing committees:  the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.  Summary information about each standing committee is set forth below.  Additionally, from time to time, the Board has established ad hoc committees, on an interim basis, to assist the Board with its consideration of specific matters, and it expects to continue to do so as it may determine to be prudent and advisable in the future.  In fiscal 2015, the Board established two Search Committees as ad hoc committees to search for potential candidates for the Senior Vice President of Operations and Chief Financial Officer positions. The committee members for the Senior Vice President of Operations Search Committee were Jeanne Farmer Grossman, Michael H. Keown and Christopher P. Mottern. The committee members for the Chief Financial Officer Search Committee were Hamideh Assadi, Randy E. Clark, Michael H. Keown and Christopher P. Mottern.
Audit Committee
The Audit Committee is a standing committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee’s principal purposes are to oversee on behalf of the Board the accounting and financial reporting processes of the Company and the audit of the Company’s financial statements. The Audit Committee’s responsibilities include assisting the Board in overseeing: (i) the integrity of the Company’s financial statements; (ii) the independent auditor’s qualifications and independence; (iii) the performance of the Company’s independent auditor and internal audit function; (iv) the Company’s compliance with legal and regulatory requirements relating to accounting and financial reporting matters; (v) the Company’s system of disclosure controls and procedures and internal control over financial reporting that management has established; and (vi) the Company’s framework and guidelines with respect to risk assessment and risk management, including the Company’s cyber security risk. The Audit Committee is directly and solely responsible for the appointment, dismissal, compensation, retention and oversight of the work of any independent auditor engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor reports directly to the Audit Committee.
During fiscal 2015, the Audit Committee held seven meetings. Christopher P. Mottern currently serves as Chair, and Hamideh Assadi and Randy E. Clark currently serve as members of the Audit Committee. All members of the Audit Committee meet the Nasdaq composition requirements, including the requirements regarding financial literacy and financial sophistication, and the Board has determined that each member is independent under the Nasdaq listing standards and the rules of the SEC regarding audit committee membership. The Board has determined that at least one member of the Audit Committee is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K under the Exchange Act. That person is Christopher P. Mottern, the Audit Committee Chair.
Compensation Committee
Overview
The Compensation Committee is a standing committee of the Board. The Compensation Committee’s principal purposes are to discharge the Board’s responsibilities related to compensation of the Company’s executive officers and administer the Company’s incentive and equity compensation plans. The Compensation Committee also is responsible for evaluating and making recommendations to the Board regarding director compensation. In addition, the Compensation Committee is responsible for conducting an annual risk evaluation of the Company’s compensation practices, policies and programs.
During fiscal 2015, the Compensation Committee held eleven meetings. Randy E. Clark currently serves as Chair, and Hamideh Assadi, Jeanne Farmer Grossman and Charles F. Marcy currently serve as members of the Compensation Committee. Until September 24, 2015, Jeanne Farmer Grossman served as Chair, and Hamideh Assadi, Randy E. Clark and Charles F. Marcy served as members of the Compensation Committee. Mr. Marcy was appointed to the Compensation Committee on December 5, 2014. The Board has determined that all Compensation Committee members are independent under the Nasdaq listing standards.
Executive Compensation
The processes and procedures of the Compensation Committee for considering and determining executive officer compensation are as follows:

•
In making determinations regarding executive officer compensation, the Compensation Committee considers competitive market data among several other factors such as Company financial performance and financial condition, individual executive performance, tenure, the importance of the role at the Company and comparative pay levels among the members of the senior executive team, as well as input and recommendations of the Chief Executive Officer with respect to compensation for those executive officers reporting directly to him. The Compensation Committee has typically followed these recommendations. In the case of the Chief Executive Officer’s compensation, the Chief Executive Officer may make a recommendation to the Compensation Committee with respect to his compensation, and the Compensation Committee may also solicit input from the other disinterested Board members; however the Compensation Committee has sole authority for the final compensation determination.

•
Base salary for our executive officers is determined by the Compensation Committee annually, generally in the first quarter of the fiscal year, with any adjustments to base salary to be effective as of the date determined by the Compensation Committee. Additional adjustments to base salary may be made during the fiscal year to reflect, among other things, changes in title and/or job responsibilities, or changes in light of the Company’s performance or financial condition.

•
With respect to incentive compensation for our executive officers under the Farmer Bros. Co. 2005 Incentive Compensation Plan, as amended (the “Incentive Plan”), generally during the first quarter of each fiscal year, the Compensation Committee evaluates the executive officer’s performance in light of the performance goals and objectives established for the prior fiscal year and determines the level of incentive compensation to be awarded to each executive officer. As part of the evaluation process, the Compensation Committee solicits comments from the Chief Executive Officer with respect to achievement of individual goals by those executive officers reporting to him. In the case of the Chief Executive Officer, the Compensation Committee may also solicit input from the other disinterested Board members. Additionally, the executive officers, including the Chief Executive Officer, have an opportunity to provide input regarding their contributions to the Company’s performance and achievement of individual goals for the period being assessed. The Compensation Committee also reviews, evaluates, and ultimately certifies the achievement by the Company of financial performance goals for the prior fiscal year. Incentive compensation for executive officers is approved by the Compensation Committee or, upon recommendation of the Compensation Committee, submitted to the disinterested members of the Board for approval. Following determination of incentive compensation awards for the prior fiscal year, the Compensation Committee establishes individual and corporate performance goals and objectives for each executive officer for the current fiscal year. The Chief Executive Officer typically provides input and recommendations to the

Compensation Committee with respect to setting individual and corporate performance goals and objectives for each executive officer, including the Chief Executive Officer. In light of these recommendations, the Compensation Committee determines or confirms the individual and corporate performance goals and objectives for the fiscal year and informs the executive officers.

•
The Compensation Committee has the authority to make equity-based and cash-based grants under the Amended Equity Plan to eligible individuals for purposes of compensation, retention or promotion, and in connection with commencement of employment. Equity compensation is generally determined on the date of the regularly scheduled meeting of the Board of Directors in December of each year. Additional equity awards may be made during the fiscal year to new hires and to reflect, among other things, changes in title and/or job responsibilities, or to offset changes to cash compensation in light of the Company’s performance or financial condition. The Chief Executive Officer typically provides input and recommendations to the Compensation Committee with respect to the number of shares to be granted pursuant to any award. Proposed equity awards to all executive officers are discussed and presented to the entire Board prior to award by the Compensation Committee. Effective December 5, 2014, the Board approved an Addendum to the Amended Equity Plan to further define cash-based awards and other incentives payable in cash by setting forth provisions adding phantom stock units as a method of providing a cash-based, but equity-related incentive to key employees of the Company and its Board members.

•
The Compensation Committee has the authority to retain consultants to advise on executive officer compensation matters. In fiscal 2015, the Compensation Committee utilized the services of Strategic Apex Group LLC (“Strategic Apex Group”) to provide advice on the Company’s executive compensation, to follow up on the work that it had performed for the Compensation Committee during the prior fiscal year. Strategic Apex Group was directed by the Compensation Committee to provide comparative information regarding Company executive officer compensation as compared to the peer group that Strategic Apex Group had helped to develop and refine and to make recommendations regarding the amount of total compensation to be delivered to executive officers. Strategic Apex Group attended none of the Compensation Committee meetings held in fiscal 2015. Strategic Apex Group reported directly to the Compensation Committee in connection with the services provided. The Company coordinated payment to Strategic Apex Group out of the Board of Directors’ budget. In fiscal 2016, the Compensation Committee has engaged Meridian Compensation Partners, LLC (“Meridian”) to review the Company’s compensation peer group, benchmark officer pay levels and develop short- and long-term incentive plan design.

•
The Compensation Committee may form and delegate authority to subcommittees when appropriate, or to one or more members of the Compensation Committee. No such delegation of authority was made in fiscal 2015.

•	The Compensation Committee generally holds executive sessions (with no members of management present) at each of its meetings.
Director Compensation
In addition to considering and determining compensation for our executive officers, the Compensation Committee evaluates and makes recommendations to the Board regarding compensation for non-employee Board members. Any Board member who is also an employee of the Company does not receive separate compensation for service on the Board.
The processes and procedures of the Compensation Committee for considering and determining director compensation are as follows:

•
The Compensation Committee has authority to evaluate and make recommendations to the Board regarding director compensation. The Compensation Committee conducts this evaluation periodically by reviewing our director compensation practices against the practices of an appropriate peer group and market survey information. Based on this evaluation, the Compensation Committee may determine to make recommendations to the Board regarding possible changes. No executive officer has any role in determining or recommending the form or amount of director compensation.

•
The Compensation Committee has the authority to retain consultants to advise on director compensation matters. In fiscal 2015, Strategic Apex Group provided information related to the recommended amount and form of compensation for non-employee directors, to follow up on the work that it had performed for the Compensation Committee during the prior fiscal year.

•	The full Board serves as administrator under the Amended Equity Plan with respect to equity awards made to non-employee directors.

•
The Compensation Committee may form and delegate authority to subcommittees when appropriate, or to one or more members of the Compensation Committee. No such delegation of authority was made in fiscal 2015.

Compensation Committee Interlocks and Insider Participation
During fiscal 2015, Hamideh Assadi, Randy E. Clark, Jeanne Farmer Grossman and Charles F. Marcy served as members of the Compensation Committee. No member of the Compensation Committee is an officer or former officer of the Company, was an employee of the Company during fiscal 2015, or has any relationship requiring disclosure by the Company as a related person transaction under SEC rules. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director of the Company or member of the Compensation Committee during fiscal 2015.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on the review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s 2015 Form 10‑K.
Compensation Committee
of the Board of Directors
Randy E. Clark, Chair
Hamideh Assadi
Jeanne Farmer Grossman
Charles F. Marcy
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is a standing committee of the Board. The Nominating and Corporate Governance Committee’s principal purposes are (i) monitoring the Company’s corporate governance structure; (ii) assisting the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with corporate governance; (iii) ensuring that the Board is appropriately constituted in order to meet its fiduciary obligations, including by identifying individuals qualified to become Board members and members of Board committees, recommending to the Board director nominees for the next annual meeting of stockholders or for appointment to vacancies on the Board, and recommending to the Board nominees for each committee of the Board; and (iv) leading the Board in its annual review of the Board’s performance. During fiscal 2015, the Board changed the committee’s name from Nominating Committee to Nominating and Corporate Governance Committee and approved amendments to the committee’s charter to expand the scope of the committee’s responsibilities to include corporate governance structure and the risks associated with corporate governance.

During fiscal 2015, the Nominating and Corporate Governance Committee met three times. Charles F. Marcy currently serves as Chair, and Jeanne Farmer Grossman and Christopher P. Mottern currently serve as members of the Nominating and Corporate Governance Committee. Prior to December 5, 2014, all of the Company’s independent directors served on the Nominating Committee. The Board has determined that all directors who served on the Nominating Committee or who currently serve on the Nominating and Corporate Governance Committee are independent under the Nasdaq listing standards.
Director Qualifications and Board Diversity
The Nominating and Corporate Governance Committee is responsible for determining Board of Director membership qualifications and for selecting, evaluating and recommending to the Board nominees for the annual election to the Board and to fill vacancies as they arise. The Nominating and Corporate Governance Committee maintains, with the approval of the Board, guidelines for selecting nominees to serve on the Board and considering stockholder recommendations for nominees. The Nominating and Corporate Governance Committee believes that the ideal constitution of the Board of Directors should include, and thus its nominees to the Board of Directors should promote, the following composition of directors: the Chief Executive Officer of the Company; one or more nominees with upper management experience with the Company, in the coffee industry, in a complementary industry or who have desired professional expertise; three nominees who are independent and have the requisite accounting or financial qualifications to serve on the Audit Committee; and at least three nominees who are independent and have executive compensation experience to serve on the Compensation Committee. All nominees should contribute substantially to the Board’s oversight responsibilities and reflect the needs of the Company’s business. Additionally, the Nominating and Corporate Governance Committee believes that a member of the Farmer family, founding and substantial stockholders of the Company, or their representative should serve on the Board of Directors. The Nominating and Corporate Governance Committee believes that diversity has a place when choosing among candidates who otherwise meet the selection criteria, but the Company has not established a policy concerning diversity in Board composition.
Directors should possess the highest personal and professional ethics, integrity and values and should be committed to representing the long-term interests of the Company’s stockholders. The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. Prior to nominating a sitting director for reelection, the Nominating and Corporate Governance Committee will consider the director’s past attendance at, and participation in, meetings of the Board and its committees and the director’s formal and informal contributions to the Board and its committees.
The Nominating and Corporate Governance Committee is responsible for evaluating and recommending to the Board the total size and composition of the Board. In connection with the annual nomination of directors, the Nominating and Corporate Governance Committee reviews with the Board the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, background and diversity advisable for the Board as a whole. During 2015, the Nominating and Corporate Governance Committee undertook a skills and experience evaluation to assist the committee in planning director education programs and to identify desired skill and experience for future director nominees. The background of each director and nominee is described above under “Proposal No. 1—Election of Directors.”
For purposes of identifying nominees for the Board of Directors, the Nominating and Corporate Governance Committee often relies on professional and personal contacts of the Board and senior management. If necessary, the Nominating and Corporate Governance Committee may explore alternative sources for identifying nominees, including engaging, as appropriate, a third party search firm to assist in identifying qualified candidates. No such search firms were retained by the Nominating and Corporate Governance Committee in fiscal 2015.
The Nominating and Corporate Governance Committee will consider recommendations for director nominees from Company stockholders. Biographical information and contact information for proposed nominees should be sent to Farmer Bros. Co., 13601 North Freeway, Suite 200, Fort Worth, Texas 76177, Attention: Secretary. The Nominating and Corporate

Governance Committee will evaluate candidates proposed by stockholders using the following criteria: Board needs (see discussion of slate of nominees above); relevant business experience; time availability; absence of conflicts of interest; and perceived ability to contribute to the Company’s success. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Corporate Governance Committee.
Board Leadership Structure
Under our By-Laws, the Board of Directors, in its discretion, may choose a Chairman of the Board of Directors. If there is a Chairman of the Board of Directors, such person may exercise such powers as provided in the By-Laws or assigned by the Board of Directors. Since 2007, Guenter W. Berger has served as Chairman of the Board of Directors. As described above under “Proposal No. 1—Election of Directors,” Mr. Berger has served on our Board of Directors since 1980. He retired from the Company in 2007 as Chief Executive Officer after more than 47 years of service in various capacities.
Notwithstanding the current separation of Chairman of the Board and Chief Executive Officer, our Chief Executive Officer is generally responsible for setting agenda items with input from the Board, including the Chairman, and leading discussions during Board meetings. This structure allows for effective and efficient Board meetings and information flow on important matters affecting the Company. Other than Mr. Keown, all members of the Board are independent and all Board committees are composed solely of independent directors. Due principally to the limited size of the Board, the Board has not formally designated a lead independent director and believes that as a result thereof, executive sessions of the Board, which are attended solely by independent directors, result in an open and free flow of discussion of any and all matters that any director may believe relevant to the Company and/or its management.
Although the roles of Chairman and Chief Executive Officer are currently filled by different individuals, no single leadership model is right for all companies at all times, and the Company has no bylaw or policy in place that mandates this leadership structure.
Board’s Role in Risk Oversight
The Board of Directors recognizes that although management is responsible for identifying risk and risk controls related to business activities and developing programs and recommendations to determine the sufficiency of risk identification and the appropriate manner in which to control risk, the Board plays a critical role in the oversight of risk. The Board implements its risk oversight responsibilities by having management provide periodic briefing and informational sessions on the significant risks that the Company faces and how the Company is seeking to control risk if and when appropriate. In some cases, a Board committee is responsible for oversight of specific risk topics. For example, the Audit Committee has oversight responsibility of risks associated with financial accounting and audits, internal control over financial reporting, cyber security, and the Company’s major financial risk exposures, including risks relating to pension plan investments, commodity risk and hedging programs. The Compensation Committee has oversight responsibility of risks relating to the Company’s compensation policies and practices, as well as management development and leadership succession at the Company. At each regular meeting, or more frequently as needed, the Board of Directors considers reports from the Audit Committee and Compensation Committee which provide detail on risk management issues and management’s response. The Board of Directors as a whole, examines specific business risks in its periodic reviews of the individual business units and also of the Company as a whole, as part of its regular reviews, including as part of the strategic planning process and annual budget review and approval. Beyond formal meetings, the Board and its committees have regular access to senior executives, including the Company’s Chief Executive Officer and Chief Financial Officer. The Company believes that its leadership structure promotes effective Board oversight of risk management because the Board directly, and through its various committees, is regularly provided by management with the information necessary to appropriately monitor, evaluate and assess the Company’s overall risk management, and all directors are involved in the risk oversight function.

Communication with the Board
The Company’s annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. In addition, stockholders may communicate in writing with any particular director, any committee of the Board, or the directors as a group, by sending such written communication to the Secretary of the Company at the Company’s principal executive offices, 13601 North Freeway, Suite 200, Fort Worth, Texas 76177. Copies of written communications received at that address will be collected and organized by the Secretary and provided to the Board or the relevant director unless the communications are considered, in the reasonable judgment of the Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company’s business, or communications that relate to improper or irrelevant topics. The Secretary or his or her designee may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Company employees or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning possible director nominees submitted by any of our stockholders will be forwarded to the members of the Nominating and Corporate Governance Committee.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
Fiscal 2015 Named Executive Officers
This Compensation Discussion and Analysis describes our executive compensation objectives, each element of our executive compensation program and the decisions made in fiscal 2015 with respect to our Named Executive Officers which include four current and three former executive officers as set forth in the table below:

Current Executive Officers(1) Included Among Fiscal 2015 Named Executive Officers	Former Executive Officers Included Among Fiscal 2015 Named Executive Officers

Michael H. Keown President and Chief Executive Officer	Mark J. Nelson(5) Former Treasurer and Chief Financial Officer
Scott W. Bixby(2) Senior Vice President, General Manager Direct Store Delivery	Thomas W. Mortensen(6) Former Senior Vice President of Route Sales
Barry C. Fischetto(3) Senior Vice President of Operations	Mark A. Harding(7) Former Senior Vice President of Operations
Thomas J. Mattei, Jr.(4) General Counsel and Assistant Secretary
__________

(1)	Excludes Isaac N. Johnston, Jr., the Company’s current Treasurer and Chief Financial Officer, whose employment with the Company commenced effective October 1, 2015.

(2)	Mr. Bixby's employment with the Company commenced effective May 27, 2015.

(3)	Mr. Fischetto’ s employment with the Company commenced effective December 2, 2014.

(4)	Mr. Mattei was appointed as an executive officer effective December 4, 2014.

(5)
Mr. Nelson stepped down from the position of Treasurer and Chief Financial Officer effective October 1, 2015. Mr. Nelson is expected to continue as an employee of the Company under the terms of his existing employment agreement to allow for an effective transition of his duties and responsibilities, following which he will resign.

(6)	Mr. Mortensen retired from the Company effective July 1, 2015.

(7)	Mr. Harding separated from employment with the Company effective July 31, 2014.
Executive Compensation Philosophy and Objectives and Pay-for-Performance
Our executive compensation program is based upon striving to achieve the following objectives:

•
Balancing compensation elements and levels that attract, motivate and retain talented executives with forms of compensation that are performance-based and/or aligned with stockholder interests and the promotion of stock performance;

•
Setting target total direct compensation (base salary, annual incentives and long-term incentives) and the related performance requirements for executive officers by reference to compensation ranges for comparable market reference points, all within the context of an organization that has been engaged in a turn-around effort; and

•
Appropriately adjusting total direct compensation to reflect the performance of the executive officer over time (as reflected in individual goals under the Incentive Plan), as well as the Company’s annual performance (as reflected in the corporate financial performance goals established under the Incentive Plan), and the Company’s long-term performance (as reflected by in the financial performance measures established for PNQs and stock appreciation for equity-based or cash-based awards under the Amended Equity Plan).

Fiscal 2015 Impact of Performance on Pay
In fiscal 2015, the Compensation Committee established Company financial performance criteria and individual participant goals for bonus awards under the Incentive Plan. For fiscal 2015, Company financial performance was gauged by the level of achievement of modified net income and modified operating cash flow. “Modified net income” was defined as net income (GAAP) before taxes and excluding any gains or losses from sales of assets. “Modified operating cash flow” was defined as net income from operations (GAAP) after taking into account adjustments for the following items: (i) depreciation and amortization, (ii) provision for doubtful accounts, (iii) changes in: (a) accounts and notes receivable, (b) inventories, (c) income tax receivables, (d) prepaid expenses, (e) other assets, (f) accounts payable, and (g) accrued payroll expenses and other current liabilities. Each of these measures excluded the effect of restructuring and other transition expenses related to the Corporate Relocation Plan. The Compensation Committee established a target level of performance for each of these goals as well as a threshold level for modified net income. In the event that the Company’s modified net income did not reach or exceed the threshold level, then no bonus was to be awarded to executive officers under the Incentive Plan. In fiscal 2015, net income was $652,000 compared to net income of $12.1 million in fiscal 2014, and the Company did not achieve the modified net income threshold level for fiscal 2015, so no bonus was awarded to any executive officer or other employee under the Company’s annual incentive compensation plans, including the Incentive Plan, with respect to fiscal 2015 performance. Although no bonus was awarded to any executive officer or other employee under the Company’s annual incentive compensation plans, including the Incentive Plan, in fiscal 2015, the Board of Directors elected to make a one-time discretionary cash payment (“Special Payment”) to all employees eligible to receive a bonus under such plans, including to executive officers under the Incentive Plan, equal to 25% of each such employee’s fiscal 2015 target bonus calculated based on average monthly base salary, prorated for those employees who joined the Company in fiscal 2015 based on start date. The Special Payment totaled $1,178,873, including $265,697 paid to Named Executive Officers. The Special Payment was awarded in recognition of the contribution and work of Company employees generally toward the execution of the Corporate Relocation Plan.
In fiscal 2015, the Compensation Committee approved grants of PNQs under the Amended Equity Plan to certain of the Company's employees, including Messrs. Keown, Nelson, Mortensen and Mattei, which stock options are subject to performance-based and time-based vesting. These PNQs vest over a three-year period with one-third of the total number of shares subject to each such PNQ vesting on each anniversary of the grant date based on the Company’s achievement of a modified net income target for each fiscal year of the performance period as approved by the Compensation Committee, as well as an ability for each such tranche of each grant to vest in a subsequent period based upon achievement of cumulative modified net income equal to the sum of the individual targets for the periods being accumulated, in each case, subject to the participant’s employment by the Company or service on the Board of Directors of the Company on the applicable vesting date and the acceleration provisions contained in the Amended Equity Plan and the applicable award agreement. The Company has met the first-year performance target set forth in the PNQ agreements for the fiscal 2015 awards.
Alignment with Stockholder Interests
We believe that our compensation programs are strongly aligned with the long-term interests of our stockholders. Compensation includes equity-based and cash-based awards under the Amended Equity Plan intended to align total compensation with stockholder interests by encouraging long-term performance. Equity represents a key component of the compensation of our Named Executive Officers as a percentage of total compensation. Effective December 5, 2014, the Board approved an Addendum to the Amended Equity Plan to further define cash-based awards and other incentives payable in cash by setting forth provisions adding phantom stock units as a method of providing a cash-based, but equity-related incentive to key employees of the Company and its Board members.
For Mr. Keown, our current President and Chief Executive Officer, on an annualized basis for fiscal 2015, approximately 33% of target total direct compensation was in the form of equity; approximately 33% was base salary; and approximately 33% was short-term incentive cash compensation under the Incentive Plan.

For our Named Executive Officers (other than Mr. Keown and excluding Mr. Harding), on average, in fiscal 2015 approximately 19% of target total direct compensation was in the form of equity; approximately 55% was base salary; and approximately 26% was short-term incentive cash compensation under the Incentive Plan.
Stock options for 349,565 shares have been exercised since inception of the Amended Equity Plan (including under its predecessor, the Omnibus Plan), and 509,397 shares issuable under outstanding stock options are “in the money” as of October 16, 2015.
Good Governance and Best Practices
Executive officer compensation is determined by the Compensation Committee which comprises only independent directors. The Compensation Committee has authority to retain independent compensation consultants to provide it with advice on matters related to executive compensation. In fiscal 2015, the Compensation Committee utilized the services of Strategic Apex Group to to provide advice on the Company’s executive compensation, to follow up on the work that it had performed for the Compensation Committee during the prior fiscal year as described below under the heading “Oversight of the Executive Compensation Program—Compensation Committee Consultants.”
The Company intends to provide pay opportunities that reflect best practices and that also acknowledge the Company's current circumstances and historical results. Accordingly, the Company:

•	Does not provide supplemental retirement benefits to Named Executive Officers in excess of those generally provided to other employees of the Company;

•	Maintains incentive compensation plans that do not encourage undue risk-taking and align executive rewards with annual and long-term performance;

•	Has not engaged in the practice of re-pricing/exchanging stock options;

•	Does not provide for any “single trigger” severance payments in connection with a change in control to any Named Executive Officer;

•
Maintains an equity compensation program that generally has a long-term focus, including equity awards that generally vest over a period of three years and, in the case of PNQs, are also subject to performance-based vesting, or, in the case of restricted stock awards, cliff vest at the end of three years;

•	Maintains compensation programs that have a strong pay-for-performance orientation;

•	Limits perquisites except in connection with the facilitation of the Company’s business or where necessary in recruiting and retaining key executives;

•	Maintains stock ownership guidelines for executive officers that require significant investment by these individuals in the Company’s Common Stock; and

•
Has a clawback policy that requires the Board of Directors to review all bonuses and other incentive and equity compensation awarded to the Company’s executive officers if it is subsequently determined that the amounts of such compensation were determined based on financial results that are later restated and the executive officer’s fraud or misconduct caused or partially caused such restatement.

Consideration of Most Recent Stockholder Advisory Vote on Executive Compensation
In December 2014, we held a stockholder advisory vote to approve the compensation of our named executive officers (the “say-on-pay proposal”). Our stockholders approved the compensation of our named executive officers, with approximately 68% of the shares present or represented by proxy at the 2014 Annual Meeting and entitled to vote on the matter casting votes in favor of the say-on-pay proposal, which was a slight increase in stockholder support compared to the prior year's advisory vote results. In light of this stockholder advisory vote and to further align executive compensation with performance, during fiscal 2015, the Compensation Committee performed fine tuning of the Company’s executive compensation programs, given the work completed by the Compensation Committee in the prior two fiscal years to increasingly tie pay to performance. In fiscal 2015, the Compensation Committee awarded only PNQs to existing employees, with the use of NQOs and restricted stock limited to initial awards granted to incoming employees, and implemented certain other limitations on the nature of equity awards. The Compensation Committee intends to maintain the ability to incorporate equity-based elements in the Company’s executive compensation program; however, the Compensation Committee may incorporate cash-settled stock units in the future. Cash-settled stock units were added as a potential form of long-term incentive compensation award specifically to address, among other things, concerns expressed by stockholders regarding the dilution associated with the issuance of awards settled in equity, at the same time, still aligning the interests of recipients of these awards with the interests of stockholders and the long-term performance of the Company. In addition, for fiscal 2016, the Compensation Committee has determined that annual incentive cash bonuses under the Incentive Plan will be determined in much the same manner as fiscal 2015, with modified net income and modified operating cash flow targets representing challenging goals that are designed to incentivize the executive officers, and that, if achieved, will reflect improvement in Company profitability in the hope of delivering additional value to our stockholders. Commencing in fiscal 2016, the threshold achievement required will be reduced; however, for total achievement of Company financial performance criteria below target (but above the required threshold) the resulting score will be reduced by a factor significantly in excess of the proportional reduction below 100%, placing an even stronger incentive to achieve at or above target levels. In accordance with the Amendment to the Incentive Plan approved by the Company’s stockholders on December 4, 2014 and effective as of July 1, 2014, awards under the Incentive Plan may qualify as “performance-based compensation” assuming the requirements under Section 162(m) are otherwise met.
The Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for the named executive officers. In addition, when determining how often to hold future say-on-pay votes to approve the compensation of our named executive officers, the Board took into account the strong preference for an annual vote expressed by our stockholders at our 2011 Annual Meeting. Accordingly, the Board determined that we will continue to hold say-on-pay votes to approve the compensation of our named executive officers every year.

Primary Elements of Executive Compensation
The primary elements of the Company’s executive compensation program and the purpose of each element are as follows:

Compensation Element	Description	Purpose

Base Salary
Fixed pay element determined annually, generally in the first quarter of the fiscal year, with any adjustments to base salary to be effective as of the date determined by the Compensation Committee. May be subject to adjustment during the fiscal year to reflect, among other things, changes in title and/or job responsibilities, or changes in light of the Company’s performance or financial condition.
Attract and retain top talent and compensate for day-to-day job responsibilities performed at an acceptable level.
Incentive Cash Bonus	Variable cash compensation based on the achievement of Company and individual annual performance objectives. May be subject to adjustment in the event of a promotion or job change.	Reward achievement of annual financial objectives as well as near-term strategic objectives that will create the momentum to lead to the long-term success of the Company’s business.
Long-Term Incentives
Variable equity-based and cash-based compensation, to date exclusively equity-based and consisting of a combination of non-qualified stock options (including PNQs) and restricted stock. Additional awards may be made during the fiscal year to new hires, and to reflect, among other things, changes in title and/or job responsibilities, or to offset changes to cash compensation in light of the Company’s performance or financial condition.

Create a direct alignment with stockholder objectives, provide a focus on long-term value creation and potentially multi-year financial objectives, retain critical talent over extended timeframes, and enable key employees to share in value creation.

ESOP Allocation	Annual variable allocation of stock based on hours of service to the Company, subject to vesting after requisite service to the Company.	Enhance ownership interest and alignment with stockholders.
Welfare Benefits
General welfare benefits including medical, dental, life, disability and accident insurance, 401(k) plan and pension plan (in the case of certain executive officers), as well as customary paid days off, leave of absence and other similar policies.
Provide competitive welfare benefits generally consistent with those provided to all employees.
Perquisites
Fixed benefits consistent with practices among companies in our industry consisting of an automobile allowance, relocation assistance, and other similar personal benefits. May be subject to adjustment in the event of a promotion or job change.
Provide limited perquisites to facilitate the operation of the Company’s business and to assist the Company in recruiting and retaining key executives.

In fiscal 2015, in connection with the Corporate Relocation Plan, the Company designed and implemented certain compensation programs and benefits, in concert with existing Company compensation programs such as severance, to promote, among other things, continued engagement by employees who would not be relocating, smooth transition of processes and duties to new employees, and ease of transition for relocating employees, all of which focus on ensuring that the Company continues to perform well while undergoing the transition and executes well to achieve the goals of the Corporate Relocation Plan. We also implemented programs designed to provide assistance to our displaced employees. Our Named Executive Officers, with the exception of Messrs. Mortensen and Harding, are entitled to participate in these compensation programs and benefits. These programs are described below under the heading “Corporate Relocation Plan.”
Oversight of the Executive Compensation Program
Compensation Committee
Under its charter, pursuant to the powers delegated by the Board, the Compensation Committee has the sole authority to determine and approve compensation for our Chief Executive Officer and each of our other executive officers, subject to Board review prior to approval in the case of annual equity compensation awards. In exercising this authority, the Compensation Committee evaluates the performance of the Chief Executive Officer and each of the other executive officers within the context of the overall performance of the Company. The information considered includes a summary of the Company’s performance compared to annual measures, summaries of accomplishments in addition to the areas covered by these measures, and summaries and analyses of challenges or issues encountered during the fiscal year. The Compensation Committee also reviews and discusses the Chief Executive Officer’s assessment of the performance of our other executive officers. The Compensation Committee comprises only independent directors and reports to the Board of Directors.
Compensation Committee Consultants
The Compensation Committee has the authority to retain the services of outside consultants to assist it in performing its responsibilities. In fiscal 2015, the Compensation Committee utilized the services of Strategic Apex Group to provide advice on the Company’s executive compensation, to follow up on the work that it had performed for the Compensation Committee during the prior fiscal year. Strategic Apex Group was directed by the Compensation Committee to provide comparative information regarding Company executive officer compensation as compared to the peer group that Strategic Apex Group had helped to develop and refine and to make recommendations regarding the amount of total compensation to be delivered to executive officers. Strategic Apex Group also provided information related to the recommended amount and form of compensation for non-employee directors. Strategic Apex Group attended none of the Compensation Committee meetings held in fiscal 2015.
Neither Strategic Apex Group nor any of its affiliates provided any services to the Company or its affiliates during fiscal 2015 other than executive officer and director compensation consulting services. The Compensation Committee has determined that Strategic Apex Group is "independent" according to the criteria required by the SEC in Rule 10C-1 of the Exchange Act.
In fiscal 2016, the Compensation Committee has engaged Meridian to review the Company’s compensation peer group, benchmark officer pay levels and develop short- and long-term incentive plan design.
Management’s Role in Establishing Compensation
There are no material differences in how the compensation policies or decisions are determined with respect to the Named Executive Officers, except that the compensation of the Named Executive Officers other than the Chief Executive Officer is determined by the Compensation Committee taking into account the input and recommendations of the Chief Executive Officer with respect to compensation for those executive officers reporting to him. In the case of the Chief Executive Officer, the Chief Executive Officer may make a recommendation to the Compensation Committee with respect to his compensation, and the Compensation Committee may also solicit input from other disinterested Board members; however the Compensation Committee has sole authority for the final compensation determination. No executive officer has any role in approving his or her own compensation, and neither the Chief Executive Officer nor any other executive officer is present during the portion of the meeting at which the Compensation Committee considers his or her own compensation. The Chief Executive Officer, Chief Financial Officer and General Counsel routinely attend the meetings of the Compensation Committee to provide input, as requested by the Compensation Committee and, in the case of the General Counsel, to act as secretary for the meeting. Members of the Board of Directors who are not members of the Compensation Committee may attend meetings for informational purposes. Other members of the Company’s management may attend Compensation Committee meetings at the invitation of the Compensation Committee.
Peer Group Market Information
The Compensation Committee compares the pay levels and programs for the Company’s executive officers to compensation information from a relevant peer group as well as information from published survey sources. The Compensation Committee uses this comparative data as a reference point in its review and determination of executive compensation. The Compensation Committee’s approach also considers competitive compensation practices and other relevant factors in setting pay rather than establishing compensation at specific benchmark percentiles.
Based on the peer group information provided by Strategic Apex Group, in fiscal 2014 the Compensation Committee identified the following fourteen-company peer group as the relevant peer group to be used as a reference point in its review and determination of executive compensation and continued to use this same peer group in fiscal 2015:

• B&G Foods, Inc.	• J & J Snack Foods Corp.
• Boston Beer Company, Inc.	• Lancaster Colony Corporation
• Boulder Brands, Inc.	• National Beverage Corp.
• Calavo Growers, Inc.	• Overhill Farms, Inc.
• Cal-Maine Foods, Inc.	• Post Holdings, Inc.
• Diamond Foods, Inc.	• John B. Sanfilippo & Son, Inc.
• Einstein Noah Restaurants Group, Inc.	• Tootsie Roll Industries, LLC
The Compensation Committee found this peer group to be appropriate because it represented a meaningful sample of comparable companies in terms of industry, emphasis on performance in compensation program, annual revenue, market capitalization, stockholder composition and business characteristics.
Base Salary
Consistent with the established executive compensation philosophy and objectives described above, and informed by the benchmarking comparisons provided by Strategic Apex Group, the Compensation Committee set fiscal 2015 base salaries for the Named Executive Officers as follows:

Name	Fiscal 2015 Annual Base Salary(1)	Fiscal 2014 Annual Base Salary(1)	Fiscal 2015 Annual Base Salary Percentage Change
Michael H. Keown	$507,000	$475,000	6.7%
Mark J. Nelson(2)	$320,000	$310,000	3.2%
Scott W. Bixby(3)	$300,000	$—	—%
Barry C. Fischetto(4)	$300,000	$—	—%
Thomas J. Mattei, Jr.(5)	$250,000	$—	—%
Thomas W. Mortensen(6)	$270,300	$265,000	2.0%
Mark A. Harding(7)	$261,375	$261,375	0.0%
__________

(1)	Annual base salary as of the end of the applicable fiscal year or last day of employment. Increase in fiscal 2015 base salary for Messrs. Keown, Nelson and Mortensen effective September 1, 2014.

(2)	Mr. Nelson stepped down from the position of Treasurer and Chief Financial Officer effective October 1, 2015.

(3)	Mr. Bixby's employment with the Company commenced effective May 27, 2015.

(4)	Mr. Fischetto's employment with the Company commenced effective December 2, 2014.

(5)
Mr. Mattei was appointed as an executive officer effective December 4, 2014. Pursuant to his employment agreement with the Company, Mr. Mattei’s annual base salary was increased to $300,000 effective as of August 6, 2015.

(6)	Mr. Mortensen retired from the Company effective July 1, 2015.

(7)	Actual fiscal 2015 base salary prorated through July 31, 2014, the effective date of Mr. Harding's separation from employment with the Company.
Incentive Cash Bonus
Under the Incentive Plan, early in each fiscal year the Compensation Committee, as administrator, determines who will participate in the Incentive Plan, establishes a target bonus for each participant, and establishes both Company financial performance criteria and individual participant goals for the ensuing year. The Compensation Committee also determines the weighting to be assigned to the Company’s financial performance criteria and the individual goals as a whole, which weighting may theoretically differ among the executive officers, although over the past four fiscal years the weighting between Company financial performance criteria and individual goals has been uniform for all executive officers in the interest of providing a concerted and unified emphasis on Company performance while still providing for attention on individual initiatives and deliverables. A threshold level for the Company’s financial performance may also be established which, if not met, may preclude the award of bonuses, and such a threshold has been implemented in each of the prior four fiscal years. The Chief Executive Officer typically provides input and recommendations to the Compensation Committee with respect to setting individual and corporate goals and objectives for each executive officer, including the Chief Executive Officer. In light of these recommendations, the Compensation Committee determines or confirms the individual and corporate goals and objectives for the fiscal year and informs the executive officers.
After the end of the fiscal year, and promptly upon availability of the Company’s audited financial statements, the Compensation Committee will determine the Company’s level of achievement of its financial performance criteria. At such time, the Compensation Committee will also determine for each executive officer the percentage of achievement of assigned individual goals. The level of achievement will be multiplied by the assigned weighting to determine the weighted achievement percentage for each of the executive officer’s assigned individual goals. The weighted achievement percentages for the Company’s financial performance criteria will govern the overall level of achievement of the individual goals, by multiplying the weighted achievement percentage for the Company's financial performance criteria by the aggregate weighted achievement percentage for the executive officer's individual goals. The resulting figure is added to the weighted achievement percentage for the Company's financial performance criteria and that sum is multiplied by the executive officer’s target bonus percentage. The resulting percentage will be multiplied by the executive officer’s base salary. The result will be the amount of the executive officer’s preliminary bonus award. The preliminary bonus award is subject to adjustment, upward or downward, by the Compensation Committee in its discretion. The Compensation Committee also has the discretion to alter the financial performance criteria and individual goals during the year and to decline to award any bonus should the Compensation Committee determine such actions to be warranted by a change in circumstances or by the instance of abuse or malfeasance. Accordingly, no bonus is earned unless and until an award is actually made by the Compensation Committee after fiscal year-end.
It is the Compensation Committee’s intent to achieve median target cash compensation (comprising base salary and target annual cash incentive award) positioning over time, however the Compensation Committee may take other factors into consideration in establishing pay levels, including the amount of the increase in target cash compensation over the prior year, the performance of the executive, the performance of the Company, and the comparative pay levels among the members of the senior executive team. The Compensation Committee believes that the target levels of corporate and individual performance in any given year should not be easily achievable and typically would not be achieved all of the time. We believe that the modified net income and modified operating cash flow targets approved by the Compensation Committee represent challenging goals that are designed to incentivize the executive officers, and that, if achieved, will reflect improvement in Company profitability in the hope of delivering additional value to our stockholders. In accordance with the Amendment to the

Incentive Plan approved by the Company’s stockholders on December 4, 2014 and effective as of July 1, 2014, awards under the Incentive Plan may qualify as “performance-based compensation” assuming the requirements under Section 162(m) are otherwise met.
In fiscal 2015, the Compensation Committee established target awards under the Incentive Plan based on a percentage of base salary for each Named Executive Officer, taking into account, where applicable, the terms of any employment agreement between the Company and the Named Executive Officer. Individual target awards as a percentage of base salary were determined by the Compensation Committee reflecting recent and prior information and peer group data provided by Strategic Apex Group, as well as expected total compensation, job responsibilities, expected job performance, and, in the case of certain executive officers, the terms of their employment agreements with the Company. Each executive officer’s target bonus was also weighted between corporate and individual performance as set forth in the table below. The target bonus for any executive officer who commenced employment during the fiscal year was prorated based on start date.
In evaluating final awards under the Incentive Plan for fiscal 2015, the Compensation Committee first considered the Company's financial performance for fiscal 2015 based on the level of achievement of modified net income and modified operating cash flow, in each case, as determined from the Company’s audited financial statements. For this purpose, “modified net income” was defined as net income (GAAP) before taxes and excluding any gains or losses from sales of assets, and “modified operating cash flow” was defined as net income from operations (GAAP) after taking into account adjustments for the following items: (i) depreciation and amortization, (ii) provision for doubtful accounts, (iii) changes in: (a) accounts and notes receivable, (b) inventories, (c) income tax receivables, (d) prepaid expenses, (e) other assets, (f) accounts payable, and (g) accrued payroll expenses and other current liabilities. Each of these measures excluded the effect of restructuring and other transition expenses related to the Corporate Relocation Plan. In fiscal 2015, net income was $652,000 compared to net income of $12.1 million in fiscal 2014, and the Company did not achieve the modified net income threshold level for fiscal 2015, so no bonus was awarded to any executive officer or other employee under the Company’s annual incentive compensation plans, including the Incentive Plan, with respect to fiscal 2015 performance.
While ordinarily the next step is for the Compensation Committee to determine the achievement by each Named Executive Officer eligible to receive a bonus of his individually assigned goals, the fact that the Company did not achieve the threshold level of modified net income for fiscal 2015 meant that no bonus could be awarded, irrespective of any Named Executive Officer’s level of achievement of his individual goals, including mathematically by reason of the fact that any such result would be multiplied by the Company achievement percentage of zero. Notwithstanding that no bonus would be awarded, the Compensation Committee did receive and evaluate information with respect to each current Named Executive Officer’s level of achievement of individual goals.
The Compensation Committee typically evaluates the achievement of the individual listed goals as well as other reasonable factors it considers to be germane to each Named Executive Officer’s performance for the year and listed goals were not required to be an exclusive list of goals and factors to be considered by the Compensation Committee in determining each Named Executive Officer’s level of individual achievement for fiscal 2015.
Total incentive compensation bonuses paid to the Company’s Named Executive Officers who were serving as executive officers at the end of fiscal 2015 under the Incentive Plan were $0, as compared to $1,323,341 paid to named executive officers, in fiscal 2014. The corporate and individual target levels for fiscal 2015 are considered confidential, the disclosure of which could cause competitive harm to the Company. In accordance with the statement above regarding the Compensation Committee's belief that the target levels of corporate and individual performance in any given year should not be easily achievable, and typically would not be achieved all of the time, the result for fiscal 2015 is indicative that targets set and approved by the Compensation Committee are, in fact, challenging and not easily achievable.
Although no bonus was awarded to any executive officer or other employee under the Company’s annual incentive compensation plans, including the Incentive Plan, in fiscal 2015, the Board of Directors elected to make a Special Payment to all employees eligible to receive a bonus under such plans, including executive officers, equal to 25% of each such employee’s fiscal 2015 target bonus calculated based on average monthly base salary, prorated for those employees who joined the

Company in fiscal 2015 based on start date. The Special Payment totaled $1,178,873, including $265,697 paid to Named Executive Officers. The Special Payment was awarded in recognition of the contribution and work of Company employees generally toward the execution of the Corporate Relocation Plan.
Fiscal 2015 bonus information for the Named Executive Officers is as follows:

Name	Fiscal 2015 Target Award	Fiscal 2015 Target Award as Percentage of Fiscal 2015 Base Salary	Corporate Performance Goals (Weight)	Individual Performance Goals (Weight)	Fiscal 2015 Actual Bonus Award	Special Payment
Michael H. Keown	$507,000	100.0%	90.0%	10.0%	$0	$125,365
Mark J. Nelson(1)	$208,000	65.0%	90.0%	10.0%	$0	$51,437
Scott W. Bixby(2)	$15,370	5.1%	90.0%	10.0%	$0	$3,649
Barry C. Fischetto(3)	$94,932	31.6%	90.0%	10.0%	$0	$23,639
Thomas J. Mattei, Jr.(4)	$100,000	40.0%	90.0%	10.0%	$0	$24,567
Thomas W. Mortensen(5)	$148,665	55.0%	90.0%	10.0%	$0	$37,040
Mark A. Harding(6)	$—	—%	—%	—%	$—	$—
__________

(1)	Mr. Nelson stepped down from the position of Treasurer and Chief Financial Officer effective October 1, 2015.

(2)
Pursuant to his employment agreement with the Company, Mr. Bixby's target award as a percentage of base salary was fifty-five percent (55%), or $165,000, prorated based on his employment commencement date of May 27, 2015.

(3)
Pursuant to his employment agreement with the Company, Mr. Fischetto’ s target award as a percentage of base salary was fifty-five percent (55%), or $165,000, prorated based on his employment commencement date of December 2, 2014.

(4)
Mr. Mattei was appointed as an executive officer effective December 4, 2014. Pursuant to his employment agreement with the Company, Mr. Mattei’s target award as a percentage of base salary was increased to fifty-five percent (55%) effective as of August 6, 2015.

(5)	Mr. Mortensen retired from the Company effective July 1, 2015.

(6)	Mr. Harding separated from employment with the Company effective July 31, 2014 and did not participate in the Incentive Plan or receive a Special Payment in fiscal 2015.
For fiscal 2016, the Compensation Committee has determined that annual incentive cash bonuses under the Incentive Plan will be determined in much the same manner as fiscal 2015, with modified net income and modified operating cash flow targets representing challenging goals that are designed to incentivize the executive officers, and that, if achieved, will reflect improvement in Company profitability in the hope of delivering additional value to our stockholders. Commencing in fiscal 2016, the threshold achievement required will be reduced; however, for total achievement of Company financial performance criteria below target (but above the required threshold) the resulting score will be reduced by a factor significantly in excess of the proportional reduction below 100%, placing an even stronger incentive to achieve at or above target levels.
Long-Term Incentives
On December 5, 2013, the Company’s stockholders approved the Amended Equity Plan, which is an amendment and restatement of, and successor to, the Omnibus Plan. The principal change reflected in the Amended Equity Plan was to limit awards under the plan to performance-based stock options and to restricted stock under limited circumstances. The Amended Equity Plan is designed to enable us to grant awards that may be intended to qualify as performance-based compensation under Section 162(m).
The Amended Equity Plan provides for the grant of performance-based stock options and restricted stock or any combination thereof. Effective December 5, 2014, the Board approved an Addendum to the Amended Equity Plan to further define cash-based awards and other incentives payable in cash by setting forth provisions adding phantom stock units as a method of providing a cash-based, but equity-related incentive to key employees of the Company and its Board members. Each award is set forth in a separate agreement with the person receiving the award and indicates the type, terms and conditions of the award. The total number of shares available for issuance under the Amended Equity Plan is 1,375,000, and no individual may be granted awards representing more than 75,000 shares in any calendar year, in each case, subject to adjustment as provided in the Amended Equity Plan.
The Amended Equity Plan requires that all stock options issued to employees under the plan include performance criteria or performance goals, unless issued in connection with the commencement of employment as an executive of the Company. The Amended Equity Plan provides that the performance criteria that will be used to establish performance goals with respect to any awards are limited to the following, either individually, alternatively or in any combination:

•	net sales or revenue;

•	net income before tax and excluding gain or loss on sale of property, plant and equipment; and/or

•	cash flow (including, but not limited to, operating cash flow and free cash flow).
Such performance criteria may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group, in each case, as specified by the plan administrator in the award.
Stock options are designed to create incentives for the recipients by providing them with an opportunity to share, along with stockholders, in the long-term performance of the Common Stock. The Company’s stock options have a seven-year term, which the Compensation Committee believes provides a reasonable time frame within which the executive’s contributions to corporate performance can align with stock appreciation. Restricted stock is shares of Common Stock that are subject to certain forfeiture restrictions. Restricted stock is designed as a retention device and to directly align the interests of the recipient and the Company’s stockholders. Restricted stock is generally expected to vest at the end of three years.
Prior to amendment and restatement of the Omnibus Plan, grants to executive officers consisted of non-qualified stock options with time-based vesting (“NQOs”) and restricted stock, with the exercise price of the NQOs and number of shares of restricted stock awarded determined based on the closing price of the Common Stock on the date of grant. The NQOs vest ratably over a three-year period. Since the amendment and restatement of the Omnibus Plan, grants to executive officers under the Amended Equity Plan have consisted exclusively of PNQs subject to performance-based and time-based vesting, with the exception of NQOs and restricted stock granted to Messrs. Bixby and Fischetto pursuant to the terms of their employment agreements as an inducement to their joining the Company which vest ratably over three years on the anniversary of the grant date. No PNQs were granted prior to fiscal 2014.
On February 9, 2015, the Compensation Committee made the following annual grants of PNQs to our Named Executive Officers under the Amended Equity Plan:

Name	Fiscal 2015 Annual PNQ Grant (# of Shares of Common Stock Issuable Upon Exercise)
Michael H. Keown	49,902
Mark J. Nelson(1)	21,400
Scott W. Bixby(2)	0
Barry C. Fischetto(3)	0
Thomas J. Mattei, Jr.	4,281
Thomas W. Mortensen(4)	9,095
Mark A. Harding(5)	—
 __________

(1)
Mr. Nelson stepped down from the position of Treasurer and Chief Financial Officer effective October 1, 2015. Mr. Nelson is expected to continue as an employee of the Company under the terms of his existing employment agreement to allow for an effective transition of his duties and responsibilities, following which he will resign. Under the terms of the applicable award agreements, effective upon Mr. Nelson’s resignation of employment, all then unvested stock options will be cancelled.

(2)	Mr. Bixby's employment with the Company commenced effective May 27, 2015; no PNQ grant was awarded to him.

(3)	Mr. Fischetto’ s employment with the Company commenced effective December 2, 2014; no PNQ grant was awarded to him.

(4)	Under the terms of the award agreement, Mr. Mortensen’s fiscal 2015 PNQ grant was unvested and cancelled upon his retirement from the Company effective July 1, 2015.

(5)	Mr. Harding separated from employment with the Company effective July 31, 2014 and did not participate in the Amended Equity Plan in fiscal 2015.
The PNQs shown in the table above have an exercise price per share of $23.44, which was the closing price of the Common Stock as reported on Nasdaq on the date of grant. The PNQs have a seven-year term expiring on February 9, 2022 and vest over a three-year period with one-third of the total number of shares subject to each such PNQ vesting on each anniversary of the grant date based on the Company’s achievement of a modified net income target for each fiscal year of the performance period as approved by the Compensation Committee, as well as an ability for each such tranche of each grant to vest in a subsequent period based upon achievement of cumulative modified net income equal to the sum of the individual targets for the periods being accumulated, in each case, subject to the participant’s employment by the Company or service on the Board of Directors of the Company on the applicable vesting date and the acceleration provisions contained in the Amended Equity Plan and the applicable award agreement. The Company has met the first-year performance target set forth in the PNQ agreements for the fiscal 2015 awards.
On February 9, 2015, pursuant to the employment agreement between the Company and Mr. Fischetto, the Compensation Committee granted 2,844 shares of restricted stock and 13,123 NQOs to Mr. Fischetto. The restricted stock vests on February 9, 2018 and the stock options vest ratably over three years on the anniversary of the grant date, in each case, subject to the acceleration provisions contained in the Amended Equity Plan and the applicable award agreement. The stock options have an exercise price of $23.44, which was the closing price of the Common Stock as reported on Nasdaq on the date of grant. The stock options have a seven-year term expiring on February 9, 2022. The foregoing equity awards were granted to Mr. Fischetto as an inducement to his joining the Company.
On May 27, 2015, pursuant to the employment agreement between the Company and Mr. Bixby, the Compensation Committee granted 2,732 shares of restricted stock and 12,580 NQOs to Mr. Bixby. The restricted stock vests on May 27, 2018 and the stock options vest ratably over three years on the anniversary of the grant date, in each case, subject to the acceleration provisions contained in the Amended Equity Plan and the applicable award agreement. The stock options have an exercise price of $24.41, which was the closing price of the Common Stock as reported on Nasdaq on the date of grant. The stock options have a seven-year term expiring on May 27, 2022. The foregoing equity awards were granted to Mr. Bixby as an inducement to his joining the Company.
Stock options for 349,565 shares have been exercised since inception of the Amended Equity Plan (including under its predecessor, the Omnibus Plan), and 509,397 shares issuable under outstanding stock options are “in the money” as of October 16, 2015.
ESOP Allocation
The Company’s ESOP was established in 2000. ESOP assets are allocated in accordance with a formula based on participant compensation. In order to participate in the ESOP, a participant must complete at least one thousand hours of service to the Company within twelve consecutive months. A participant’s interest in the ESOP becomes one hundred percent vested after five years of service to the Company. Notwithstanding the foregoing, in connection with the Corporate Relocation Plan, the Management Administrative Committee, with the consent of the Board of Directors, amended the ESOP to provide for full vesting of the accounts of certain ESOP participants under certain circumstances due to the closure of the Company’s Torrance facility or a reduction-in-force at another Company facility designated by the Management Administrative Committee as eligible for accelerated vesting under the terms of the ESOP, as so amended. Benefits are distributed from the ESOP at such time as a participant retires, dies or terminates service with the Company in accordance with the terms and conditions of the ESOP. Benefits may be distributed in cash or in shares of Common Stock. No participant contributions are allowed to be made to the ESOP.
Company contributions to the ESOP may be in the form of Common Stock or cash. Alternatively, the ESOP can borrow money from the Company or an outside lender and use the proceeds to purchase Common Stock. Shares acquired with loan proceeds are held in a suspense account and are released from the suspense account as the loan is repaid. The loan is repaid from the Company’s annual contribution to the ESOP. The shares of Common Stock that are released are then allocated to participants’ accounts in the same manner as if they had been contributed to the ESOP by the Company. The allocation of ESOP assets is determined by a formula based on participant compensation during the calendar year. The ESOP is intended to satisfy applicable requirements of the Internal Revenue Code and the Employee Retirement and Income Security Act of 1974. Pursuant to a Schedule 13G/A filed with the SEC on February 12, 2015, as of December 31, 2014, the ESOP owned of record 2,364,971 shares of Common Stock, including 1,974,443 allocated shares and 390,528 shares as yet unallocated to plan participants. An unaffiliated bank is trustee of the ESOP. The present members of the Management Administrative Committee, which administers the ESOP, are Michael H. Keown, Isaac N. Johnston, Jr., Thomas J. Mattei, Jr., Marti Gonzalez and Rene E. Peth.
Our executive officers participate in the ESOP in the same manner as all other participants. In calendar 2015, the Company’s Named Executive Officers received the following ESOP allocations based on compensation earned during calendar 2014:

Name	Calendar Year 2015 ESOP Allocation (# of Shares)
Michael H. Keown	523
Mark J. Nelson	522
Scott W. Bixby	—
Barry C. Fischetto	—
Thomas J. Mattei, Jr.	522
Thomas W. Mortensen	522
Mark A. Harding	—
Welfare Benefits
The welfare benefits received by employee executive officers are the same as received by other employees, including medical, dental, life, disability and accident insurance. The Company also offers a supplemental disability plan to higher income staff members, including our executive officers, which allows them to buy an additional amount of disability coverage at their own expense. Employee executive officers are eligible on the same basis as other employees for participation in a pension plan (in the case of certain executive officers) and a 401(k) plan. The value of the employee executive officer’s 401(k) plan balances depends solely on the performance of investment alternatives selected by the employee executive officer from among the alternatives offered to all participants. All investment options in the 401(k) plan are market-based, meaning there are no “above-market” or guaranteed rates of return. In fiscal 2011, we significantly modified our retirement-benefit program. Specifically, we amended our defined benefit pension plan, the Farmer Bros. Co. Pension Plan for Salaried Employees (the “Farmer Bros. Plan”), freezing the benefit for all participants effective June 30, 2011. After the plan freeze, participants do not accrue any benefits under the plan, and new hires are not eligible to participate in the plan. The freeze of the Farmer Bros. Plan coincided with an enhanced defined contribution 401(k) plan with a discretionary Company match of the employees’ annual contributions. Upon retirement, employee executive officers receive benefits, such as a pension (if eligible) and retiree medical insurance benefits, under the same terms as other retirees.

Perquisites
Perquisites are limited at the Company; however we believe that offering our executive officers certain perquisites facilitates the operation of our business, allows our executive officers to better focus their time, attention and capabilities on our business, and assists the Company in recruiting and retaining key executives. We also believe that the perquisites offered to our executive officers are generally consistent with practices among companies in our relevant industry.
The perquisites and other benefits available to employee executive officers include an automobile allowance or use of a Company car, relocation assistance, a Company-provided Blackberry (or similar device) including a voice and data plan for that device, gas card, laptop computer, credit card and expense reimbursement (under the Company's travel and expense policy).
It is the Company’s intention to continually assess business needs and evolving practices to ensure that perquisite offerings are competitive and reasonable.
Corporate Relocation Plan
On February 5, 2015, the Company announced the Corporate Relocation Plan, pursuant to which we will close our Torrance, California facility and relocate its operations to a new state-of-the-art facility housing our manufacturing, distribution, coffee lab and corporate headquarters. The new facility will be located in Northlake, Texas in the Dallas/Fort Worth area. In fiscal 2015, in connection with the Corporate Relocation Plan, the Company designed and implemented certain compensation programs and benefits, in concert with existing Company compensation programs such as severance, to promote, among other things, continued engagement by employees who would not be relocating, smooth transition of processes and duties to new employees, and ease of transition for relocating employees, all of which focus on ensuring that the Company continues to perform well while undergoing the transition and executes well to achieve the goals of the Corporate Relocation Plan. We also implemented programs designed to provide assistance to our displaced employees. Our Named Executive Officers, with the exception of Messrs. Mortensen and Harding, are entitled to participate in these compensation programs and benefits.
The main compensation programs or features added in connection with the Corporate Relocation Plan which benefit employees, including executive officers, are as follows: retention payments, relocation benefits, accelerated 401(k) vesting and accelerated ESOP vesting.

•
Retention Payments: Fixed payment amounts that would be paid to employees upon remaining in employment through a specified date and otherwise satisfying the requirements of that position. Retention payment amounts are determined by reference to position, role in transition of duties, length of time for which the employee is retained, and whether the employee is expected to transition to the new location. Retention payments were implemented in order to promote continued engagement and orderly transition of processes and duties from exiting employees to new employees.

•
Relocation Benefits: Direct payment or reimbursement of expenses, as well as certain tax gross-up payments, in connection with relocation to the new facility in Northlake, Texas, from Torrance, California or other locations across the country. Relocation benefits could consist of some or all of the following: moving of household goods, travel expense reimbursement for home-finding trips and final journey to the destination, expense allowance, home sale assistance (including, potentially, payment of certain closing costs including commission on sale, marketing assistance, inspection cost reimbursement), provision of information regarding the destination, payment of certain closing costs in connection with a new home purchase, rental assistance (including, potentially, payment of certain lease cancellation or penalty charges, an allowance for area touring fees, and payment of limited finder's fees), shipment of an automobile, temporary storage of household goods, temporary housing, and tax gross-up payments in connection with some of the foregoing benefits. Employees who receive these relocation benefits sign agreements obligating them to repay all or a portion of the amounts in the event that the employee resigns or is terminated within the 24 months following the relocation. These relocation benefits were implemented in order to ease transition for relocating employees.

•
Accelerated 401(k) Vesting: Full vesting of the Company match amounts and the pro rata share of the Company match amounts accumulated during the 2015 calendar year, of certain Company 401(k) participants under certain circumstances due to the closure of the Company’s Torrance facility or a reduction-in-force at another Company facility designated by the Management Administrative Committee. Accelerated vesting of Company match amounts under the 401(k) was implemented to prevent the loss of Company match amounts accumulated in 401(k) accounts by employees who would be losing their jobs because of circumstances arising from the Corporate Relocation Plan, addressing the goal of providing assistance to displaced employees.

•
Accelerated ESOP Vesting: Full vesting of the accounts of certain ESOP participants under certain circumstances due to the closure of the Company’s Torrance facility or a reduction-in-force at another Company facility designated by the Management Administrative Committee. Accelerated ESOP vesting was implemented to prevent the loss of ESOP benefits by employees who would be losing their jobs because of circumstances arising from the Corporate Relocation Plan, addressing the goal of providing assistance to displaced employees.

Change in Control and Termination Arrangements
Change in Control Severance Agreements; Employment Agreements; Severance Arrangements
The Company has entered into agreements with each of Messrs. Keown, Nelson, Johnston, Bixby, Fischetto and Mattei pursuant to which they will be entitled to receive severance benefits upon the occurrence of certain enumerated events in connection with a change in control or threatened change in control. The events that trigger payment are generally those related to (i) termination of employment other than for cause, disability or death, or (ii) resignation for good reason. The payments and benefit levels under these agreements do not influence and were not influenced by other elements of compensation. These agreements were adopted, and are continued, to help: (i) assure the executives’ full attention and dedication to the Company, free from distractions caused by personal uncertainties and risks related to a pending or threatened change in control; (ii) assure the executives’ objectivity for stockholders’ interests; (iii) assure the executives of fair treatment in case of involuntary termination following a change in control or in connection with a threatened change in control; and (iv) attract and retain key talent during uncertain times. The agreements are structured so that payments and benefits are provided only if there is both a change in control or threatened change in control and a termination of employment, either by us (other than for “Cause,” “Disability” or death), or by the participant for “Good Reason” (as each is defined in the agreement). This is sometimes referred to as a “double trigger,” because the intent of the agreement is to provide appropriate severance benefits in the event of a termination following a change in control, rather than to provide a change in control bonus. A more detailed description of the severance benefits to which our current Named Executive Officers are entitled in connection with a change in control or threatened change in control is set forth below under the heading “Executive Compensation—Change in Control and Termination Arrangements.”
The change in control severance agreements with Messrs. Mortensen and Harding automatically expired upon their retirement or separation from employment with the Company effective July 1, 2015 and July 31, 2014, respectively. A description of the benefits paid to Messrs. Mortensen and Harding in connection with their retirement or separation from employment, respectively, is set forth below under the heading “Executive Compensation—Change in Control and Termination Arrangements.”
Pursuant to the terms of their employment agreements, Messrs. Keown, Nelson and Mortensen are entitled to receive certain benefits upon their termination without cause or resignation for good reason. The Company believes such benefits were necessary to attract and retain these executive officers with demonstrated leadership abilities and to secure the services of these executive officers at agreed-upon terms. A more detailed description of the benefits to which these officers are entitled in connection with their termination is set forth below under the heading “Executive Compensation—Change in Control and Termination Arrangements.”

Equity Awards
Under the terms of the outstanding stock option and restricted stock awards, in the event of death or disability a pro rata portion (determined based on the actual number of service days during the vesting period divided by the total number of days during the vesting period) of any unvested stock options and restricted stock will be deemed to have vested immediately prior to the date of death or disability and, in the case of the restricted stock, will no longer be subject to forfeiture. The plan administrator also has discretionary authority regarding accelerated vesting upon termination other than by reason of death or disability, or in connection with an impending Change in Control (as defined in the Amended Equity Plan). Additionally, under the Amended Equity Plan, unless otherwise provided in any applicable award agreement, if a Change in Control occurs and a participant’s awards are not continued, converted, assumed or replaced by the Company or a parent or subsidiary of the Company, or a Successor Entity (as defined in the Amended Equity Plan), such awards will become fully exercisable and/or payable, and all forfeiture, repurchase and other restrictions on such awards will lapse immediately prior to such Change in Control.
Compensation Policies and Practices
Stock Ownership Guidelines
The Board has adopted Stock Ownership Guidelines to further align the interests of the Company’s executive officers and non-employee directors with the interests of the Company’s stockholders. Under these guidelines, executive officers are expected to own and hold a number of shares of Common Stock based on the following guidelines:

Officer	Value of Shares Owned
Chief Executive Officer	$450,000
Other Executive Officers	$100,000 - $250,000, as determined by the Board in its discretion
Through fiscal 2014, non-employee directors have been expected to own and hold during their service as a Board member a number of shares of Common Stock with a value equal to at least three (3) times the amount of the non-employee director annual stock-based award, as the same may be adjusted from time to time, under the Amended Equity Plan. Effective as of October 13, 2014, this has been increased to an amount of Common Stock with a value of at least $150,000.
Stock that counts toward satisfaction of these guidelines includes: (i) shares of Common Stock owned outright by the officer or non-employee director and his or her immediate family members who share the same household, whether held individually or jointly; (ii) restricted stock or restricted stock units (whether or not the restrictions have lapsed); (iii) ESOP shares; and (iv) shares of Common Stock held in trust for the benefit of the officer or non-employee director or his or her family. Until the applicable guideline is achieved, each officer and non-employee director is required to retain all “profit shares,” which are those shares remaining after payment of taxes on earned equity awards under the Amended Equity Plan, such as shares granted pursuant to the exercise of vested options and restricted stock that has vested. Officers and non-employee directors are expected to continuously own sufficient shares to meet these guidelines once attained.
Insider Trading Policy
Our insider trading policy prohibits all employees, officers, directors, consultants and other associates of the Company and certain of their family members from, among other things, purchasing or selling any type of security, whether the issuer of that security is the Company or any other company, while aware of material, non-public information relating to the issuer of the security or from providing such material, non-public information to any person who may trade while aware of such information. The insider trading policy also prohibits employees from engaging in short sales with respect to our securities, purchasing or pledging Company stock on margin and entering into derivative or similar transactions (i.e., puts, calls, options, forward contracts, collars, swaps or exchange agreements) with respect to our securities. We also have procedures that require trades by certain insiders, including our directors and executive officers, to be pre-cleared by appropriate Company personnel. Additionally, such insiders are generally prohibited from conducting transactions involving the purchase or sale of the Company’s securities from 12:01 a.m. New York City time on the fifteenth calendar day before the end of each of the

Company’s four fiscal quarters (including fiscal year end) through 11:59 p.m. New York City time on the second business day following the date of the public release containing the Company’s quarterly (including annual) results of operations.
Policy on Executive Compensation in Restatement Situations
In the event of a material restatement of the financial results of the Company, the Board of Directors, or the appropriate committee thereof, will review all bonuses and other incentive and equity compensation awarded to the Company’s executive officers on the basis of having met or exceeded performance targets for performance periods that occurred during the restatement period. If such bonuses and other incentive and equity compensation would have been lower had they been calculated based on such restated results, the Board of Directors, or the appropriate committee thereof, will, to the extent permitted by governing law and as appropriate under the circumstances, seek to recover for the benefit of the Company all or a portion of such bonuses and incentive and equity compensation awarded to executive officers whose fraud or misconduct caused or partially caused such restatement, as determined by the Board of Directors, or the appropriate committee thereof.
Equity Award Grants
Our current and historical practice is to grant long-term incentive awards to our executive officers on the date of the regularly scheduled meeting of the Board of Directors in December of each year, with grants to executive officers hired or promoted since that grant date to receive an interim grant reviewed by the Board and approved by the Compensation Committee outside any blackout period under our insider trading policy described above.
Taxes and Accounting Standards
Tax Deductibility Under Section 162(m)
Section 162(m) places a $1 million limit on the amount of compensation the Company may deduct for tax purposes in any year with respect to each of the Named Executive Officers other than the Chief Financial Officer, except that performance-based compensation that meets applicable requirements is excluded from the $1 million limit. While base salary does not qualify as performance-based compensation under Section 162(m), the Compensation Committee has structured the grant of stock options to qualify as performance-based compensation under Section 162(m). In accordance with the Amendment to the Incentive Plan approved by the Company’s stockholders on December 4, 2014 and effective as of July 1, 2014, awards under the Incentive Plan may qualify as performance-based compensation assuming the requirements under Section 162(m) are otherwise met.
Although the Compensation Committee attempts to establish and maintain compensation programs that optimize the tax deductibility of compensation, the Compensation Committee retains discretion to authorize payment of compensation that may not be fully tax deductible when it believes this would be in the best interests of the Company. The Compensation Committee expects that all of the compensation paid in fiscal 2015 will be deductible by the Company for federal income tax purposes.
Section 409A
Section 409A of the Internal Revenue Code (“Section 409A”) requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, we intend to design and administer our compensation and benefit plans and programs for all of our employees and other service providers, including the Named Executive Officers, either without any deferred compensation component, so that they are exempt from Section 409A, or in a manner that satisfies the requirements of Section 409A.

Accounting Standards
Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options and restricted stock, under the Amended Equity Plan are accounted for under FASB ASC Topic 718. The Compensation Committee considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity award program. As accounting standards change, the Company may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

EXECUTIVE COMPENSATION
Executive Officers
The following table sets forth the executive officers of the Company as of the date hereof. All executive officers are elected annually by the Board of Directors and serve at the pleasure of the Board. No executive officer has any family relationship with any director or nominee, or any other executive officer.

Name	Age	Title	Executive Officer Since
Michael H. Keown	53	President and Chief Executive Officer	2012
Isaac N. Johnston, Jr.(1)	53	Treasurer and Chief Financial Officer	2015
Scott W. Bixby	54	Senior Vice President, General Manager Direct Store Delivery	2015
Barry C. Fischetto	46	Senior Vice President of Operations	2014
Thomas J. Mattei, Jr.	45	General Counsel and Assistant Secretary	2015
Teri L. Witteman	47	Secretary	2012
_____________

(1)
Mr. Johnston was appointed Treasurer and Chief Financial Officer effective October 1, 2015. Mark J. Nelson, the Company’s former Treasurer and Chief Financial Officer, stepped down from that position effective October 1, 2015. Mr. Nelson is expected to continue as an employee of the Company under the terms of his existing employment agreement to allow for an effective transition of his duties and responsibilities, following which he will resign.

Michael H. Keown joined the Company as President and Chief Executive Officer on March 23, 2012. Prior to joining the Company, Mr. Keown served in various executive capacities at Dean Foods Company, a food and beverage company, from 2003 to March 2012. He was at WhiteWave Foods Company, a subsidiary of Dean Foods, from 2004 to March 2012, including as President, Indulgent Brands from 2006 to March 2012. He was also responsible for WhiteWave’s alternative channel business comprised largely of foodservice. Mr. Keown served as President of the Dean Branded Products Group of Dean Foods from 2003 to 2004. Mr. Keown joined Dean Foods from The Coca-Cola Company, where he served as Vice President and General Manager of the Shelf Stable Division of The Minute Maid Company. Mr. Keown has over 25 years of experience in the Consumer Goods business, having held various positions with E.&J. Gallo Winery and The Procter & Gamble Company. He has served on the Board of Directors and Audit Committee of Welch Foods Inc., a wholly-owned subsidiary of the National Grape Cooperative Association, Inc., since June 2015. Mr. Keown received his undergraduate degree in Economics from Northwestern University.
Isaac N. Johnston, Jr. joined the Company as Treasurer and Chief Financial Officer effective October 1, 2015. Prior to joining the Company, Mr. Johnston served as President of WWW-Winning Enterprises, LLC (“Winning Enterprises”), a consulting company he founded, focusing on implementing productivity programs from June 2014 to September 2015. Prior to that, from January 2013 to June 2014, Mr. Johnston served as the Executive Vice President, CFO of Operations and Chief Transformation Officer at United Surgical Partners International, Inc. (“USPI”), a partner in a network of surgical and imaging facilities across the nation, where his primary focus was on transforming the supply chain structure to a more cost competitive model. Prior to USPI, from 2012 to 2013, he served as President of Winning Enterprises. Prior to that, for 27 years, from 1985 to 2012, Mr. Johnston served at PepsiCo Inc., a global food and beverage company, in several senior leadership roles, including from 2010 to 2012 as Senior Vice President of Company Wide Productivity and Advanced Research Commercialization at Frito-Lay North America, from 2009 to 2010 as Senior Vice President of Procurement at PepsiCo, from 2005 to 2009 as Senior Vice President Finance at Frito-Lay North America, and from 2001 to 2005 as Chief Financial Officer of Frito-Lay Canada. Mr. Johnston graduated with an undergraduate degree in Accounting from Oklahoma State University and was a certified public accountant in the State of Texas from 1987 to 1991.

Scott W. Bixby joined the Company as Senior Vice President, General Manager Direct Store Delivery effective May 27, 2015. Prior to joining the Company, Mr. Bixby served as Vice President, Customer Development for Hill’s Pet Nutrition, a leader in specialty pet nutrition products and a subsidiary of the Colgate-Palmolive Company, from 2013 to May 2015. Mr. Bixby's responsibilities included all US customer sales relationships, e-commerce, customer service, consumer services, retail marketing, and multi-functional customer development. From 2004 to 2012, Mr. Bixby served as Senior Vice President and Chief Merchandising Officer for Food Services of America, part of Services Group of America, one of the nation's largest privately-held broadline foodservice distributors, leading the procurement and merchandising side of the business for the Food Group distribution comprised of Ameristar Meats, Amerifresh Produce, GAMPAC Transportation, and Systems Services of America. Prior to Food Services of America, Mr. Bixby served three years as Vice President of Sales at the Campbell Soup Company, a producer of canned soups and related products. Prior to the Campbell Soup Company, Mr. Bixby served for 19 years at The Procter & Gamble Company, a multinational consumer goods company, in a variety of sales management and marketing roles with increasing responsibilities, and played key leadership roles in building customer-focused, multi-functional sales teams responsible for working with many of the nation’s leading retailers including Costco Wholesale, H-E-B, Kroger, SuperValu and Safeway. Mr. Bixby graduated with an undergraduate degree in Marketing from Colorado State University.
Barry C. Fischetto joined the Company as Senior Vice President of Operations effective December 2, 2014. Prior to joining the Company, Mr. Fischetto, served as chief operating officer of SK Food Group, a subsidiary of Premium Brands Holdings Corporation, a producer, marketer and distributor of branded specialty food products, traded on the Toronto Stock Exchange, from 2013 to August 2014. From 2010 to 2013 Mr. Fischetto served as chief operating officer and from 2007 to 2010 as senior vice president at Millard Refrigerated Services, Inc. (“Millard”), a privately held temperature controlled supply chain solutions company, leading a 38-facility workforce with process improvements and best-in-class service levels to provide scalable process reliability. Prior to joining Millard, Mr. Fischetto held leadership positions with increasing responsibilities in supply chain management and continual process improvement with ConAgra Foods, Inc. and Nabisco Biscuit Company. Mr. Fischetto received his MBA in Operations Management from Long Island University and his undergraduate degree in Business Management from St. Thomas Aquinas College.
Thomas J. Mattei, Jr. was promoted to General Counsel effective December 4, 2014 and appointed Assistant Secretary effective August 6, 2015. Mr. Mattei joined the Company in January 2013 as Vice President and Corporate Counsel. Prior to joining the Company, Mr. Mattei was in private practice with Weintraub Tobin Chediak Coleman Grodin Law Corporation and Weissmann Wolff Bergman Coleman Grodin & Evall LLP in Beverly Hills, CA, from July 2004 to December 2012, with primary responsibilities in corporate, finance and real estate transactional matters. From October 1999 to July 2004, Mr. Mattei was a Corporate Associate at Latham & Watkins LLP in Los Angeles, CA, with primary responsibilities in securities, mergers and acquisitions, and general corporate matters. Mr. Mattei received his undergraduate degree in Public Policy from Duke University and his Juris Doctor from the University of Virginia School of Law.
Teri L. Witteman has served as Secretary of Farmer Bros. since 2012. She has served as outside legal counsel to Farmer Bros. since 2004. In addition to her role at Farmer Bros., Ms. Witteman is an attorney with the Pasadena-based law firm of Anglin, Flewelling, Rasmussen, Campbell & Trytten LLP (“AFRCT”), where her practice is concentrated in the corporate and real estate areas. Ms. Witteman has extensive experience in corporate finance, mergers and acquisitions, the formation, financing, and operation of business entities, and corporate governance. Ms. Witteman received her undergraduate degree in Economics from the University of California, Berkeley and her Juris Doctor from UCLA School of Law. AFRCT provided legal services to the Company in fiscal 2015 as discussed below under the heading “Certain Relationships and Related Person Transactions.” We expect to continue to engage AFRCT to perform legal services in fiscal 2016.

Summary Compensation Table
The following table sets forth summary information concerning compensation awarded to, earned by, or paid to each of our Named Executive Officers for all services rendered in all capacities to the Company and its subsidiaries in the last three fiscal years. For a complete understanding of the table, please read the footnotes and narrative disclosures that follow the table.
SUMMARY COMPENSATION TABLE

A	B	C	D	E	F	G	H	I	J
Name and Principal Position(1)	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value ($)	All Other Compensation ($)(2)	Total ($)
Michael H. Keown	2015	500,231	125,365	—	507,184	—	—	20,091	1,152,871
President and CEO	2014	474,999	—	—	478,344	688,748	—	19,335	1,661,426
	2013	474,999	—	104,400	387,800	536,274	—	56,268	1,559,741
Mark J. Nelson(3)	2015	315,769	51,437	—	217,501	—	—	20,067	604,774
Former Treasurer and CFO	2014	294,154	—	—	197,744	255,913	—	15,898	763,709
	2013	48,461	—	80,998	189,043	36,354	—	—	354,856
Scott W. Bixby(4)	2015	15,000	3,649	66,688	133,334	—	—	—	218,671
Senior VP, GM DSD
Barry C. Fischetto(5)	2015	160,385	23,639	66,663	133,377	—	—	35,240	419,304
Senior VP of Operations
Thomas J. Mattei, Jr.(6)	2015	244,711	24,567	—	43,510	—	—	57,540	370,328
General Counsel and Assistant Secretary
Thomas W. Mortensen(7)	2015	269,179	37,040	—	92,438	—	51,613	70,251	520,521
Former Senior VP of Route Sales	2014	262,442	—	—	84,044	190,270	69,852	23,282	629,890
	2013	254,644	—	19,215	58,935	142,908	44,464	18,451	538,617
(continued on next page)

SUMMARY COMPENSATION TABLE (continued)

A	B	C	D	E	F	G	H	I	J
Name and Principal Position(1)	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value ($)	All Other Compensation ($)(2)	Total ($)
Mark A. Harding(8)	2015	29,336	—	—	—	—	3,786	171,713	204,835
Former Senior VP of Operations	2014	259,877	—	—	79,100	—	7,308	474,645	820,930
	2013	254,447	—	19,215	58,935	142,908	3,563	15,064	494,132
__________

(1)	Excludes Isaac N. Johnston, Jr., the Company’s current Treasurer and Chief Financial Officer, whose employment with the Company commenced effective October 1, 2015.

(2)	Details about the amounts in this column are set forth below under the heading “All Other Compensation (Column I).”

(3)
Mr. Nelson joined the Company as Treasurer and Chief Financial Officer on April 15, 2013. Mr. Nelson stepped down from the position of Treasurer and Chief Financial Officer effective October 1, 2015. Mr. Nelson is expected to continue as an employee of the Company under the terms of his existing employment agreement to allow for an effective transition of his duties and responsibilities, following which he will resign.

(4)	Mr. Bixby joined the Company as Senior Vice President, General Manager Direct Store Delivery on May 27, 2015.

(5)	Mr. Fischetto joined the Company as Senior Vice President of Operations on December 2, 2014.

(6)
Mr. Mattei was promoted to General Counsel on December 4, 2014 and appointed Assistant Secretary effective August 6, 2015. Prior to his promotion, Mr. Mattei served as Vice President and Corporate Counsel. The amounts shown in the table for fiscal 2015 reflect Mr. Mattei’s compensation for all services rendered in all capacities to the Company for the full fiscal year.

(7)	Mr. Mortensen retired from the Company effective July 1, 2015.

(8)	Mr. Harding separated from employment with the Company effective July 31, 2014.
Salary (Column C)
The amounts reported in column C represent base salaries earned by each of the Named Executive Officers for the fiscal year indicated, prorated based on applicable start or separation dates during the fiscal year. The increase in fiscal 2015 base salary for Messrs. Keown, Nelson and Mortensen was effective September 1, 2014. The amounts shown include amounts contributed to the Company’s 401(k) plan.
Bonus (Column D)
All non-equity incentive plan compensation for services performed during the fiscal year by the Named Executive Officers under the Incentive Plan is shown in column G. Although no bonus was awarded to any executive officer or other employee under the Company’s annual incentive compensation plans, including the Incentive Plan, in fiscal 2015, the Board of Directors elected to make a Special Payment to all employees eligible to receive a bonus under such plans, including executive officers, equal to 25% of each such employee’s fiscal 2015 target bonus calculated based on average monthly base salary, prorated for those employees who joined the Company in fiscal 2015 based on start date. The Special Payment totaled $1,178,873, including $265,697 paid to Named Executive Officers. The Special Payment amount accrued for each Named Executive Officer in fiscal 2015 is shown in column D, with the actual amount paid to the Named Executive Officers in the subsequent fiscal year. The Special Payment was awarded in recognition of the contribution and work of Company employees generally toward the execution of the Corporate Relocation Plan. Mr. Harding separated from employment with the Company effective July 31, 2014 and did not receive a Special Payment in fiscal 2015.
Stock Awards (Column E)
The amounts reported in column E represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 14 to our audited consolidated financial statements for the fiscal year ended June 30, 2015 included in our 2015 Form 10-K, except that, as required by applicable SEC rules, we did not reduce the amounts in this column for any forfeitures relating to service-based (time-based) vesting conditions. Other than Mr. Fischetto who received a restricted stock award of 2,844 shares on February 9, 2015, and Mr. Bixby who received a restricted stock award of 2,732 shares on May 27, 2015, no Named Executive Officer received a restricted stock award in fiscal 2015. The restricted stock awards to Messrs. Fischetto and Bixby were granted as an inducement to their joining the Company. See the “Grants of Plan Based Awards” table, below.
Option Awards (Column F)
The amounts reported in column F represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, including, in the case of PNQs granted in fiscal 2015, based on the probable outcome of the performance conditions to which such awards are subject. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 14 to our audited consolidated financial statements for the fiscal year ended June 30, 2015 included in our 2015 Form 10-K, except that, as required by applicable SEC rules, we did not reduce the amounts in this column for any forfeitures relating to service-based (time-based) vesting conditions. Other than Mr. Fischetto who received 13,123 NQOs with an exercise price of $23.44 on February 9, 2015, and Mr. Bixby who received 12,580 NQOs with an exercise price of $24.41 on May 27, 2015, no Named Executive Officer received an NQO award in fiscal 2015. The NQO awards to Messrs. Fischetto and Bixby were granted as an inducement to their joining the Company. The amounts reported in column F for Messrs. Keown, Nelson, Mattei and Mortensen in fiscal 2015 reflect PNQ awards. Mr. Harding separated from employment with the Company effective July 31, 2014 and did not participate in the Amended Equity Plan in fiscal 2015. See the “Grants of Plan Based Awards” table, below.
Non-Equity Incentive Plan Compensation (Column G)
The amounts reported in column G represent the aggregate dollar value for each of the Named Executive Officers of the annual performance bonus under the Incentive Plan for the fiscal years indicated. The actual bonus amounts earned by the Named Executive Officers are reflected in the Summary Compensation Table in the fiscal year earned, even though these bonus amounts are paid in the subsequent fiscal year. No bonus was awarded to any executive officer or other employee under the Company’s annual incentive compensation plans, including the Incentive Plan, with respect to fiscal 2015 performance, in light of the Company’s failure to meet a threshold level of modified net income established for the achievement of fiscal 2015 bonus awards under such plans. Mr. Harding separated from employment with the Company effective July 31, 2014 and did not participate in the Incentive Plan in fiscal 2015.
Change in Pension Value (Column H)
The amounts representing the aggregate change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans reported in column H were generated by a change in conversion of that benefit to a present value from the pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2014 to the pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2015. Accrued pension benefits for each of the Named Executive Officers eligible to participate in the pension plan were calculated based on the final average pay times years of service as of

June 30, 2011, the date on which plan participation and benefits were frozen. The conversion to a present value produced a decrease over the prior fiscal year due to a change in mortality and an increase in the discount rate used to calculate present value, with the change in mortality producing a greater impact. The discount rate used to calculate present values increased from 4.15% as of the end of fiscal 2014 to 4.40% as of the end of fiscal 2015, producing a decrease in the present value. We amended the Farmer Bros. Plan, freezing the benefit for all participants effective June 30, 2011. After the plan freeze, participants do not accrue any benefits under the plan, and new hires are not eligible to participate in the plan. Due to the pension freeze, none of the Named Executive Officers other than Messrs. Mortensen and Harding are eligible to participate in the Farmer Bros. Plan.
All Other Compensation (Column I)
The amounts reported in column I for fiscal 2015 include the following:
ALL OTHER COMPENSATION

	Perquisites and Other Personal Benefits		Tax Gross-Ups(1)	Life Insurance Premiums(2)	ESOP Allocation(3)	401(k)(4)	Other	Total
	($)		($)	($)	($)	($)	($)	($)
Michael H. Keown	—	(5)	—	—	12,291	7,800	—	20,091
Mark J. Nelson	—	(5)	—	—	12,267	7,800	—	20,067
Scott W. Bixby	—	(5)	—	—	—	—	—	—
Barry C. Fischetto	22,623	(6)	12,617	—	—	—	—	35,240
Thomas J. Mattei, Jr.	30,608	(7)	6,865	—	12,267	7,800	—	57,540
Thomas W. Mortensen(8)	—	(5)	—	3,401	12,267	7,800	46,783	70,251
Mark A. Harding(9)	—	(5)	—	—	—	—	171,713	171,713
______________

(1)	Represents amounts reimbursed during the fiscal year for the payment of taxes associated with relocation assistance included under “Perquisites and Other Personal Benefits.”

(2)	Represents life insurance premiums paid by the Company under the Company's postretirement death benefit plan.

(3)
Represents the dollar value of ESOP shares allocated to each Named Executive Officer in calendar 2015 based on compensation earned during calendar 2014 calculated on the basis of the closing price of our Common Stock on June 30, 2015 ($23.50). A participant’s interest in the ESOP becomes one hundred percent vested after five years of service to the Company, subject to accelerated vesting under certain circumstances in connection with the Corporate Relocation Plan due to the closure of the Company’s Torrance facility or a reduction-in-force at another Company facility designated by the Management Administrative Committee.

(4)
Represents the Company’s discretionary matching contribution under the 401(k) plan. Matching contributions (and any earnings thereon) vest at the rate of 20% for each of the participant's first 5 years of vesting service, so that a participant is fully vested in his or her matching contribution account after 5 years of vesting service, subject to accelerated vesting under certain circumstances in connection with the Corporate Relocation Plan due to the closure of the Company’s Torrance facility or a reduction-in-force at another Company facility designated by the Management Administrative Committee.

(5)	The total value of all perquisites and other personal benefits for Messrs. Keown, Nelson, Bixby, Mortensen and Harding did not exceed $10,000 in fiscal 2015 and has been excluded from the table.

(6)	Includes relocation assistance in connection with the Corporate Relocation Plan ($20,073) and an auto allowance.

(7)	Includes relocation assistance in connection with the Corporate Relocation Plan ($25,991) and an auto allowance.

(8)	Mr. Mortensen retired from the Company effective July 1, 2015. The amount shown in the column "Other" represents accumulated paid days off through June 30, 2015 paid on July 1, 2015.

(9)
Mr. Harding separated from employment with the Company effective July 31, 2014. In connection therewith, the Company and Mr. Harding entered into a separation agreement pursuant to which Mr. Harding was entitled to receive certain amounts which were accrued in fiscal 2014 and are reflected in column I in fiscal 2014. In addition to these amounts, pursuant to the separation agreement Mr. Harding agreed to provide consulting services to the Company through December 31, 2014. During the consulting period, Mr. Harding received aggregate consulting retainer fees of $160,000 and certain COBRA benefits which are included in the table above.

In fiscal 2015, in connection with the Corporate Relocation Plan, the Company designed and implemented certain compensation programs and benefits, in concert with existing Company compensation programs such as severance, to promote, among other things, continued engagement by employees who would not be relocating, smooth transition of processes and duties to new employees, and ease of transition for relocating employees, all of which focus on ensuring that the Company continues to perform well while undergoing the transition and executes well to achieve the goals of the Corporate Relocation Plan. We also implemented programs designed to provide assistance to our displaced employees. Our Named Executive Officers, with the exception of Messrs. Mortensen and Harding, are entitled to participate in these compensation programs and benefits.
These programs include a relocation benefits program consisting primarily of direct payment or reimbursement of expenses, as well as certain tax gross-up payments, in connection with relocation to the new facility in Northlake, Texas, from Torrance, California or other locations across the country. Relocation benefits could consist of some or all of the following: moving of household goods, travel expense reimbursement for home-finding trips and final journey to the destination, expense allowance, home sale assistance (including, potentially, payment of certain closing costs including commission on sale, marketing assistance, inspection cost reimbursement), provision of information regarding the destination, payment of certain closing costs in connection with a new home purchase, rental assistance (including, potentially, payment of certain lease cancellation or penalty charges, an allowance for area touring fees, and payment of limited finder's fees), shipment of an automobile, temporary storage of household goods, temporary housing, and tax gross-up payments in connection with some of the foregoing benefits. Employees who receive these relocation benefits sign agreements obligating them to repay all or a portion of the amounts in the event that the employee resigns or is terminated within the 24 months following the relocation. The amounts shown in the table above for Messrs. Fischetto and Mattei include relocation assistance under this program in fiscal 2015.
These programs also include retention payments that will be paid to employees upon remaining in employment through a specified date and otherwise satisfying the requirements of that position. Retention payment amounts are determined by reference to position, role in transition of duties, length of time for which the employee is retained, and whether the employee is expected to transition to the new location. No such retention payments are shown in the table above for the Named Executive Officers in fiscal 2015 because at June 30, 2015 the executive officer’s performance was still necessary for the payment to become due.
Total Compensation (Column J)
The amounts reported in column J are the sum of columns C through I for each of the Named Executive Officers. All compensation amounts reported in column J include amounts paid and amounts deferred.

Grants of Plan-Based Awards
The following table sets forth summary information regarding all grants of plan-based awards made to our Named Executive Officers in fiscal 2015.
GRANTS OF PLAN-BASED AWARDS

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)
Name	Plan	Grant Date	Approval Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Michael H. Keown
Annual Cash Incentive Bonus	Incentive Plan	—	—	—	507,000	—	—	—	—	—	—
PNQs	Amended Equity Plan	2/9/15	12/5/14	—	—	—	—	49,902	—	23.44	507,184
Mark J. Nelson
Annual Cash Incentive Bonus	Incentive Plan	—	—	—	208,000	—	—	—	—	—	—
PNQs	Amended Equity Plan	2/9/15	12/5/14	—	—	—	—	21,400	—	23.44	217,501
Scott W. Bixby
Annual Cash Incentive Bonus	Incentive Plan	—	—	—	15,370(6)	—	—	—	—	—	—
Restricted Stock	Amended Equity Plan	5/27/15	5/11/15	—	—	—	—	2,732	—	24.41	66,688
NQOs	Amended Equity Plan	5/27/15	5/11/15	—	—	—	—	12,580	—	24.41	133,334
Barry C. Fischetto
Annual Cash Incentive Bonus	Incentive Plan	—	—	—	94,932(7)	—	—	—	—	—	—
Restricted Stock	Amended Equity Plan	2/9/15	12/5/14	—	—	—	—	2,844	—	23.44	66,663
NQOs	Amended Equity Plan	2/9/15	12/5/14	—	—	—	—	13,123	—	23.44	133,377
Thomas J. Mattei, Jr.
Annual Cash Incentive Bonus	Incentive Plan	—	—	—	100,000	—	—	—	—	—	—
PNQs	Amended Equity Plan	2/9/15	12/5/14	—	—	—	—	4,281	—	23.44	43,510
(continued on next page)

GRANTS OF PLAN-BASED AWARDS (continued)

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)
Name	Plan	Grant Date	Approval Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Thomas W. Mortensen
Annual Cash Incentive Bonus	Incentive Plan	—	—	—	148,665	—	—	—	—	—	—
PNQs	Amended Equity Plan	2/9/15	12/5/14	—	—	—	—	9,095	—	23.44	92,438
Mark A. Harding(8)
Annual Cash Incentive Bonus	Incentive Plan	—	—	—	—	—	—	—	—	—	—
PNQs	Amended Equity Plan	—	—	—	—	—	—	—	—	—	—
__________

(1)	Reflects the date on which the grants were approved by the Compensation Committee.

(2)
Represents annual cash incentive opportunities based on fiscal 2015 performance under the Incentive Plan. There were no thresholds or maximums under the Incentive Plan in fiscal 2015. The targets are set each fiscal year by the Compensation Committee. The bonus amounts are based on the Company’s financial performance and satisfaction of individual participant goals. Subject to the limitations set forth in the Incentive Plan with respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m), the Compensation Committee has discretion to increase, decrease or entirely eliminate the bonus amount derived from the Incentive Plan’s formula. The maximum amount that can be awarded under the Incentive Plan is within the discretion of the Compensation Committee.

(3)
PNQs granted under the Amended Equity Plan in fiscal 2015 to Messrs. Keown, Nelson, Mattei and Mortensen vest over a three-year period with one-third of the total number of shares subject to each such PNQ vesting on each anniversary of the grant date based on the Company’s achievement of a modified net income target for each fiscal year of the performance period as approved by the Compensation Committee, as well as an ability for each such tranche of each grant to vest in a subsequent period based upon achievement of cumulative modified net income equal to the sum of the individual targets for the periods being accumulated, in each case, subject to the participant’s employment by the Company or service on the Board of Directors of the Company on the applicable vesting date and the acceleration provisions contained in the Amended Equity Plan and the applicable award agreement. The number in the column titled "Target" reflects the aggregate number of shares that would vest if the modified net income targets are achieved at the end of the appropriate vesting periods. The Company has met the first-year performance target set forth in the PNQ agreements for the fiscal 2015 awards. NQOs and restricted stock granted under the Amended Equity Plan in fiscal 2015 to Messrs. Bixby and Fischetto vest ratably over three years on the anniversary of the grant date and on the third anniversary of the grant date, respectively, in each case, subject to the acceleration provisions contained in the Amended Equity Plan and the applicable award agreement.

(4)	Exercise price of stock option awards is equal to the closing market price on the date of grant.

(5)
Reflects the grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 14 to our audited consolidated financial statements for the fiscal year ended June 30, 2015 included in our 2015 Form 10-K, except that, as required by applicable SEC rules, we did not reduce the amounts in this column for any forfeitures relating to service-based (time-based) vesting conditions. The amount reported for PNQ awards subject to performance conditions is based upon the probable outcome of such conditions.

(6)
Pursuant to his employment agreement with the Company, Mr. Bixby's target award as a percentage of base salary was fifty-five percent (55%), or $165,000, prorated based on his employment commencement date of May 27, 2015.

(7)
Pursuant to his employment agreement with the Company, Mr. Fischetto’s target award as a percentage of base salary was fifty-five percent (55%), or $165,000, prorated based on his employment commencement date of December 2, 2014.

(8)	Mr. Harding separated from employment with the Company effective July 31, 2014 and did not participate in the Incentive Plan or Amended Equity Plan in fiscal 2015.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth summary information regarding the outstanding equity awards at June 30, 2015 granted to each of our Named Executive Officers.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael H. Keown	70,000	—	—	6.96	05/11/19	—	—	—	—
	46,666	23,334	—	11.81	12/07/19	8,840	207,740	—	—
	15,156	—	30,314	21.33	12/12/20	—	—	—	—
	—	—	49,902	23.44	02/09/22	—	—	—	—
Mark J. Nelson(4)	19,630	9,816	—	13.62	05/09/20	5,947	139,755	—	—
	6,265	—	12,532	21.33	12/12/20	—	—	—	—
	—	—	21,400	23.44	02/09/22	—	—	—	—
Scott W. Bixby	—	12,580	—	24.41	05/27/22	2,732	64,202	—	—
Barry C. Fischetto	—	13,123	—	23.44	02/09/22	2,844	66,834	—	—
Thomas J. Mattei, Jr.	1,813	907	—	13.09	02/27/16	428	10,058	—	—
	1,253	—	2,507	21.33	12/12/20	—	—	—	—
	—	—	4,281	23.44	02/09/22	—	—	—	—
Thomas W. Mortensen(5)	3,000	—	—	21.76	12/11/15	—	—	—	—
	1,012	—	—	7.32	12/08/18	—	—	—	—
	13,334	—	—	6.96	05/11/19	—	—	—	—
	3,546	3,546	—	11.81	12/07/19	1,627	38,235	—	—
	2,663	—	5,326	21.33	12/12/20	—	—	—	—
	—	—	9,095	23.44	02/09/22	—	—	—	—
Mark. A. Harding(6)	—	—	—	—	—	—	—	—	—
 __________

(1)
Prior to amendment and restatement of the Omnibus Plan, stock option grants to executive officers consisted of NQOs which generally vest in one-third (1/3) increments on each anniversary of the date of grant, subject to the acceleration provisions contained in the Omnibus Plan and the applicable award agreement. Since the amendment and restatement of the Omnibus Plan, stock option grants to executive officers under the Amended Equity Plan have consisted exclusively of PNQs subject to performance-based and time-based vesting, with the exception of NQOs granted to Messrs. Bixby and Fischetto pursuant to the terms of their employment agreements as an inducement to their joining the Company which vest ratably over three years on the anniversary of the grant date. PNQs granted under the Amended Equity Plan in fiscal 2014 vest over a three-year period with one-third of the total number of shares subject to each such PNQ vesting on the first anniversary of the grant date based on the Company’s achievement of a modified net income target for the first fiscal year of the performance period as approved by the Compensation Committee, and the remaining two-thirds of the total number of shares subject to each PNQ vesting on the third anniversary of the grant date based on the Company’s achievement of a cumulative modified net income target for all three years during the performance period as approved by the Compensation Committee, in each case, subject to the participant’s employment by the Company or service on the Board of Directors of the Company on the applicable vesting date and the acceleration provisions contained in the Amended Equity Plan and the applicable award agreement. PNQs granted under the Amended Equity Plan in fiscal 2015 vest over a three-year period with one-third of the total number of shares subject to each such PNQ vesting on each anniversary of the grant date based on the Company’s achievement of a modified net income target for each fiscal year of the performance period as approved by the Compensation Committee, as well as an ability for each such tranche of each grant to vest in a subsequent period based upon achievement of cumulative modified net income equal to the sum of the individual targets for the periods being accumulated, in each case, subject to the participant’s employment by the Company or service on the Board of Directors of the Company on the applicable vesting date and the acceleration provisions contained in the Amended Equity Plan and the applicable award agreement. The Company has met the first-year performance targets set forth in the PNQ agreements for the fiscal 2014 and 2015 awards.

(2)
Restricted stock granted under the Amended Equity Plan (including under the Omnibus Plan prior to its amendment and restatement) to the Named Executive Officers generally cliff vests on the third anniversary of the date of grant, subject to the acceleration provisions contained in the Amended Equity Plan and the applicable award agreement.

(3)	The market value was calculated by multiplying the closing price of our Common Stock on June 30, 2015 ($23.50) by the number of shares of unvested restricted stock.

(4)
Mr. Nelson stepped down from the position of Treasurer and Chief Financial Officer effective October 1, 2015. Mr. Nelson is expected to continue as an employee of the Company under the terms of his existing employment agreement to allow for an effective transition of his duties and responsibilities, following which he will resign. Under the terms of the applicable award agreements, effective upon Mr. Nelson’s resignation of employment, (i) all then unvested stock options will be cancelled; (ii) all then remaining restricted stock will be immediately forfeited; and (iii) Mr. Nelson will have three (3) months following termination of employment to exercise any vested stock options.

(5)
Mr. Mortensen retired from the Company effective July 1, 2015, at which time 1,627 shares of restricted stock shown in the table were forfeited, and 3,546 unvested NQOs and 14,421 unvested and unearned PNQs shown in the table were cancelled. In addition, Mr. Mortensen exercised and sold 3,000 vested NQOs shown in the table on October 1, 2015. Under the terms of the applicable award agreements, Mr. Mortensen will have one (1) year following his retirement to exercise any vested stock options.

(6)
Mr. Harding separated from employment with the Company effective July 31, 2014, at which time 8,527 shares of restricted stock were forfeited and 18,657 shares subject to unvested stock options were cancelled.

Option Exercises and Stock Vested
The following table summarizes the option exercises and vesting of stock awards for each of our Named Executive Officers for the fiscal year ended June 30, 2015.
OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Securities Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)		Value Realized on Vesting($)(2)
Michael H. Keown	—	—	15,000	(3)	363,450
Mark J. Nelson	—	—	—		—
Scott W. Bixby	—	—	—		—
Barry C. Fischetto	—	—	—		—
Thomas J. Mattei, Jr.	—	—	—		—
Thomas W. Mortensen	3,000	6,360	11,070	(4)	271,265
Mark A. Harding	17,638	188,297	—		—
__________

(1)	The value realized on exercise of option awards was calculated by determining the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(2)	The value realized on vesting of restricted stock was calculated by multiplying the closing price of a share of our Common Stock on the vesting date, multiplied by the number of shares vested.

(3)	Includes 5,702 shares that were sold in the open market to pay for taxes on restricted stock that vested on May 11, 2015.

(4)
Includes 337 shares that were withheld to pay for taxes on restricted stock that vested on December 8, 2014 and 3,123 shares that were sold in the open market to pay for taxes on restricted stock that vested on May 11, 2015.

Compensation Risk Assessment
The Company generally uses a combination of base salary, performance-based compensation, and retirement plans throughout the Company. In most cases, the compensation policies and practices are centrally designed and administered, and are substantially identical at each business unit. Route sales personnel are paid primarily on a sales commission basis, but all of our executive officers are paid under the programs and plans for non-sales employees. The incentive compensation for executives is tied very strongly to, and predominantly dependent upon, the achievement of targets based on overall Company financial performance that are stated in or modified from the Company's audited financial statements. Only a small portion of executive officer incentive compensation is dependent upon individual goals. Moreover, the Company financial performance targets that drive executive officer compensation also apply throughout the organization for any employees who are entitled to incentive compensation (other than sales-based commissions). Certain departments have different or supplemental compensation programs tailored to their specific operations and goals. The Company believes that these compensation policies and practices appropriately balance near-term performance improvement with sustainable long-term value creation, and that they do not encourage unnecessary or excessive risk taking.

Employment Agreements and Arrangements
Employment Agreements
The Company has entered into “at-will” employment agreements with each of its current Named Executive Officers. These agreements provide for an initial annual base salary which may be adjusted upward or downward by the Company from time to time, subject to a minimum annual base salary as specified in the employment agreement. The employment agreements provide that the Named Executive Officer is entitled to participate in the Incentive Plan, with a specified target award equal to a percentage of such Named Executive Officer’s annual base salary. Additionally, the employment agreements provide for grants under the Amended Equity Plan as determined by the Compensation Committee, in some cases, upon the commencement of employment as an inducement to joining the Company. In certain cases, the Named Executive Officers have been entitled to specified relocation benefits. Each Named Executive Officer is entitled to all benefits and perquisites provided by the Company to its senior executives, including paid days off, group health insurance, life insurance, 401(k) plan, ESOP, cell phone, Company credit card, Company gas card, expense reimbursement and an automobile allowance. The employment agreements contain no specified term of employment, but rather the Named Executive Officer’s employment may be terminated by the Company at any time with or without Cause or upon the Named Executive Officer’s resignation with or without Good Reason, death or Permanent Incapacity, as such terms are defined in the applicable employment agreement. Each of these agreements contains customary provisions protecting our confidential information and intellectual property. They also contain restrictions, for a period of two years following any termination of employment, on the employee’s ability to solicit any customer or prospective customer of the Company or any person employed by the Company to leave the Company. The employment agreements require that all disputes between such employees and the Company arising under or in connection with their employment agreement shall be subject to resolution through arbitration. Upon certain events of termination, the Named Executive Officers may be entitled to certain payments and benefits in the event of a qualifying termination of employment and/or change in control. A detailed discussion of these payments and benefits is described below under the heading “Change in Control and Termination Arrangements.”
In addition to the current Named Executive Officers, the Company has entered into an employment agreement with Mark J. Nelson, the Company’s former Treasurer and Chief Financial Officer. Mr. Nelson stepped down from this position effective October 1, 2015. Mr. Nelson is expected to continue as an employee of the Company under the terms of his existing employment agreement to allow for an effective transition of his duties and responsibilities, following which he will resign and be entitled to certain payments and benefits described below under the heading “Change in Control and Termination Arrangements.”
The Company entered into an employment agreement with Thomas W. Mortensen, the Company’s former Senior Vice President of Route Sales. Mr. Mortensen retired from employment with the Company effective July 1, 2015, upon which his employment agreement terminated; provided, however, that certain provisions, including confidentiality and non-solicitation, expressly survive termination thereof.
On September 25, 2015, the Company entered into an employment agreement with Isaac N. Johnston, Jr., pursuant to which the Company employed Mr. Johnston as Treasurer and Chief Financial Officer effective October 1, 2015. Mr. Johnston’s initial annual base salary is $350,000 and his target bonus percentage is seventy percent (70%) of his annual base salary, prorated to 52.74% for fiscal 2016 based on the commencement date of his employment. Mr. Johnston also received certain equity awards as an inducement to joining the Company and is entitled to receive future grants under the Amended Equity Plan as determined by the Compensation Committee.
Separation Agreement
Mr. Harding separated from employment with the Company effective July 31, 2014. In connection therewith, the Company and Mr. Harding entered into a separation agreement pursuant to which Mr. Harding agreed to provide consulting services to the Company through December 31, 2014. During the consulting period, Mr. Harding received a monthly retainer of $32,000 and certain COBRA benefits. As a result of his separation from employment with the Company, Mr. Harding was entitled to certain severance payments and benefits described below under the heading “Change in Control and Termination Arrangements.”
Pension Benefits
The following table provides information as of the end of fiscal 2015 with respect to the Farmer Bros. Plan, a defined benefit plan for the majority of the Company’s employees who are not covered under a collective bargaining agreement, for each of the Named Executive Officers. The Company amended the Farmer Bros. Plan, freezing the benefit for all participants effective June 30, 2011. After the plan freeze, participants do not accrue any benefits under the Farmer Bros. Plan, and new hires are not eligible to participate in the Farmer Bros. Plan. For a complete understanding of the table, please read the narrative disclosures that follow the table.
PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service(#)	Present Value of Accumulated Benefit($)	Payments During Last Fiscal Year($)
Michael H. Keown	Farmer Bros. Co. Pension Plan for Salaried Employees	—	—	—
	Farmer Bros. Co. Death Benefit Plan	—	—	—
Mark J. Nelson	Farmer Bros. Co. Pension Plan for Salaried Employees	—	—	—
	Farmer Bros. Co. Death Benefit Plan	—	—	—
Scott W. Bixby	Farmer Bros. Co. Pension Plan for Salaried Employees	—	—	—
	Farmer Bros. Co. Death Benefit Plan	—	—	—
Barry C. Fischetto	Farmer Bros. Co. Pension Plan for Salaried Employees	—	—	—
	Farmer Bros. Co. Death Benefit Plan	—	—	—
Thomas J. Mattei, Jr.	Farmer Bros. Co. Pension Plan for Salaried Employees	—	—	—
	Farmer Bros. Co. Death Benefit Plan	—	—	—
Thomas W. Mortensen	Farmer Bros. Co. Pension Plan for Salaried Employees	22.50	988,247	—
	Farmer Bros. Co. Death Benefit Plan	—	58,152	—
Mark A. Harding	Farmer Bros. Co. Pension Plan for Salaried Employees	2.33	74,438	—
	Farmer Bros. Co. Death Benefit Plan	—	—	—

Named Executive Officers participate in the same defined benefit pension plan offered to other non-union company employees; however, all of our Named Executive Officers other than Messrs. Mortensen and Harding were hired after participation in the plan was frozen, so no benefit is available to them. No benefits are available to a participant until he or she has five years of vesting service. Annuity benefits payable monthly under the Farmer Bros. Plan at normal retirement (age 65) are calculated as 1.50% of average compensation multiplied by the number of years of credited service, but not less than $60 per month for the first 20 years of credited service plus $80 per month for each year of credited service in excess of 20 years. For this formula, average compensation is defined as the monthly average of total pay received for the 60 consecutive months out of the 120 latest months before the retirement date which gives the highest average. However, no additional benefit accrual will be earned after June 30, 2011, which means that average compensation and number of years of credited service will be determined as of June 30, 2011, although service past that date will be counted for vesting. The formula above produces the amount payable as a monthly annuity for the life of the Named Executive Officer beginning as early as age 62. Benefits can begin as early as age 55 upon retirement (which would apply in the case of Messrs. Mortensen and Harding, who are each over 55 and participate in the plan), but are subject to a 4% per year reduction for the number of years before age 62 when benefits began. Benefits under a predecessor plan are included in the figures shown in the table above. Maximum annual combined benefits under both plans generally cannot exceed the lesser of $205,000 or the average of the employee’s highest three years of compensation.
While a present value is shown in the table, benefits are not available as a lump sum and must be paid in the form of an annuity. Present values were calculated using the same actuarial assumptions applied in the calculation of pension liabilities reported in Note 11 to our audited consolidated financial statements for the fiscal year ended June 30, 2015 included in our 2015 Form 10-K.
With respect to the Farmer Bros. Co. Death Benefit Plan, the Company provides a “death benefit” to certain of its employees and retirees, including the Named Executive Officer specified above, subject, in the case of current employees, to continued employment with the Company until retirement and certain other conditions related to the manner of employment termination and manner of death. The Company has purchased life insurance policies to fund the postretirement death benefit wherein the Company owns the policy but the death benefit is paid to the employee's or retiree's beneficiary upon the employee’s death, and any excess over that death benefit amount that may be paid out under the related insurance policy goes to the Company. The amount of the death benefit that the Company has agreed to provide for each participating employee was determined by the Company with respect to that employee but was not specifically related to the amount of compensation that the employee was receiving as of the time that the Company elected to grant the death benefit to the employee. Further, the amount of the death benefit is fixed at the time of grant and does not change in value based on term of service but can be reduced based on demotion of service during employment. Assuming that the participating employee remains qualified, payments of the death benefit are made to the employee’s beneficiary in a lump sum in the amount originally stated. Present value for the death benefit shown in the table above for Mr. Mortensen was calculated based on the discounted value of the face amount of Mr. Mortensen’s death benefit factored for his life expectancy, using life expectancy tables compliant with financial accounting standards.
Change in Control and Termination Arrangements
Change in Control Agreements
The Company has entered into a Change in Control Severance Agreement (“Severance Agreement”) with Messrs. Keown, Nelson, Johnston, Bixby, Fischetto and Mattei which provides certain severance benefits to such persons in the event of a Change in Control (as generally defined below). Each Severance Agreement expires at the close of business on December 31, 2015, subject to automatic one year extensions unless the Company or such executive officer notified the other no later than September 30, 2015 that the term would not be extended. Neither the Company nor any executive officer notified the other that the term would not be extended, so the term of each Severance Agreement has been extended to December 31, 2016, subject to possible further extensions. Notwithstanding the foregoing, if prior to a Change in Control, an executive officer ceases to be an employee of the Company, his or her Severance Agreement will be deemed to have expired. The Severance Agreements with Mr. Mortensen and Mr. Harding automatically expired upon their retirement and separation from employment with the Company, respectively. Mr. Nelson is expected to continue as an employee of the Company under the terms of his existing employment agreement to allow for an effective transition of his duties and responsibilities, following which he will resign. Upon his resignation, his Severance Agreement will be deemed to have expired.
Under each of the Severance Agreements, a Change in Control generally will be deemed to have occurred at any of the following times: (i) upon the acquisition by any person, entity or group of beneficial ownership of 50% or more of either the then outstanding Common Stock or the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; (ii) at the time individuals making up the Incumbent Board (as defined in the Severance Agreements) cease for any reason to constitute at least a majority of the Board; or (iii) the approval of the stockholders of the Company of a reorganization, merger, consolidation, complete liquidation, or dissolution of the Company, the sale or disposition of all or substantially all of the assets of the Company or any similar corporate transaction (other than any transaction with respect to which persons who were the stockholders of the Company immediately prior to such transaction continue to represent at least 50% of the outstanding Common Stock of the Company or such surviving entity or parent or affiliate thereof immediately after such transaction). In the event of certain termination events in connection with a Change in Control or Threatened Change in Control (as defined in the Severance Agreements), Messrs. Keown, Nelson, Johnston, Bixby, Fischetto and Mattei will be entitled to certain payments and benefits shown in the tables below.
Each Severance Agreement provides that while the relevant Named Executive Officer is receiving compensation and benefits thereunder, that Named Executive Officer will not in any manner attempt to induce or assist others to attempt to induce any officer, employee, customer or client of the Company to terminate its association with the Company, nor do anything directly or indirectly to interfere with the relationship between the Company and any such persons or concerns. In the event such executive officer breaches this provision, all compensation and benefits under the Severance Agreement will immediately cease.
Employment Agreements
Under the employment agreements with Messrs. Keown, Nelson, Johnston, Bixby, Fischetto and Mattei, upon termination without Cause (as defined in the applicable employment agreement) or by such executive officer’s resignation with Good Reason (as defined in the applicable employment agreement), such executive officer will be entitled to certain payments and benefits shown in the tables below. Receipt of any severance amounts under any employment agreement is conditioned upon execution of a general release of claims against the Company. Notwithstanding the foregoing, if the executive officer becomes eligible for severance benefits under the Severance Agreement described above, the benefits provided under that agreement will be in lieu of, and not in addition to, the severance benefits under his employment agreement.
Separation Agreements
Pursuant to his separation agreement with the Company, Mr. Harding was entitled to certain severance payments and benefits described below.
Potential Payments Upon Termination or Change in Control
The following tables describe potential payments and benefits upon termination (including resignation, severance, retirement or a constructive termination) or a change in control, including under the agreements described above, to which the Named Executive Officers would be entitled. The estimated amount of compensation payable to each Named Executive Officer in each situation is listed in the tables below and assumes that the termination and/or change in control of the Company occurred at June 30, 2015.

The actual amount of payments and benefits can only be determined at the time of such a termination or change in control and therefore the actual amounts will vary from the estimated amounts in the tables below. Descriptions of how such payments and benefits are determined under the circumstances, material conditions and obligations applicable to the receipt of payments or benefits and other material factors regarding such agreements, as well as other material assumptions that we have made in calculating the estimated compensation, follow these tables.
The tables and discussion below do not reflect the value of retiree medical, vision and dental insurance benefits and group life insurance, if any, that would be provided to each Named Executive Officer following such termination of employment, because, in each case, these benefits are generally available to all regular Company employees similarly situated in age, years of service and date of hire and do not discriminate in favor of executive officers. The tables exclude Mr. Mortensen who retired from the Company effective July 1, 2015, and Mr. Harding who separated his employment with the Company effective July 31, 2014. The tables also exclude Mr. Johnston, whose employment with the Company commenced effective October 1, 2015.
In connection with his retirement, Mr. Mortensen will be entitled to a postretirement death benefit and retiree medical benefits. As a fully vested participant in the Farmer Bros. Plan, the present value of Mr. Mortensen’s accumulated pension benefit was $58,152 at June 30, 2015. Mr. Mortensen’s vested benefit under the ESOP as of June 30, 2015 was estimated to be $201,466.
In connection with Mr. Harding’ separation from employment, the Company and Mr. Harding entered into a separation agreement pursuant to which Mr. Harding received aggregate consulting retainer fees through December 31, 2014 of $160,000, and severance consisting of: (i) salary continuation payments in the amount of $261,375 in the aggregate, paid out over twelve (12) months in bi-weekly installments in accordance with the Company’s normal payroll schedule and practices, commencing in the month following the end of the consulting period; (ii) partially Company-paid COBRA coverage under the Company’s health care plan for himself and his spouse during the consulting period and for each of the twelve (12) months of coverage thereafter; (iii) an amount equal to his fiscal 2014 final bonus award under the Incentive Plan determined to be $188,410; and (iv) outplacement services not to exceed $5,000. As a fully vested participant in the Farmer Bros. Plan, the present value of Mr. Harding’s accumulated pension benefit was $70,652 at June 30, 2014. Mr. Harding’s vested benefit under the ESOP as of June 30, 2014 was estimated to be $81,855. In exchange for the foregoing payments, Mr. Harding provided the Company a general release of claims as required under the separation agreement with the Company.
Effective October 1, 2015, Mr. Nelson stepped down as Treasurer and Chief Financial Officer. Mr. Nelson is expected to continue as an employee of the Company under the terms of his existing employment agreement to allow for an effective transition of his duties and responsibilities, following which he will resign. Upon his resignation, pursuant to the terms of his employment agreement he will be entitled to severance consisting of: (i) salary continuation payments in the amount of $320,000 in the aggregate, paid out over twelve (12) months in bi-weekly installments in accordance with the Company’s normal payroll schedule and practices, commencing in the month following his termination of employment; and (ii) partially Company-paid COBRA coverage under the Company’s health care plan for himself and his spouse for period of one (1) year after the effective termination date. In connection with the Corporate Relocation Plan, the Management Administrative Committee provided for accelerated vesting of Company match amounts of certain participants in the 401(k) plan and accelerated vesting of accounts of certain participants in the ESOP under certain circumstances due to the closure of the Company’s Torrance facility or a reduction-in-force at another Company facility designated by the Management Administrative Committee. As a result, Mr. Nelson’s benefit under the ESOP, estimated to be $24,370 as of June 30, 2015, is expected to vest upon his resignation.
Vesting and exercise of all stock options and restricted stock awards granted to Messrs. Mortensen, Harding and Nelson are governed by the terms and conditions of the applicable award agreements.

Michael H. Keown	Death	Disability	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Change in Control	Threatened Change in Control and Involuntarily Terminated or Resignation for Good Reason	Termination Without Cause or Resignation With Good Reason
Base Salary Continuation	$—	$—	$—	$1,014,000	$1,014,000	$507,000
Bonus Payments	$507,000	$507,000	$—	$507,000	$507,000	$507,000
Value of Accelerated Stock Options	$750,811	$750,811	$—	$—	$—	$—
Value of Accelerated Restricted Stock	$177,223	$177,223	$—	$—	$—	$—
ESOP	$38,211	$38,211	$—	$62,792	$62,792	$—
Health and Dental Insurance	$—	$10,077	$—	$20,154	$20,154	$10,077
Outplacement Services	$—	$—	$—	$25,000	$25,000	$—
Total Pre-Tax Benefit	$1,473,245	$1,483,322	$—	$1,628,946	$1,628,946	$1,024,077

Mark J. Nelson	Death	Disability	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Change in Control	Threatened Change in Control and Involuntarily Terminated or Resignation for Good Reason	Termination Without Cause or Resignation With Good Reason
Base Salary Continuation	$—	$—	$—	$640,000	$640,000	$320,000
Bonus Payments	$208,000	$208,000	$—	$208,000	$208,000	$208,000
Value of Accelerated Stock Options	$285,714	$285,714	$—	$—	$—	$—
Value of Accelerated Restricted Stock	$99,715	$99,715	$—	$—	$—	$—
ESOP	$24,370	$24,370	$—	$—	$—	$—
Health and Dental Insurance	$—	$10,077	$—	$20,154	$20,154	$10,077
Outplacement Services	$—	$—	$—	$25,000	$25,000	$—
Total Pre-Tax Benefit	$617,799	$627,876	$—	$893,154	$893,154	$538,077

Scott W. Bixby	Death	Disability	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Change in Control	Threatened Change in Control and Involuntarily Terminated or Resignation for Good Reason	Termination Without Cause or Resignation With Good Reason
Base Salary Continuation	$—	$—	$—	$600,000	$600,000	$300,000
Bonus Payments	$165,000	$165,000	$—	$165,000	$165,000	$165,000
Value of Accelerated Stock Options	$—	$—	$—	$—	$—	$—
Value of Accelerated Restricted Stock	$1,992	$1,992	$—	$—	$—	$—
ESOP	$—	$—	$—	$—	$—	$—
Health and Dental Insurance	$—	$8,784	$—	$17,568	$17,568	$8,784
Outplacement Services	$—	$—	$—	$25,000	$25,000	$—
Total Pre-Tax Benefit	$166,992	$175,776	$—	$807,568	$807,568	$473,784

Barry C. Fischetto	Death	Disability	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Change in Control	Threatened Change in Control and Involuntarily Terminated or Resignation for Good Reason	Termination Without Cause or Resignation With Good Reason
Base Salary Continuation	$—	$—	$—	$600,000	$600,000	$300,000
Bonus Payments	$165,000	$165,000	$—	$165,000	$165,000	$165,000
Value of Accelerated Stock Options	$101	$101	$—	$—	$—	$—
Value of Accelerated Restricted Stock	$8,598	$8,598	$—	$—	$—	$—
ESOP	$—	$—	$—	$—	$—	$—
Health and Dental Insurance	$—	$9,105	$—	$18,210	$18,210	$9,105
Outplacement Services	$—	$—	$—	$25,000	$25,000	$—
Total Pre-Tax Benefit	$173,699	$182,804	$—	$808,210	$808,210	$474,105

Thomas J. Mattei, Jr.	Death	Disability	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Change in Control	Threatened Change in Control and Involuntarily Terminated or Resignation for Good Reason	Termination Without Cause or Resignation With Good Reason
Base Salary Continuation	$—	$—	$—	$500,000	$500,000	$250,000
Bonus Payments	$100,000	$100,000	$—	$100,000	$100,000	$100,000
Value of Accelerated Stock Options	$50,662	$50,662	$—	$—	$—	$—
Value of Accelerated Restricted Stock	$7,828	$7,828	$—	$—	$—	$—
ESOP	$23,712	$23,712	$—	$—	$—	$—
Health and Dental Insurance	$—	$549	$—	$1,098	$1,098	$549
Outplacement Services	$—	$—	$—	$25,000	$25,000	$—
Total Pre-Tax Benefit	$182,202	$182,751	$—	$626,098	$626,098	$350,549

Base Salary Continuation
Severance Agreements
Under each Severance Agreement, if (i) a Change in Control occurs and the executive officer’s employment is terminated within the two years following the occurrence of the Change in Control by the Company other than for Cause, Disability (each as defined in the Severance Agreement) or death, or by Resignation for Good Reason (as defined in the Severance Agreement), or (ii) a Threatened Change in Control (as defined in the Severance Agreement) occurs and the executive officer’s employment is terminated during the Threatened Change in Control Period (as defined in the Severance Agreement) by the Company other than for Cause, disability or death, or there is a Resignation for Good Reason by the executive officer (a “Change in Control Event”), such executive officer will be entitled to receive his base salary, excluding bonuses, at the rate in effect on the date of termination for a period of twenty-four (24) months, such payment to be made in installments in accordance with the Company’s standard payroll practices, commencing in the month following the month in which the executive officer’s Separation from Service (as defined in the Severance Agreement) occurs, subject to the payment limitations with respect to “specified employees” under Section 409A.
Employment Agreements
Under the employment agreements, if termination occurs at the election of the Company without Cause (as defined in the applicable employment agreement) or by the executive officer’s resignation with Good Reason (as defined in the applicable employment agreement), the executive officer will continue to receive his base salary for a period of one (1) year from the effective termination date, such payment to be made in installments in accordance with the Company’s standard payroll practices, commencing in the month following the month in which the executive officer’s Separation from Service (as defined in the applicable employment agreement) occurs, subject to the payment limitations with respect to “specified employees” under Section 409A.

Bonus Payments
Severance Agreements
Under each Severance Agreement, if a Change in Control Event occurs, the executive officer will receive a payment equal to one hundred percent (100%) of the executive officer’s target bonus for the fiscal year in which the date of termination occurs (or, if no target bonus has been assigned as of the date of termination, the average bonus paid to such executive officer for the last three (3) completed fiscal years or for the number of completed fiscal years such person has been in the employ of the Company if fewer than three (3)), such payment to be made in a lump sum, subject to the payment limitations with respect to “specified employees” under Section 409A.
Employment Agreements
Under the employment agreements, if termination occurs at the election of the Company without Cause (as defined in the applicable employment agreement) or by the executive officer’s resignation with Good Reason (as defined in the applicable employment agreement), such executive officer will receive an amount equal to his target award under the Incentive Plan for the fiscal year in which such termination is effective, prorated for the partial fiscal year in which the termination is effective. Payment of such amount will be made in a lump sum within thirty (30) days after the end of the Company’s fiscal year in which the executive officer’s Separation from Service (as defined in the applicable employment agreement) occurs, subject to the payment limitations with respect to “specified employees” under Section 409A. The amounts shown in the tables above for Messrs. Bixby and Fischetto are based on a full-year target award and have not been prorated to reflect their employment commencement dates during fiscal 2015. The Company will also pay a prorated portion of the target award under the Incentive Plan in the event of the executive officer’s death or disability.
Value of Accelerated Stock Options and Restricted Stock
Under the terms of the outstanding stock option and restricted stock awards, in the event of death or disability a pro rata portion (determined based on the actual number of service days during the vesting period divided by the total number of days during the vesting period) of any unvested stock options and restricted stock will be deemed to have vested immediately prior to the date of death or disability and, in the case of the restricted stock, will no longer be subject to forfeiture.
The value of accelerated equity awards shown in the tables above was calculated using the closing price of our Common Stock on June 30, 2015 ($23.50). The value of the options is the aggregate spread between $23.50 and the exercise price of the accelerated options, if less than $23.50, while $23.50 is the intrinsic value of the restricted stock grants.
Under the Amended Equity Plan, the plan administrator also has discretionary authority regarding accelerated vesting upon termination other than by reason of death or disability, or in connection with an impending Change in Control (as defined in the Amended Equity Plan). The amounts in the tables above assume such discretionary authority was not exercised. Additionally, under the Amended Equity Plan, unless otherwise provided in any applicable award agreement, if a Change in Control occurs and a participant’s awards are not continued, converted, assumed or replaced by the Company or a parent or subsidiary of the Company, or a Successor Entity (as defined in the Amended Equity Plan), such awards will become fully exercisable and/or payable, and all forfeiture, repurchase and other restrictions on such awards will lapse immediately prior to such Change in Control. The amounts in the tables above assume such awards were continued, converted, assumed or replaced in connection with a Change in Control.
ESOP
Under each Severance Agreement, if a Change in Control Event occurs, subject to eligibility provisions of the plans, the executive officer will continue to participate in the ESOP during the twenty-four (24) month period following the executive officer’s date of termination unless he commences other employment prior to the end of the twenty-four (24) month period, in which case, such participation will end on the date of his new employment. In addition, upon termination of employment for any reason, including death, disability, retirement or other termination, the executive officer will be entitled to his vested benefits under the ESOP. Estimated ESOP benefits shown in the tables above reflect the value of vested allocated shares in the ESOP plus, in the case of a Change in Control Event, an annual allocation of ESOP shares to qualified employees (estimated to be $12,291 for Mr. Keown, the only executive officer who will have completed five years of service at the end of the twenty-four (24) month period following the assumed date of the Change of Control Event of June 30, 2015). The estimated value of the ESOP shares is based on $23.50 per share, the closing price of our Common Stock on June 30, 2015.
Participants become 100% vested under the ESOP upon death, disability and, subject to certain eligibility requirements, retirement. Notwithstanding the foregoing, in connection with the Corporate Relocation Plan, the Management Administrative Committee, with the consent of the Board of Directors, amended the ESOP to provide for full vesting of the accounts of certain ESOP participants under certain circumstances due to the closure of the Company’s Torrance facility or a reduction-in-force at another Company facility designated by the Management Administrative Committee as eligible for accelerated vesting under the terms of the ESOP, as so amended.
Health and Dental Insurance
Severance Agreements
Under each Severance Agreement, if a Change in Control Event occurs, the health, dental and life insurance benefits coverage provided to the executive officer at his date of termination will be continued by the Company during the twenty-four (24) month period following the executive officer’s date of termination unless he commences employment prior to the end of the twenty-four (24) month period and qualifies for substantially equivalent insurance benefits with his new employer, in which case such insurance coverage will end on the date of qualification. The Company will provide for such insurance coverage at its expense at the same level and in the same manner as if the executive officer’s employment had not terminated (subject to the customary changes in such coverage if the executive officer retires under a Company retirement plan, reaches age 65, or similar events and subject to the executive officer’s right to make any changes in such coverage that an active employee is permitted to make). Any additional coverage the executive officer had at termination, including dependent coverage, will also be continued for such period on the same terms, to the extent permitted by the applicable policies or contracts. Any costs the executive officer was paying for such coverage at the time of termination will be paid by the executive officer. If the terms of any benefit plan do not permit continued participation, the Company will arrange for other coverage at its expense providing substantially similar benefits. Estimated payments shown in the tables above represent the current net annual cost to the Company of the executive officer’s participation in the Company’s medical insurance program offered to all non-union employees.
Employment Agreements
Under the employment agreements, if termination occurs at the election of the Company without Cause (as defined in the applicable employment agreement) or by the executive officer’s resignation with Good Reason (as defined in the applicable employment agreement), such executive officer will continue to receive partially Company-paid COBRA coverage under the Company’s health care plan for a period of one (1) year after the effective termination date.
Company Benefit Plans
Under the Company’s group health plan, an employee who becomes totally disabled and his or her covered dependents will be eligible for coverage one year from the date disability began or a period equal to the time the employee was enrolled under the plan, whichever is less.

Outplacement Services
Under each Severance Agreement, if a Change in Control Event occurs, the Company will provide the executive officer with outplacement services at the expense of the Company, in an amount up to $25,000.
Indemnification
The Company has entered into the same form of Indemnification Agreement with each Named Executive Officer as is described below under the heading “Director Compensation—Director Indemnification.” The Indemnification Agreements do not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including any rights arising under the Certificate of Incorporation or By-Laws of the Company, or the Delaware General Corporation Law.

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION
Background
As part of the Board’s commitment to excellence in corporate governance, and as required by Section 14A(a)(1) of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Board is providing our stockholders with an opportunity to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.
Summary
We are asking our stockholders to provide advisory approval of the compensation of our Named Executive Officers as described in the Compensation Discussion and Analysis section of this Proxy Statement and the related executive compensation tables.
Under its charter, pursuant to the powers delegated by the Board, the Compensation Committee has the sole authority to determine and approve compensation for our Named Executive Officers, subject to Board review prior to approval in the case of equity compensation awards. Consistent with our compensation philosophy and objectives, our executive compensation program for our Named Executive Officers has been designed to balance compensation elements and levels that attract, motivate and retain talented executives with forms of compensation that are performance-based and/or aligned with stockholder interests and the promotion of stock performance. The program rewards superior performance and provides consequences for underperformance. We urge our stockholders to review the Compensation Discussion and Analysis section of this Proxy Statement and the related executive compensation tables for more information.
We emphasize pay-for-performance. Annual performance-based incentives play an important role in providing incentives to our executives to achieve and exceed short-term performance goals. In fiscal 2015, the Compensation Committee established Company financial performance criteria and individual participant goals for bonus awards under the Incentive Plan. For fiscal 2015, Company financial performance was gauged by the level of achievement of modified net income and modified operating cash flow. The Compensation Committee established a target level of performance for each of these goals as well as a threshold level for modified net income. In the event that the Company’s modified net income did not reach or exceed the threshold level, then no bonus was to be awarded to executive officers under the Incentive Plan. In fiscal 2015, net income was $652,000 compared to net income of $12.1 million in fiscal 2014, and the Company did not achieve the modified net income threshold level for fiscal 2015, so no bonus was awarded to any executive officer or other employee under the Company’s annual incentive compensation plans, including the Incentive Plan, with respect to fiscal 2015 performance. Although no bonus was awarded to any executive officer or other employee under the Company’s annual incentive compensation plans, including the Incentive Plan, in fiscal 2015, the Board of Directors elected to make a Special Payment to all employees eligible to receive a bonus under such plans, including executive officers, equal to 25% of each such employee’s fiscal 2015 target bonus calculated based on average monthly base salary, prorated for those employees who joined the Company in fiscal 2015 based on start date. The Special Payment totaled $1,178,873, including $265,697 paid to Named Executive Officers. The Special Payment was awarded in recognition of the contribution and work of Company employees generally toward the execution of the Corporate Relocation Plan.
In fiscal 2015, the Compensation Committee approved grants of PNQs under the Amended Equity Plan to certain of the Company's employees, including Messrs. Keown, Nelson, Mortensen and Mattei, which stock options are subject to performance-based and time-based vesting. These PNQs vest over a three-year period with one-third of the total number of shares subject to each such PNQ vesting on each anniversary of the grant date based on the Company’s achievement of a modified net income target for each fiscal year of the performance period as approved by the Compensation Committee, as well as an ability for each such tranche of each grant to vest in a subsequent period based upon achievement of cumulative modified net income equal to the sum of the individual targets for the periods being accumulated, in each case subject to the participant’s employment by the Company or service on the Board of Directors of the Company on the applicable vesting date and the acceleration provisions contained in the Amended Equity Plan and the applicable award agreement. The Company has met the first-year performance target set forth in the PNQ agreements for the fiscal 2015 awards.
We believe our compensation programs are strongly aligned with the long-term interests of our stockholders. Compensation includes equity-based and cash-based awards under the Amended Equity Plan intended to align total compensation with stockholder interests by encouraging long-term performance. Equity represents a key component of the compensation of our Named Executive Officers as a percentage of total compensation. Effective December 5, 2014, the Board approved an Addendum to the Amended Equity Plan to further define cash-based awards and other incentives payable in cash by setting forth provisions adding phantom stock units as a method of providing a cash-based, but equity-related incentive to key employees of the Company and its Board members.
For Mr. Keown, our current President and Chief Executive Officer, on an annualized basis for fiscal 2015, approximately 33% of target total direct compensation was in the form of equity; approximately 33% was base salary; and approximately 33% was short-term incentive cash compensation under the Incentive Plan.
For our Named Executive Officers (other than Mr. Keown and excluding Mr. Harding), on average, in fiscal 2015 approximately 19% of target total direct compensation was in the form of equity; approximately 55% was base salary; and approximately 26% was short-term incentive cash compensation under the Incentive Plan.
Stock options for 349,565 shares have been exercised since inception of the Amended Equity Plan (including under its predecessor, the Omnibus Plan), and 509,397 shares issuable under outstanding stock options are “in the money” as of October 16, 2015.
We are committed to good governance and providing pay opportunities that reflect best practices. Executive officer compensation is determined by the Compensation Committee which is composed solely of independent directors. The Compensation Committee has authority to retain independent compensation consultants to provide it with advice on matters related to executive compensation. In fiscal 2015, the Compensation Committee utilized the services of Strategic Apex Group to provide advice on the Company’s executive compensation, to follow up on the work that it had performed for the Compensation Committee during the prior fiscal year as described in the Compensation Discussion and Analysis section above under the heading “Oversight of the Executive Compensation Program—Compensation Committee Consultants.”
The Company intends to provide pay opportunities that reflect best practices and that also acknowledge the Company's current circumstances and historical results. Accordingly, the Company:

•	Does not provide supplemental retirement benefits to Named Executive Officers in excess of those generally provided to other employees of the Company;

•	Maintains incentive compensation plans that do not encourage undue risk-taking and align executive rewards with annual and long-term performance;

•	Has not engaged in the practice of re-pricing/exchanging stock options;

•	Does not provide for any “single trigger” severance payments in connection with a Change in Control to any Named Executive Officer;

•
Maintains an equity compensation program that generally has a long-term focus, including equity awards that generally vest over a period of three years, and, in the case of PNQs, are also subject to performance-based vesting, or, in the case of restricted stock awards, cliff vest at the end of three years;

•	Maintains compensation programs that have a strong pay-for-performance orientation;

•	Limits perquisites except in connection with the facilitation of the Company’s business or where necessary in recruiting and retaining key executives;

•	Maintains stock ownership guidelines for executive officers that require significant investment by these individuals in the Company’s Common Stock; and

•
Has a clawback policy that requires the Board of Directors to review all bonuses and other incentive and equity compensation awarded to the Company’s executive officers if it is subsequently determined that the amounts of such compensation were determined based on financial results that are later restated and the executive officer’s fraud or misconduct caused or partially caused such restatement.

In light of the results of the most recent stockholder advisory vote to approve the compensation of our named executive officers for fiscal 2014, we have further aligned executive compensation with performance. During fiscal 2015, the Compensation Committee performed fine tuning of the Company’s executive compensation programs, given the work completed by the Compensation Committee in the prior two fiscal years to increasingly tie pay to performance. In fiscal 2015, the Compensation Committee awarded only PNQs to existing employees, with the use of NQOs and restricted stock limited to initial awards granted to incoming employees, and implemented certain other limitations on the nature of equity awards. The Compensation Committee intends to maintain the ability to incorporate equity-based elements in the Company’s executive compensation program; however, the Compensation Committee may incorporate cash-settled stock units in the future. Cash-settled stock units were added as a potential form of long-term incentive compensation award specifically to address, among other things, concerns expressed by stockholders regarding the dilution associated with the issuance of awards settled in equity, at the same time, still aligning the interests of recipients of these awards with the interests of stockholders and the long-term performance of the Company. In addition, for fiscal 2016, the Compensation Committee has determined that annual incentive cash bonuses under the Incentive Plan will be determined in much the same manner as fiscal 2015, with modified net income and modified operating cash flow targets representing challenging goals that are designed to incentivize the executive officers, and that, if achieved, will reflect improvement in Company profitability in the hope of delivering additional value to our stockholders. Commencing in fiscal 2016, the threshold achievement required will be reduced; however, for total achievement of Company financial performance criteria below target (but above the required threshold) the resulting score will be reduced by a factor significantly in excess of the proportional reduction below 100%, placing an even stronger incentive to achieve at or above target levels. In accordance with the Amendment to the Incentive Plan approved by the Company’s stockholders on December 4, 2014 and effective as of July 1, 2014, awards under the Incentive Plan may qualify as “performance-based compensation” assuming the requirements under Section 162(m) are otherwise met.
Vote Required
The approval of the advisory vote to approve our executive compensation requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes “against” the proposal. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes, therefore, will have no effect on the proposal as brokers are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner. The say-on-pay vote is advisory, and therefore, not binding on the Board or the Compensation Committee. While the vote is non-binding, the Board and the Compensation Committee value the opinions that stockholders express in their votes and in any additional dialogue and will consider the outcome of the vote and those opinions when making future compensation decisions.
We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote on executive compensation at our 2016 Annual Meeting of Stockholders.

Recommendation
The Board believes that the information provided above and within the Compensation Discussion and Analysis section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately, has taken into account the opinions expressed by our stockholders, and is working to ensure that our executives’ interests are aligned with our stockholders’ interests to support long-term value creation.
The following resolution will be submitted for a stockholder vote at the Annual Meeting:
“Resolved, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Securities and Exchange Commission rules in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure, in this Proxy Statement.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF
THE ADVISORY (NON-BINDING) RESOLUTION INDICATING THE APPROVAL OF
THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

DIRECTOR COMPENSATION
The compensation program for our non-employee directors is intended to fairly compensate them for the time and effort required of a director given the size and complexity of the Company’s operations. Portions of the compensation program utilize our stock in order to further align the interests of the directors with all other stockholders of the Company and to motivate the directors to focus on the long-term financial interest of the Company.
Non-employee members of the Board receive a combination of cash and stock-based compensation. Directors who are Company employees are not paid any additional fees for serving on the Board or for attending Board meetings.
Cash Compensation
Fiscal 2015
In fiscal 2015, each non-employee director received an annual retainer of $37,000, payable quarterly in advance, and meeting fees of $2,000 for each Board meeting and $2,500 for each Compensation Committee, Audit Committee or Nominating and Corporate Governance Committee meeting attended; provided if more than one meeting (Board or committee) was held and attended on the same date, maximum meeting fees were $4,500. Meeting fees for the Nominating Committee prior to December 5, 2014, were $2,000 per meeting. On February 24, 2015, the Board of Directors amended the fiscal 2015 non-employee director compensation program to allow for the payment of additional per diem fees associated with Board or committee service beyond the service which is intended to be covered by the annual retainer and per meeting fees, to the extent such service is pre-approved by the Board and the fee therefor is approved by the Chairman of the Board or committee chair, as applicable.
In fiscal 2015, the Board established two Search Committees as ad hoc committees to search for potential candidates for the Senior Vice President of Operations and Chief Financial Officer positions.  The committee members for the Senior Vice President of Operations Search Committee were Jeanne Farmer Grossman, Michael H. Keown and Christopher P. Mottern. The committee members for the Chief Financial Officer Search Committee were Hamideh Assadi, Randy E. Clark, Michael H. Keown and Christopher P. Mottern. The Senior Vice President of Operations Search Committee members received meeting fees of $1,500 per meeting, subject to the limitation on maximum meeting fees described above. The Chief Financial Officer Search Committee members received a combination of meeting fees of $1,500 per meeting and per diem fees in accordance with the non-employee director compensation program.
The Chairman of the Board received an annual retainer of $20,000. In addition, the committee chairs received additional annual retainers, as follows: (i) Audit Committee, $15,000; and (ii) Compensation Committee and Nominating and Corporate Governance Committee, $7,500. Board members also received payment or reimbursement of reasonable travel expenses from outside the greater Los Angeles area, in accordance with Company policy, incurred in connection with attendance at Board and committee meetings, as well as payment or reimbursement of amounts incurred in connection with director continuing education.
Fiscal 2016
Fiscal 2016 non-employee director cash compensation is currently under review but for the present time remains unchanged from fiscal 2015. The Company anticipates revising its travel expense reimbursement policy to account for the relocation of the Company's headquarters to Northlake, Texas and the location of Board and committee meetings.
Equity Compensation
In fiscal 2015, each non-employee director received a grant of restricted stock under the Amended Equity Plan having a value equal to $30,000, such grant to vest over three years in equal annual installments, subject to the non-employee director’s continued service to the Company through each vesting date. The annual grant of restricted stock is generally made on the date on which the Company holds its annual meeting of stockholders or such other date as the Board may determine subject to any blackout period under the Company’s insider trading policy. The number of shares of Common Stock to be received in the grant of restricted stock is based on the closing price per share of our Common Stock on the date such grant is made. In fiscal 2015, the annual grant of restricted stock was made on February 9, 2015. Each non-employee director received a grant of 1,280 shares of restricted stock based on the closing price per share of our Common Stock on February 9, 2015 ($23.44). Fiscal 2016 non-employee director equity compensation is currently under review but for the present time remains unchanged from fiscal 2015.
Stock Ownership Guidelines
Under the Stock Ownership Guidelines adopted by the Board, through fiscal 2014 non-employee directors have been expected to own and hold during their service as a Board member a number of shares of Common Stock with a value equal to at least three (3) times the amount of the non-employee director annual stock-based award, as the same may be adjusted from time to time, under the Amended Equity Plan. Effective as of October 13, 2014, this has been increased to an amount of Common Stock with a value of at least $150,000. Stock that counts toward satisfaction of these guidelines includes: (i) shares of Common Stock owned outright by the non-employee director and his or her immediate family members who share the same household, whether held individually or jointly; (ii) restricted stock or restricted stock units (whether or not the restrictions have lapsed); (iii) ESOP shares; and (iv) shares of Common Stock held in trust for the benefit of the non-employee director or his or her family.
Until the applicable guideline is achieved, each non-employee director is required to retain all “profit shares,” which are those shares remaining after payment of taxes on earned equity awards under the Amended Equity Plan, such as shares granted pursuant to the exercise of vested options and restricted stock that has vested. Non-employee directors are expected to continuously own sufficient shares to meet these guidelines once attained.
 Director Compensation Table
The following table shows fiscal 2015 non-employee director compensation:

Director(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Change in Pension Value ($)(3)	All Other Compensation ($)(4)	Total ($)
Hamideh Assadi(5)(6)(7)	95,250	30,003	—	2,372	127,625
Guenter W. Berger(6)	80,750	30,003	8,781	6,820	126,354
Randy E. Clark(5)(6)(7)	88,250	30,003	—	—	118,253
Jeanne Farmer Grossman(5)(6)	100,250	30,003	—	—	130,253
Charles F. Marcy(5)(6)(8)	71,875	30,003	—	—	101,878
Christopher P. Mottern(6)(7)	111,250	30,003	—	—	141,253
 __________

(1)	Mr. Keown, the Company’s President and Chief Executive Officer, is not included in this table since he received no additional compensation for his service as a director in fiscal 2015.

(2)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Each non-employee director received a grant on February 9, 2015 of 1,280 shares of restricted stock, which generally vest over three years in equal annual installments, with a grant date fair value under FASB ASC Topic 718 of $23.44 per share, based on the closing price of our Common Stock on that date of $23.44. The aggregate number of shares of restricted stock outstanding at June 30, 2015 for each non-employee director is: Ms. Assadi, 3,100 shares; Mr. Berger, 3,100 shares; Mr. Clark, 3,100 shares; Ms. Grossman, 3,100 shares; Mr. Marcy, 2,253 shares; and Mr. Mottern, 2,253 shares.

(3)
Represents the aggregate change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans from the pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2014 to the pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2015. The aggregate change in the actuarial present value of Ms. Assadi's accumulated benefit under the Farmer Bros. Plan was ($1,126) due to a higher discount rate and payment of benefits to Ms. Assadi under the plan in fiscal 2015, offset by the change in mortality assumptions.

(4)
All Other Compensation for Ms. Assadi includes life insurance premiums paid by the Company under the Company's postretirement death benefit plan ($2,030) and the economic benefit of the associated life insurance policy ($342). All Other Compensation for Mr. Berger includes life insurance premiums paid by the Company under the Company's postretirement death benefit plan ($3,956) and the economic benefit of the associated life insurance policy ($2,864).

(5)
During fiscal 2015, Hamideh Assadi, Randy E. Clark, Jeanne Farmer Grossman and Charles F. Marcy (appointed December 5, 2014) served as members, and Ms. Grossman served as Chair, of the Compensation Committee. Mr. Clark was appointed Chair of the Compensation Committee effective September 24, 2015.

(6)
During fiscal 2015 through December 4, 2014, Hamideh Assadi, Guenter W. Berger, Randy E. Clark, Jeanne Farmer Grossman, Charles F. Marcy and Christopher P. Mottern served as members of the Nominating Committee. Effective December 4, 2014, upon the expansion of the scope of authority and responsibilities of the Nominating Committee to include corporate governance and the renaming of the committee to the “Nominating and Corporate Governance Committee,” Messrs. Marcy and Mottern and Ms. Grossman were appointed to the Nominating and Corporate Governance Committee, with Mr. Marcy being appointed as Chair.

(7)	During fiscal 2015, Hamideh Assadi, Randy E. Clark and Christopher P. Mottern served as members, and Mr. Mottern served as Chair, of the Audit Committee.
Director Indemnification
Under Farmer Bros.’ Certificate of Incorporation and By-Laws, the directors are entitled to indemnification from the Company to the fullest extent permitted by Delaware corporate law. The Board of Directors has approved a form of Indemnification Agreement (“Indemnification Agreement”) to be entered into between the Company and its directors and officers. The Company’s Board of Directors may from time to time authorize the Company to enter into additional indemnification agreements with future directors and officers of the Company.
The Indemnification Agreements provide, among other things, that the Company will, to the extent permitted by applicable law, indemnify and hold harmless each indemnitee if, by reason of his or her corporate status as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of the Company or of any other enterprise which such person is or was serving at the request of the Company, such indemnitee was, is or is threatened to be made, a party to or a participant (as a witness or otherwise) in any threatened, pending or completed proceeding, whether formal or informal, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, against all expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such proceeding. In addition, the Indemnification Agreements provide for the payment, advancement or reimbursement of expenses incurred by the indemnitee in connection with any such proceeding to the fullest extent permitted by applicable law. The Indemnification Agreements also provide that, in the event of a Potential Change in Control (as defined in the Indemnification Agreements), the Company will, upon request by the indemnitee, create a trust for the benefit of the indemnitee and fund such trust in an amount sufficient to satisfy expenses reasonably anticipated to be incurred in connection with investigating, preparing for, participating in or defending any proceedings, and any judgments, fines, penalties and amounts paid in settlement in connection with any proceedings. The Indemnification Agreements do not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including any rights arising under the Certificate of Incorporation or By-Laws of the Company, or the Delaware General Corporation Law. The Company is also obligated to maintain directors’ and officers’ liability insurance coverage, including tail coverage under certain circumstances.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Review and Approval of Related Person Transactions
Under the Company’s written Policies and Procedures for the Review, Approval or Ratification of Related Person Transactions, a related person transaction may be consummated or may continue only if the Audit Committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy applies to: (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director, nominee for director or executive officer of the Company; (ii) any person who is known to be the beneficial owner of more than five percent (5%) of any class of the Company’s voting securities; and (iii) any immediate family member, as defined in the policy, of, or sharing a household with, any of the foregoing persons. For purposes of the policy, a related person transaction includes, but is not limited to, any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, specifically including indebtedness and guarantees of indebtedness and transactions involving employment, consulting or similar arrangements, between the Company and any of the foregoing persons since the beginning of the Company’s last fiscal year, or any currently proposed transaction in which the Company was or is to be a participant or a party, in which the amount involved exceeds $120,000, and in which any of the foregoing persons had or will have a direct or indirect material interest.
The Company will maintain a related person master list to assist in identifying related person transactions, which will be distributed by the Company’s General Counsel to the Company’s executive officers; the function or department managers responsible for purchasing goods or services for the Company and its subsidiaries; the director of accounts payable and the director of accounts receivable for the Company and its subsidiaries; and any other persons whom the Audit Committee, the Chief Compliance Officer or the General Counsel may designate.
Upon referral by the Chief Compliance Officer, General Counsel or Secretary of the Company, any proposed related person transaction will be reviewed by the Audit Committee for approval or disapproval based on the following:

•
The materiality of the related person’s interest, including the relationship of the related person to the Company, the nature and importance of the interest to the related person, the amount involved in the transaction, whether the transaction has the potential to present a conflict of interest, whether there are business reasons for the Company to enter the transaction, and whether the transaction would impair the independence of any independent director;

•	Whether the terms of the transaction, in the aggregate, are comparable to those that would have been reached by unrelated parties in an arm’s length transaction;

•
The availability of alternative transactions, including whether there is another person or entity that could accomplish the same purposes as the transaction and, if alternative transactions are available, there must be a clear and articulable reason for the transaction with the related person;

•
Whether the transaction is proposed to be undertaken in the ordinary course of the Company’s business, on the same terms that the Company offers generally in transactions with persons who are not related persons; and

•	Such additional factors as the Audit Committee determines relevant.
Following review, the Audit Committee will approve or ratify in writing any related person transaction determined by the Audit Committee to be in, or not inconsistent with, the best interests of the Company and its stockholders.
The Audit Committee may impose conditions or guidelines on any related person transaction, including, but not limited to: (i) conditions relating to on-going reporting to the Audit Committee and other internal reporting; (ii) limitations on the amount involved in the transaction; (iii) limitations on the duration of the transaction or the Audit Committee’s approval of the transaction; and (iv) other conditions for the protection of the Company and to avoid conferring an improper benefit, or creating the appearance of a conflict of interest. Any member of the Audit Committee who has or whose immediate family member has an interest in the transaction under discussion will abstain from voting on the approval of the related person transaction, but may, if so requested by the Chair of the Audit Committee, participate in some or all of the Audit Committee’s discussions of the related person transaction.
The Audit Committee will direct the Company’s executive officers to disclose all related person transactions approved by the Audit Committee to the extent required under applicable accounting rules, Federal securities laws, SEC rules and regulations, and Nasdaq rules.
Related Person Transactions
Since the beginning of fiscal 2015, related person transactions reviewed and approved and/or ratified by the Audit Committee include the following:
The son of Carol Farmer Waite, the beneficial owner of more than five percent (5%) of the Company’s voting securities, is a non-executive employee of the Company currently in the position of Vice President of Construction Management. Mr. Waite’s fiscal 2015 compensation (including salary, bonus (Special Payment), stock based compensation in the form of PNQ awards, auto allowance, life insurance premium paid by the Company under the Company’s postretirement death benefit plan and the economic benefit of the associated life insurance policy, ESOP allocation, 401(k) matching contribution and change in pension value) was $396,546. Additionally, Mr. Waite’s fiscal 2016 compensation is expected to exceed $120,000.
Teri L. Witteman, the Company’s current Secretary, is an attorney with the law firm of AFRCT, which provides legal services to the Company. In fiscal 2015, we paid AFRCT approximately $329,000 in fees and costs for such services. We expect to continue to engage AFRCT to perform legal services in fiscal 2016.

AUDIT MATTERS
Audit Committee Report
The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the fiscal year ended June 30, 2015.
The Audit Committee has discussed with Deloitte the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte that firm’s independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s 2015 Form 10-K for filing with the SEC.
Audit Committee of the Board of Directors
Christopher P. Mottern, Chair
Hamideh Assadi
Randy E. Clark
Independent Registered Public Accounting Firm Fees
The following table sets forth the aggregate fees billed by Deloitte and EY for fiscal 2015 and 2014 for audit and non-audit services (as well as all “out-of-pocket” costs incurred in connection with these services) and are categorized as Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees. The nature of the services provided in each such category is described following the table. EY served as the Company’s independent registered public accounting firm and provided tax services in fiscal 2013 and for part of fiscal 2014, until December 23, 2013, when the Company engaged Deloitte as its independent registered public accounting firm. Prior to Deloitte’s engagement as the Company’s independent registered public accounting firm, certain affiliates of Deloitte provided tax services and consulting services to the Company in fiscal 2014, the aggregate fees for which are included in the table below. The Audit Committee approved all audit and permissible non-audit services provided by Deloitte and EY in accordance with the pre-approval policies and procedures described below.

Type of Fees	Fiscal 2015	Fiscal 2014
Audit Fees	$826,910	$944,187
Audit-Related Fees	—	—
Tax Fees	38,480	48,354
All Other Fees	2,000	6,400
Total Fees	$867,390	$998,941
Audit Fees
“Audit Fees” are fees paid for the audit of the Company’s annual consolidated financial statements included in its Form 10-K and review of financial statements included in the Form 10-Q’s, for the audit of the Company’s internal control over financial reporting, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. Audit fees for fiscal 2015 consisted of $816,910 of fees rendered by Deloitte associated with the audit of the Company’s fiscal 2015 annual financial statements, the audit of internal control over financial reporting in fiscal 2015, and the review of the Company’s quarterly reports on Form 10-Q. Audit fees for fiscal 2015 also included $10,000 of fees rendered by EY for providing their consent in the Company’s 2015 Form 10-K. Audit fees for fiscal 2014 consisted of $788,662 of fees rendered by Deloitte associated with the audit of the Company’s fiscal 2014 annual financial statements, the audit of internal control over financial reporting in fiscal 2014, and the review of the Company’s quarterly reports on Form 10-Q for the second and third quarters of fiscal 2014. Audit fees for fiscal 2014 also included $155,525 of fees rendered by EY for the review of the Company’s interim financial statements included in the Company’s quarterly report on Form 10-Q for the first quarter of fiscal 2014 and providing their consent in the Company’s 2014 Form 10-K.
Audit-Related Fees
“Audit-Related Fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” These services include consultations regarding implementation of accounting transactions or standards. In fiscal 2015 and 2014, the Company paid no fees to Deloitte or EY in this category.
Tax Fees
“Tax Fees” are fees for tax compliance, tax advice and tax planning, including state tax representation and miscellaneous consulting on federal and state taxation matters. Tax fees for fiscal 2015 consisted of $38,480 in fees paid to Deloitte for tax compliance and advisory services and certain tax services in connection with the Company’s 2014 federal and state income tax returns. Tax fees for fiscal 2014 consisted of $11,154 of fees rendered by Deloitte Tax LLP for a fuel tax study and $37,200 of fees for services rendered by EY for tax compliance and advisory services.
All Other Fees
“All Other Fees” are fees for any services not included in the first three categories. All other fees in fiscal 2015 consisted of subscription fees paid to Deloitte for an online accounting research tool. All other fees in fiscal 2014 consisted of (i) subscription fees paid to Deloitte for an online accounting research tool and (ii) actuarial services rendered by Deloitte Consulting LLP. In fiscal 2015 and 2014, the Company paid no fees to EY in this category.
Pre-Approval of Audit and Non-Audit Services
Under the Farmer Bros. Co. Audit and Non-Audit Services Pre-Approval Policy, the Audit Committee must pre-approve all audit and non-audit services provided by the independent auditor. The policy, as described below, sets forth the procedures and conditions for such pre-approval of services to be performed by the independent auditor. The policy utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services. Unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee.
In the first quarter of each year, the Audit Committee is asked to pre-approve the engagement of the independent auditor and the projected fees for audit services for the current fiscal year. The Audit Committee is also asked to provide general pre-approval for certain audit-related services (assurance and related services that are reasonably related to the performance of the auditor’s review of the financial statements or that are traditionally performed by the independent auditor) and tax services (such as tax compliance, tax planning and tax advice) for the current fiscal year consistent with the SEC’s rules on auditor independence. If the Company wishes to engage the independent auditor for additional services that have not been generally pre-approved as described above, then such engagement will be presented to the Audit Committee for pre-approval at its next regularly scheduled meeting. Pre-approval of any engagement by the Audit Committee is required before the independent auditor may commence any engagement.
In fiscal 2015, there were no fees paid to Deloitte or EY under a de minimis exception to the rules that waive pre-approval for certain non-audit services.

OTHER MATTERS
Annual Report and Form 10-K
The 2015 Annual Report to Stockholders (which includes the Company’s 2015 Form 10-K) accompanies this Proxy Statement. The 2015 Annual Report is neither incorporated by reference in this Proxy Statement nor part of the proxy soliciting material. Stockholders may obtain, without charge, a copy of the Company’s 2015 Form 10-K, filed with the SEC, including the financial statements included therein, without the accompanying exhibits, by writing to: Farmer Bros. Co., 13601 North Freeway, Suite 200, Fort Worth, Texas 76177, Attention: Chief Financial Officer. The Company’s 2015 Form 10-K is also available online at the Company’s website, www.farmerbros.com. A list of exhibits is included in the Company’s 2015 Form 10-K and exhibits are available from the Company upon the payment of the Company’s reasonable expenses in furnishing them.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, “Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). As a practical matter, the Company assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf. To the Company’s knowledge, based solely on the Company’s review of the reports filed by Reporting Persons and written representations from certain Reporting Persons that no other reports were required for those persons, the Company believes that, with respect to the fiscal year ended June 30, 2015, the Reporting Persons complied with all applicable Section 16(a) filing requirements, except that, one Form 4 for Thomas W. Mortensen reporting the withholding of 337 shares of Common Stock to pay taxes on restricted stock that vested on December 8, 2014 was filed late due to an inadvertent administrative error. The Form 4 was filed on December 11, 2014 and subsequently amended on December 15, 2014.
Stockholder Proposals and Nominations
Proposals Pursuant to Rule 14a-8
Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s proxy statement and form of proxy for consideration at the Company’s 2016 Annual Meeting of Stockholders. To be eligible for inclusion in the Company’s 2016 proxy statement, stockholder proposals must be received by the Company at its principal executive offices no later than July 6, 2016 and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, the Company reserves the right to omit from the Company’s proxy statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8.
Proposals and Nominations Pursuant to the Company’s By-Laws
The Company’s By-Laws contain an advance notice provision with respect to matters to be brought at an annual meeting of stockholders, including nominations, and not included in the Company’s proxy statement. A stockholder who desires to nominate a director or bring any other business before the stockholders at the 2016 Annual Meeting must notify the Company in writing, must cause such notice to be delivered to or received by the Secretary of the Company no earlier than August 5, 2016, and no later than September 4, 2016, and must comply with the other provisions of the Company’s By-Laws summarized below; provided, however, that in the event that the 2016 Annual Meeting is called for a date that is not within thirty (30) days of the anniversary date of the 2015 Annual Meeting of Stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the 2016 Annual Meeting was mailed or such public disclosure of the date of the 2016 Annual Meeting was made, whichever first occurs.

The By-Laws provide that nominations may be made by the Board, by a committee appointed by the Board or any stockholder entitled to vote in the election of directors generally. Stockholders must provide actual written notice of their intent to make nomination(s) to the Secretary of the Company within the timeframes described above. Each such notice must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act; and (b) as to the stockholder giving notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
The notice given by a stockholder regarding other business to be brought before an annual meeting of stockholders must be provided within the time frames described above and set forth (a) a brief description of the business desired to be brought before the annual meeting and the reason for conducting such business at the annual meeting, (b) the name and record address of such stockholder, (c) the class and number of shares of stock of the Company which are owned beneficially or of record by such stockholder, (d) a description of all arrangements or understandings between such stockholder and any other persons (including their names) in connection with the proposal and any material interest of such stockholder in such business, and (e) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
You may write to the Secretary of the Company at the Company’s principal executive offices, 13601 North Freeway, Suite 200, Fort Worth, Texas 76177, to deliver the notices discussed above and for a copy of the relevant provisions of the Company’s By-Laws regarding the requirements for making stockholder proposals and nominating director candidates.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of banks and brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials and annual report. A single proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, or direct your written request to Farmer Bros. Co., 13601 North Freeway, Suite 200, Fort Worth, Texas 76177, Attention: Chief Financial Officer, or contact the Company’s Chief Financial Officer by telephone at (888) 998-2468, and the Company will deliver a separate copy of the annual report or proxy statement upon request. Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their bank or broker.

Forward-Looking Statements
Certain statements contained in this Proxy Statement are not based on historical fact and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management’s current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact; actual results may differ materially due in part to the risk factors set forth in Part I, Item 1A of the 2015 Form 10-K. These forward-looking statements can be identified by the use of words like “anticipates,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “assumes” and other words of similar meaning. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements. We intend these forward-looking statements to speak only at the time of this Proxy Statement and do not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the SEC. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the timing and success of implementation of the Company's Corporate Relocation Plan, the relative effectiveness of compensation-based employee incentives in causing improvements in  Company performance, the capacity to meet the demands of the Company’s large national account customers, the extent of execution of plans for the growth of Company business and achievement of financial metrics related to those plans, the success of the Company to retain and/or attract qualified employees, the effect of the capital markets as well as other external factors on stockholder value, fluctuations in availability and cost of green coffee, competition, organizational changes, changes in the strength of the economy, business conditions in the coffee industry and food industry in general, our continued success in attracting new customers, variances from budgeted sales mix and growth rates, weather and special or unusual events, changes in the quality or dividend stream of third parties’ securities and other investment vehicles in which we have invested our assets, as well as other risks described in Part I, Item 1A of our 2015 Form 10-K, and other factors described from time to time in our filings with the SEC.

By Order of the Board of Directors
October 28, 2015	TERI L. WITTEMAN Secretary

FARMER BROS. CO.

ANNUAL MEETING OF STOCKHOLDERS
Thursday, December 3, 2015
10:00 a.m. Central Standard Time

Annual Meeting to be held at:
Hilton Garden Inn
2600 Westport Parkway
Fort Worth, TX 76177

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 3, 2015
The Company’s Proxy Statement and 2015 Annual Report on Form 10-K are available at:
http://proxy.farmerbros.com.

Farmer Bros. Co.
13601 North Freeway, Suite 200
Fort Worth, Texas 76177	Proxy
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON DECEMBER 3, 2015.
The undersigned stockholder of Farmer Bros. Co., a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated October 28, 2015, and hereby constitutes and appoints Michael H. Keown, Isaac N. Johnston, Jr., and Thomas J. Mattei, Jr. or any of them acting singly in the absence of the others, with a power of substitution in any of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of Common Stock of the Company held by the undersigned at the Annual Meeting of Stockholders to be held at the Hilton Garden Inn, 2600 Westport Parkway, Fort Worth, Texas 76177, on December 3, 2015 at 10:00 a.m., Central Standard Time, and at any continuation, postponement or adjournment thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:
See reverse for voting instructions.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945
Address Change? Mark Box to the right and Indicate changes below: ☐

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.
The Board of Directors recommends a vote “FOR” the director nominees listed below.

1.	To elect two Class III directors for a three-year term expiring at the 2018 Annual Meeting of Stockholders:	01	Randy E. Clark	☐	Vote FOR	☐	Vote WITHHELD
		02	Jeanne Farmer Grossman		all nominees		from all nominees
					(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
Ö  Please fold here – Do not separate  Ö
The Board of Directors recommends a vote “FOR” Proposals 2 and 3.

2.	Ratification of selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016.	☐	For	☐	Against	☐	Abstain
3.	Advisory vote on executive compensation.	☐	For	☐	Against	☐	Abstain
4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.
The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR each nominee named in Proposal 1, and FOR Proposals 2 and 3, and in accordance with the discretion of the persons appointed as proxies on such other matters as may properly come before the Annual Meeting, including any continuation, postponement or adjournment thereof, and any other matters incident to the conduct of the Annual Meeting. The Board of Directors knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in the accompanying Proxy Statement. In addition, no stockholder proposal was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting. If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by the Board of Directors, the proxies will be voted for the election of a substitute nominee or nominees proposed by the Board of Directors.
If you plan to attend the Annual Meeting in person, you can obtain directions to the Hilton Garden Inn, 2600 Westport Parkway, Fort Worth, TX 76177 at http://proxy.farmerbros.com.

Date	Signature(s) in Box

Please sign exactly as your name(s) appears on the proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer.